As filed with the Securities and Exchange Commission on November 20, 2001

                          Registration No. 333-62236
----------------------------------------------------------------------------

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2/A
                                AMENDMENT NO. 6
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            Telecom Communications Inc.
----------------------------------------------------------------------------
                (Name of small business issuer in its charter)

      Indiana                        4813                      35-2089848
----------------------    ----------------------------   -------------------
(State or jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or       Classification Code Number)   Identification No.)
 organization)


                    827 S. Broadway, Los Angeles, CA  90014
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         (Address and telephone number of principal executive offices)


          827 S. Broadway, Los Angeles, CA  90014     (213) 489-3486
----------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


     Mr. Tak Hiromoto, President, 827 S. Broadway, Los Angeles, CA  90014,
                                 (213) 489-3486
----------------------------------------------------------------------------
          (Name, address, and telephone number of agent for service)


     Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement and date of the prospectus.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE

============================================================================
Title of Each Class of    Amount        Proposed     Proposed    Amount of
Securities Being          Being         Maximum      Maximum    Registration
Registered                Registered    Offering     Aggregate   Fee
                                        Price Per    Offering
                                        Unit (1)     Price(1)
----------------------------------------------------------------------------
Shares of common stock    3,500,000     $ 1.00       $3,500,000  $  924.00

----------------------------------------------------------------------------
TOTAL                                                $3,500,000  $  924.00

============================================================================

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.






                 SUBJECT TO COMPLETION, DATED November 20, 2001

                         Telecom Communications Inc.

                       3,500,000 Shares of common stock

     We are registering 2,500,000 shares of our common stock at $1.00 per share, to be offered by the Company on a "best effort" basis. We are also registering 1,000,000 shares of our common stock, on behalf of the selling shareholders. We will not receive any portion of the proceeds from the resale of the shares registered on behalf of the selling shareholders.

     Other than shares sold for the benefit of Telecom Communications Inc., the estimated offering price is in the range of 50 cents to $2 dollars per share effected by the selling shareholders.

     Prior to this offering, no public market has existed for shares of our common stock. The shares will not be quoted on any public market.

     Investing in our common stock involves high risks. Investors may lose their entire investment. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

     Neither the Securities and Exchange Commission nor any state securities commission approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY .................................................  1
THE OFFERING .......................................................  2
RISK FACTORS .......................................................  3
USE OF PROCEEDS ....................................................  10
DIVIDEND POLICY ....................................................  11
CAPITALIZATION .....................................................  11
DETERMINATION OF OFFERING PRICE ....................................  11
DILUTION ...........................................................  12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL ..................  13
CONDITION AND RESULTS OF OPERATIONS ................................  13
MANAGEMENT .........................................................  23
EXECUTIVE COMPENSATION .............................................  24
INDEMNIFICATION OF DIRECTORS AND OFFICERS ..........................  24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...........  24
PRINCIPAL STOCKHOLDERS .............................................  25
DESCRIPTION OF SECURITIES ..........................................  26
SHARES ELIGIBLE FOR FUTURE SALE ....................................  27
RULE 144 ...........................................................  27
PLAN OF DISTRIBUTION ...............................................  27
SELLING SECURITY HOLDERS ...........................................  28
LEGAL PROCEEDINGS ..................................................  33
LEGAL MATTERS ......................................................  33
EXPERTS ............................................................  33
ADDITIONAL INFORMATION .............................................  33
INDEX TO FINANCIAL STATEMENTS ......................................  34

                              PROSPECTUS SUMMARY

     The offering by the company is on a best effort basis. There is no minimum amount of securities must be sold in this offering and accordingly no minimum amount of proceeds will be raised. Investors may therefore end up holding shares in a company that has not raised sufficient proceeds from the offering to continue operations and has an illiquid smaller market for its shares.

Our Business

     We are a provider of services enabling users to make high-quality, low-cost telephone calls over the Internet using traditional telephones. These services are commonly referred to as Internet telephony. Our Internet telephony services enable our customers to call individuals and businesses worldwide using traditional telephones at our sole telephone calling center located in downtown Los Angeles, California or using their traditional telephones. We began offering Internet telephony services in September 1999. Long distance calls made using our Internet telephony services are often substantially less expensive than long distance calls routed over traditional voice network. We have one computer server at our telephone calling center to route all telephone calls to a third party servers to enable telecommunications over the Internet.

     Our strategy for expansion includes the following:

     * expanding and enhancing our products and services.

     * franchise our telephone calling center concept in the west coast cities with high concentration of Latino population.

     * acquire other internet telephone service providers.

     As the date of this prospectus, revenues generated by our telecommunications business only represent a small portion of our revenue. The majority of our revenues are derived from the sale of Lotto Tickets, Bus Tokens, Bus Passes, Check Cashing and Money Grams products. Although telecommunications only represents a fraction of our total revenue, it is the focus where we are building the foundation of our business. We will continue to offer these other products as a supplement to our telecommunications services but we do not intend to increase our efforts in expanding or promoting them as we do for our telecommunications business.


Our Corporate History

     Telecom Communications Inc. was incorporated on January 6, 1997 in the State of Indiana under the corporate name MAS Acquisition XXI Corp. Prior to December 21, 2000, we were a blank check company seeking a business combination with unidentified business. On December 21, 2000, we acquired Telecom Communications of America which was a sole proprietorship doing business in Los Angeles, California since August 15, 1995 and changed our name to Telecom Communications Inc. In connection with this acquisition, Aaron Tsai, our former sole officer and director was replaced by Telecom Communications of America's owners and associates. We issued 9,000,000 shares of our common stock or 90% of our total outstanding common shares after giving effect to the acquisition. MAS Capital Inc. returned 7,272,400 shares of common stock for cancellation without any consideration.

     Our principal executive offices are located at 827 S. Broadway, Los Angeles, CA 90014. Our telephone number is (213) 489-3486.

                                  THE OFFERING

Common Stock Offered
     by the Company  . . . . . . .      2,500,000
     by Selling Shareholders . . .      1,000,000

Use of Proceeds  . . . . . . . . .      We intend to use the proceeds for
                                        general and administrative expenses,
                                        development of the business, working
                                        capital and other general corporate
                                        purposes. See "Use of Proceeds."

                                        We will not receive any proceeds
                                        from the sale of the shares of
                                        common stock by the selling
                                        shareholders.

Risk Factors . . . . . . . . . . .      For a discussion of certain factors
                                        you should consider before buying
                                        shares of our common stock, see
                                        "Risk Factors on Page 3"


                            SUMMARY FINANCIAL DATA

     The following table summarizes the historical consolidated financial and operating information for our business and should be read in conjunction with the financial statements and the notes to the financial statements.

                                     Year Ended September 30,                    Nine Month Ended June 30,
                                    ---------------------------                ------------------------------
                                        1999             2000                      2000             2001
                                    -------------  ------------                ------------      ------------
Statement of Operation:               (audited)     (audited)                  (unaudited)       (unaudited)
                                    -------------  ------------                ------------      ------------
   Income                           $     853,448   $   642,020                $    569,271      $    585,250
   Cost of Sales:
     Cost of Sales                        686,676       502,123                     478,955           467,407
     General and Admin. Expenses           42,078        49,835                      44,747            62,854
   Income Tax Provision                    42,740        27,398                      11,073            21,060
                                    -------------  ------------                ------------      ------------
   Net Income                       $      81,954   $    62,664                $     34,496      $     33,929
                                    =============  ============                ============      ============

                                      For the Year Ended September 30,         Nine Month Ended June 30,
                                  -------------------------------------------  ------------------------------
                                  September 30, 1999       September 30, 2000      2000              2001
                                  ------------------       ------------------  ------------      ------------
Balance Sheet Data:                   (audited)                (audited)       (unaudited)       (unaudited)
-----------------------------     ------------------       ------------------  ------------      ------------
Current assets                    $           17,781       $            6,443  $     10,855             7,228
Working Capital                              (24,959)                 (20,955)         (218)          (13,832)
Current liabilities                           42,740                   27,398        11,073            21,060
Total capital or stockholders' equity        (24,959)                 (20,955)         (218)          (13,832)

                                  RISK FACTORS

                           RISKS RELATED TO OUR BUSINESS


WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU MAY EVALUATE US.

     We commenced our operations on August 15, 1995. We offer services that enables our customers to make low-cost domestic or international telephone calls over the Internet using traditional telephones. Accordingly, we have only a limited operating history upon which you can evaluate our business and prospects. An investor in our common stock must consider the risks, expenses and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. It may be difficult or impossible to accurately forecast our operating results based on our historical results.

WE DEPEND ON A LIMITED NUMBER OF KEY EXECUTIVES, INCLUDING TAK HIROMOTO AND ELIZABETH HIROMOTO, WHO WOULD BE DIFFICULT TO REPLACE.

     Our success depends significantly on the continued services of our management personnel, Tak Hiromoto, our President and Chief Executive Officer and Elizabeth Hiromoto, our Secretary and Treasurer. Losing Tak Hiromoto or Elizabeth Hiromoto could have a serious impact on our business operations and result in reduced revenue and disruption of our business. If we had to replace any of these key executives, we would not be able to replace the significant amount of knowledge that these key executives have about our operations. We do not maintain "key man" insurance policies on any of our executives. We do not have employment contracts with any of our executives.

WE INTEND TO CONCENTRATE OUR EFFORTS IN THE TELECOMMUNICATIONS BUSINESS, WHICH WE LACK EXPERIENCE.

     Current, the majority of our revenues are derived from the sale of Lotto Tickets, Bus Tokens, Bus Passes, Check Cashing and Money Grams products. However, we intend to focus our efforts to grow our telecommunications services. None of our current officers and directors have significant amount of experience in the telecommunications business. If we fail to increase the amount of revenue from our telecommunications services, we may not be able to increase our current level of revenue and we may incur losses from operations.


INTENSE COMPETITION FOR CUSTOMERS MAY REDUCE OUR REVENUE OR CAUSE OUR BUSINESS TO FAIL.

     Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. As a result, certain of these competitors may be able to adopt more aggressive pricing policies, which could hinder our ability to market our Internet telephony services. One of our key competitive advantage is the ability to route calls through the Internet, which allows us to realize substantial savings compared to traditional telephone service. Any change in the regulation of an Internet service provider could force us to increase prices and offer rates that are comparable to traditional telephone call providers and that could have a serious impact on our revenue and profits or cause us to go out of business.

OUR DEPENDENCE ON INTER-TEL.NET TO PROVIDE INTERNET BASED TELEPHONE CALL SERVICES MAY CAUSE DISRUPTIONS TO OUR BUSINESS AND AFFECT OUR REVENUE.

     In April, 1999 we entered into an agreement with Inter-Tel.net, which may be terminated at any time by either party with a 60 days prior written notice. Inter-Tel.net has established a network which enables telecommunications over Internet Protocol ("IP") data networks. We connect our server to Inter-Tel.net's network to provide Internet based telephone call services. Currently, we route all our Internet based telephone calls through Inter-Tel.net. We do not know whether Inter-Tel.net will terminate the agreement or continue to provide services in the future. If Inter-Tel.net terminate the agreement, we will have to suspend our telephone calling business until other providers are found. If suspension of our telephone calling services occur, it will significantly reduce our revenue and may cause us to have a net loss.

OUR SUCCESS DEPENDS ON OUR ABILITY TO HANDLE A LARGE NUMBER OF SIMULTANEOUS CALLS, WHICH OUR SYSTEMS MAY NOT BE ABLE TO ACCOMMODATE.

     We expect the volume of simultaneous calls to increase significantly as we expand our operations. Our computer hardware and software and Inter-Tel.net's computer hardware and software may not be able to accommodate this additional volume. If we fail to maintain an appropriate level of operating performance, or if our service is disrupted, our reputation could be hurt and we could lose customers.

PRICING PRESSURES MAY LESSEN OUR COMPETITIVE PRICING ADVANTAGE.

     Our success is based on our ability to provide discounted domestic and international long distance services by taking advantage of cost savings achieved by carrying voice traffic over the Internet, as compared to carrying calls over long distance networks, such as those owned by AT&T, Sprint and MCI WorldCom. In recent years, the price of long distance calls has fallen. In response, we have lowered the price of our service offerings. For example, AT&T, Sprint and MCI WorldCom have adopted recent pricing plans in which the rates that they charge for U.S. domestic long distance calls are not always substantially higher than the rates that we charge for our U.S. domestic service. The price of long distance calls may decline to a point where we no longer have a price advantage over these traditional long distance services. Alternatively, other providers of long distance services may begin to offer unlimited or nearly unlimited use of some of their services for an attractive monthly rate. We would then have to rely on factors other than price to differentiate our product and service offerings, which we may not be able to do.


OUR INDEPENDENT AUDITOR HAS EXPRESSED AN OPINION OVER OUR POSSIBLE INABILITY TO REMAIN IN BUSINESS.

     Our auditor has expressed substantial doubt about our company's ability to continue as a going concern in the independent auditor's report for the year ended September 30, 2001 due to capital deficiency. In addition in footnote 17, our auditor stated that our ability to continue as a going concern must be considered in light of the problems, expenses, and complications frequently encountered by entrance into established markets and the competitive environment in which we operate. He is mainly concerned about the ownership draws that caused us to have a net capital deficiency and our ability to compete in the telecommunications market where there are a large number of well established businesses while we have only a very limited experience and capital. If our business fails in the future, you will loss part or all of your investment.

OUR CHIEF EXECUTIVE OFFICER, TAK HIROMOTO, IS IN THE POSITION TO CONTROL OVER CORPORATE TRANSACTIONS AND OTHER MATTERS.

     Upon completion of this offering, Tak Hiromoto will beneficially own approximately 64% of the outstanding common stock, assuming all the shares registered by the Company are sold. As a result Tak Hiromoto will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could affect the market price of the common stock.


WE MAY FAIL IN OUR ATTEMPT TO GROW THROUGH ACQUISITIONS.

     We plan to offer our products and services through subsidiaries we intend to acquire in the future. However, our plan of acquisitions may not materialize at all. If we are not successful in our plan of acquisition, we will not be able to expand and our revenue and profits will not increase.


WE MAY FAIL ON WITH OUR PLAN TO GROW THROUGH FRANCHISING OUR OPERATIONS.

     We intend to franchise our operations. We have no experience in franchising, therefore, we do not know whether our plan will succeed. Such a failure resulting in reduced or no expansion will cause our operations to be limited to our current level of revenue and income.


GOVERNMENTAL REGULATIONS REGARDING THE INTERNET MAY BE PASSED, WHICH COULD IMPEDE OUR BUSINESS.

     The legal and regulatory environment that pertains to the Internet is uncertain and is changing rapidly as use of the Internet increases. For example, in the United States, the Federal Communications Commission is considering whether to impose surcharges or additional regulations upon certain providers of Internet telephony. New regulations could increase our costs of doing business and prevent us from delivering our products and services over the Internet, which could adversely effect our customer base and our revenue. In addition to new regulations being adopted, existing laws may be applied to the Internet. New and existing laws may cover issues that include: sales and other taxes, access charges, pricing controls, consumer protection, etc.

                         RISKS RELATED TO THIS OFFERING


OUR OFFERING OF 2.5 MILLION SHARES OF OUR COMMON STOCK MAY NOT RAISE ANY CASH AND WE MAY NOT SALE ANY SHARES.

     We are offering 2.5 million shares of our common stock by Tak Hiromoto, our Chief Executive Officer on a self-underwritten best efforts basis without underwriters to perform due diligence review, as is done in an underwritten offering. Due diligence is a process of reviewing and investigating a company's management background, financial information, existing and planned business operations and potential contingent liabilities, etc. in order to ensure full and accurate disclosure in the offering documents. Lack of due diligence conducted by an underwriter may increase the risk of having certain inaccurate or insufficient disclosures of information in this Prospectus. If we fail in our capital raising efforts, we may sell little or no shares and may raise little or no proceeds. If we fail to raise any capital, we will not be able to proceed with our plans of expansion and you may loose part or all your investments in our company.

WE MAY NOT BE ABLE TO MEET OUR FUNDING REQUIREMENT OF OUR BUSINESS PLANS.

     We may need further funding to proceed with our proposed plan of business. We do not have a commitment with respect to any additional capital. We do not have loan commitments from, or lines of credit with banks or other financial institutions. Therefore, the expansion of our business will depend on our ability to raise additional funds through equity and/or debt financing.


EVEN IF OUR STOCK IS QUOTED ON THE NASD OVER-THE-COUNTER-BULLETIN BOARD, OUR STOCK MAY HAVE LOW TRADING VOLUME, HIGHLY VOLATILE AND NOT FOLLOWED BY ANALYSTS.

     We plan to have our stock apply for quotation by a market maker on the NASD over-the-counter bulletin board. Stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. Consequently, you may have difficulty reselling shares of our common stock that you purchase.


MANY CURRENT SHAREHOLDERS' SHARES ARE REGISTERED FOR RESALE IN THIS OFFERING. ANY RESALE OF SHARES BY THESE CURRENT SHAREHOLDERS MAY CAUSE THE STOCK PRICE TO DECLINE.

     The majority of our shareholders, including one of our largest shareholder, are registering to sell all of their shares in our company. After a trading market develop for our stock, any resale of shares by these current shareholders will have a negative impact on the trading price of our stock and price of our stock may decline significantly.

SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING COULD ADVERSELY AFFECT OUR STOCK PRICE.

     After this offering there will be outstanding 12,500,000 shares of our common stock, assuming all of the 2,500,000 shares registered by the Company are sold. Of these shares, the shares sold in this offering will be freely tradable except for any shares purchased by our "affiliates" as defined in Rule 144 under the Securities Act. The remaining 9,000,000 shares will be "restricted securities," subject to the volume limitations and other conditions of Rule 144 under the Securities Act.


WE CANNOT PREDICT IF FUTURE SALES OF OUR COMMON STOCK, OR THE AVAILABILITY OF OUR COMMON STOCK FOR SALE, WILL AFFECT THE MARKET PRICE FOR OUR COMMON STOCK OR OUR ABILITY TO RAISE CAPITAL BY OFFERING EQUITY SECURITIES.

     To the extent that brokerage firms act as market makers for our shares on the NASD over-the-counter bulletin board, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of our shares. These firms may discontinue their market making activities at any time. The prices at which our shares are traded in the market will be determined by these firms and by the purchasers and sellers of our shares, but such prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.

OUR STOCK PRICE MAY BE EXTREMELY VOLATILE AND YOU MAY NOT BE ABLE TO RESELL SHARES AT OR ABOVE THE OFFERING PRICE.

     There was no public market for our shares prior to this offering, and after the offering, a liquid public market for the shares may not develop. You may not be able to resell your shares at or above the initial public offering price due to a number of factors, including:

     * actual or anticipated fluctuations in our operating results;

     * changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

     * revenue fluctuations caused by changes in the fair value of the equity compensation we receive for our services or retain in reverse merger transactions;

     * changes in general economic or market conditions; and

     * the operating and stock price performance of other comparable companies.

     The stock market in general, and the securities of telecommunication industry-related companies in particular, has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

WE HAVE BROAD DISCRETION IN HOW WE USE THE PROCEEDS FROM THIS OFFERING, AND WE MAY NOT USE THESE PROCEEDS EFFECTIVELY.

     Our management has broad discretion in how we use the proceeds from this offering because a significant amount of the proceeds from this offering has not been allocated for a specific purpose. Our management could spend the proceeds from this offering in ways with which our stockholders may not agree or that do not yield a favorable return. Our primary purpose in conducting this offering is to create a public market for our common stock. As of the date of this prospectus, we plan to use the proceeds from this offering for general corporate purposes, including working capital, franchise our operations, and the funding of our anticipated operations. We may also use the proceeds in future acquisitions but do not have any acquisitions planned.


THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET FOR OUR STOCK.

     The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

      * net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

      * net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

      * average annual revenue of at least $6 million for each of the last three years.

     We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

      * deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;


      * provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

      * send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

     In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

     These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

     The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.


THE PURCHASERS OF SHARES IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

     The initial public offering price is expected to be substantially higher than the net tangible book value per share of the outstanding common stock immediately after the offering. Accordingly, purchasers of shares in the offering will experience immediate and substantial dilution of approximately $0.8057 in net tangible book value per share, or approximately 80.6% of the offering price of $1.00 per share. In contrast, existing stockholders paid an average price of negative $0.0021 per share.

     This prospectus contains certain "forward-looking statements" based on our current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in this section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Such factors include those set forth in this section and elsewhere in this prospectus.

     We can not assure you that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms favorable to and affordable by us. Our inability to obtain additional funding, as required, will not cause the cessation of our business but it would impair severely our plans of expansions. We believe that we need to raise a minimum of $1,000,000 in order to proceed with our current business plan for twelve month from the date of this prospectus.



                                USE OF PROCEEDS


     We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders. Based upon an assumed initial offering price of $1.00, we estimate that we will receive net proceeds from the sale of 2,500,000 shares of common stock by the company in the amount (after deduction estimated $50,000 offering expenses) of up to $2,450,000 assuming all the shares offered are sold. Such proceeds will be used for general corporate purposes, including working capital, franchise our operations, and the funding of our anticipated operations. We may also use the proceeds in future acquisitions but do not have any acquisitions planned. We plan to use a portion of shares registered in this offering to pay for services. If any shares registered in this offering are used as payment for services, it will proportionally reduce the total amount raised from this offering.

     With our existing cash and business operations, we do not need to raise any funds to stay in business for the next twelve months. If we fail to raise a minimum of $1,000,000, we may not be able to proceed with our expansion plan described above. If we raise little or no funds, we will continue our current telephone calling center operations.

     As of the date of this prospectus, we have not allocated any specific amount of the proceeds for the purposes described above. The amounts to be expended for the purposes listed above will depend upon a number of factors, including conditions in the telecommunications market and competitive developments in the market for Internet based telecommunications. Pending our use of the net proceeds of this offering, we intend to invest them in short-term, investment grade, interest bearing securities.

     We may not sell any shares in this offering and raise any capital. If we do not raise sufficient capitals to proceed with our expansion plan in full force, we plan to continue our current operations and use the proceeds raised in following priority:

        1.  General and administrative expenses
        2.  Promote our telecommunication services
        3.  Seek franchisees
        4.  Acquire small local Internet service providers
        5.  Locate and start branch locations in other metropolitan areas.

                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Telecom Communications of America as of June 30, 2001, adjusted to give effect to the sale of 2,500,000 shares of common stock by the company in this offering at an assumed initial price to the public of $1.00 per share and the estimated net proceeds of approximately $2,450,000. The following table is presented as if Telecom Communications of America was a corporation based on our preferred and common share structure. Telecom Communications of America was a sole proprietorship until we acquired it by issuing 9,000,000 shares of common stock. This table should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.

                                                       June 30, 2001
                                                  --------------------------
                                                     Actual     As Adjusted
                                                  ------------  ------------
Stockholders' equity:
    Preferred Stock, $0.001 par value,
    20,000,000 shares authorized, none
    issued and outstanding....................... $        -    $        _

    Common Stock, $.001 par value,
    80,000,000 shares authorized; 10,000,000
    shares issued and outstanding; 12,500,000
    shares (as adjusted) issued and outstanding .       10,000       10,000

    Additional paid-in capital ..................      (57,761)   2,392,239

Retained earnings ...............................       33,929       33,929
                                                   -----------  -----------
Total stockholders' equity.......................  $   (13,832)  $2,436,168
                                                   ===========   ==========

                      DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of our company. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                  DILUTION

     Purchasers of the shares will experience immediate and substantial dilution in the value of the common stock. Dilution represents the difference between the price per share paid by the purchasers in the offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (total assets less total liabilities), divided by the number of shares of common stock outstanding on September 30, 2001. As of September 30, 2001, our net tangible book value was $(20,955), or negative $0.0021 per share. Giving effect to the sale by the company of shares offered at the public offering price of $1.00, assuming all of the 2,500,000 shares are sold, the pro forma net tangible book value would have been $2,429,045 or $0.1943 per share. This represents an immediate increase in net tangible book value of $0.1964 per share to existing shareholders and an immediate dilution of $0.8057 to the purchasers of the shares in this offering. The following table illustrates the pro forma per share dilution, assuming the sale of all of the 2,500,000 shares offered by the company:


     Offering price per share . . . . . . . . . . . . .           $1.0000
     Net tangible book value before the offering  . . . $(0.0021)
     Increase per share attributed to new investors . . $ 0.1964
                                                        --------
     Pro forma net tangible book value per share after the
       Offering . . . . . . . . . . . . . . . . . . . .           $0.1943
                                                                  -------
     Dilution in net tangible book value to new investors . . .   $0.8057
                                                                  =======

    The following table summarizes as of September 30, 2001, the difference (based on an assumed initial public offering price of $1.00 per share and assuming all of the 2,500,000 shares offered by the company are sold) between the existing shareholders and the new shareholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid:

                         SHARES PURCHASED    TOTAL CONSIDERATION    AVERAGE
                       -------------------- ---------------------- PRICE PER
                        NUMBER     PERCENT    AMOUNT      PERCENT    SHARE
                       ---------   -------- -----------   --------  --------
Existing shareholders. 10,000,000(1) 80.00% $   (20,955)   (0.85%) $(0.0021)
New shareholders......  2,500,000    20.00%   2,500,000   101.01 % $ 1.0000
                       ----------   ------  -----------   ------
Total................. 12,500,000   100.00% $ 2,479,045   100.00%
                       ==========   ======  ===========   ======

(1) 10,000,000 shares outstanding including the issuance of 9,000,000 shares for the purchase of Telecom Communications of America, a sole proprietorship.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                        CONDITION AND RESULTS OF OPERATIONS


OVERVIEW

     Our main business is to provide low cost telephone calls over the Internet to individuals and businesses. Our services enable our customers to make low cost telephone calls over the Internet using the traditional telephone. In September 1999, we introduced a service that enables international and domestic calls to be made over the Internet using traditional telephones. Long distance calls made using our services are often substantially less expensive than long distance calls routed over traditional voice network. Following illustrate a typical cost for our customers. In summary, our cost of 9.5 cents per minute compared with 17 cents per minute using traditional phones taking in considerations for the monthly basic service charges for the traditional phone services.

Illustration:  (based on telephone services in our area)

Our cost per minute = 9.5
Traditional phone services cost per minute = 7 cents  (without basic fees)

Assumptions:  Residential long distance charge for the month is $10.78 for 154 minutes (domestic call). Customer is using plans such as MCI 7 Cents anytime residential plan.

Additional costs for Traditional long distance charges:

  MCI 7 Cents anytime residential plan                 $ 6.95
  12% Federal Excise Tax                                 1.32
  40% State & Local Taxes                                4.36
  .004% Federal, State & Local Surcharges                0.04
  25% Federal Universal Service Fee                      2.61
  .23% CA High cost Fund-B Surcharges                    0.25
  .005% CA Universal Life Tel Service Surcharges         0.05
  .003% CA Relay Service and Communication Device Fund   0.03
  .006% CA 911 Local                                     0.07
  -----------------------------------------------------------
                                      TOTAL            $15.68

     To calculate traditional phone cost, we took the traditional long distance charges for the month of $10.78 plus the monthly fees of $15.68 and divide the result by 154 minutes which gives 17 cents per minute.

       $10.78 + $15.68 = $26.46  divided by 154 minutes = 17 cents.

     In this illustration, our customers would save 7.5 cents per minute using our services. The basic fees may very for different areas and we do not have those information at this time. For International calls, you have a higher savings due to higher tariff on traditional phone calls.

     We intend to expand our business through acquisitions. Currently, we have one telephone calling center with one server located in Los Angeles, California.

     We have only a limited operating history upon which you can evaluate our business and prospects. We have achieved limited profitability, and expect to continue to achieve limited profitability in the year 2001 and subsequent fiscal periods. We will need to significantly increase our revenues in order to achieve greater profitability, which may not occur. Even if we do achieve greater profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.


RESULTS OF OPERATIONS

     Following table list our revenues derived from telecommunication and a breakdown of non-telecommunication related services. If we are successful in raising additional capital, we anticipate our telephone callings service revenue as a percentage of the total revenue will rise as we will be able to develop a more aggressive marketing strategies to market this service. If we are not successful in raising additional capital, we anticipate the relative revenue contribution from six sources as presented in the table below will not change significantly.

                      Year Ended            Year Ended
                      September 30, 1999    September 30,2000
                      ------------------    ------------------
  Phone Calls         $    125,452   14.7%  $    116,752   18.2%
  Lotto Tickets (Net)        1,989     .2          7,885    1.2
  Bus Tokens Sold          590,135   69.1        403,292   62.8
  Bus Passes Sold           96,686   11.3         95,789   14.9
  Checks Cashed (Net)       25,633    3.0          8,139    1.3
  Money Grams (Net)         13,553    1.6         10,163    1.6
                      ------------          ------------
  TOTAL INCOME        $    853,448  100.0   $    642,020  100.0
                      ------------          ------------

Year ended September 30, 1999 compared to year ended September 30, 2000

     Total revenue for the year ended September 30, 2000 was $642,020 compared to $853,448 for the same period in year 1999. The net income was $62,666 for the year ended September 2000 compared to $81,955 for the year ended September 30, 1999. The decrease in revenue was due to several one time event that occurred throughout the year. Following listed the events we encountered that affected our revenue:

1. There was a strike which closed down MTA public transportation for a period of one month. This shutdown affected our bus token sales for the month.

2. We had several bad checks totaled $5,000 and we temporarily stopped check cashing services to improve our check cashing procedures.

3. In September 1999 we converted our telephone service from PSTN (Public Switch Telephone Network) to ITSP (Internet Telephone Service Provider). This conversion caused several interruptions to our telephone services for a period of two months.

     The cost of sales for the year ended September 30, 1999 and 2000 were $686,676 and $502,123, respectively. Revenue decrease for year 2000 resulted in decrease in the cost of sales. The decrease in cost of sales were due to lower revenue for bus tokens sales and check cashing services.

     General and administrative expenses were $42,078 for the year ended September 30, 1999 and $49,835 for the year ended September 30, 2000. The increased in costs was due to the added expenses of converting our telephone services from PSTN to ITSP.

     Gross profit for the year ended September 30, 1999 and 2000 were $124,694 or 14.6% of the total revenue and $90,062 or 14.0% of the total revenue, respectively. Net income for the year ended September 30, 1999 and 2000 were $81,955 and $62,666 respectively. The decrease in net income is a result of reduction in revenue from bus token sales and check cashing services.

     Our telephone calling operations have remained stable between year 1999 and 2000. There has been a slight decline due to normal fluctuations. The revenue from our 1999 versus 2000 is $ 125,452 and $ 116,752. We expect for the next several years, our incomes from our current telephone calling center would remain at the similar level compared with our incomes generated in the year 1999 and 2000. This assumption is based on the current market conditions of long distance telephone calls to remain fairly stable. If there is a dramatic drop in long distance calling prices from major telecommunications companies, our revenue may drop considerably or incur a net loss. If we are successful in our acquisition and expansion plans, we may incur a net loss due to the expansion. However, we do not know exactly to what extent the expansion may cost us at this time.

     Presently, the percentage of customers using our calling center versus using services from their resident is approximately 45% versus 55%. We anticipate that eventually 99% of calls will be made from our customers' resident due to convenience factor. The other 1% will be customers who have no phones in their homes.

Nine month ended June 30, 2000 compared to nine month ended June 30, 2001


                       9 Months Ended        9 Months Ended
                       June 30, 2000         June 30, 2001
                       ------------------    ------------------
  Phone Calls          $     87,156   15.3%  $    127,313   21.8%
  Lotto Tickets (Net)         4,038     .7          4,632     .8
  Bus Tokens Sold           380,618   66.9        400,048   68.4
  Bus Passes Sold            87,264   15.3         38,829    6.6
  Checks Cashed (Net)         6,508    1.1          8,000    1.4
  Money Grams (Net)           3,687     .6          6,428    1.1
                       ------------          ------------
  TOTAL INCOME              569,271  100.0        585,250  100.0
                       ------------          ------------

     For the nine months ended June 30, 2000 compared to the nine months ended June 30, 2001, our revenue were $569,271 and $585,250 respectively. The increase in revenue is a result of increase in revenue from phone calls, Lotto tickets, bus tokens, check cashing and money gram services offset by reduction in Bus Passes sales. We believe the factors that were responsible for the increase in revenues for the nine months ended June 30, 2001 as compared to the nine months ended June 30, 2000 are increase in our name recognition by customers in our area and general economic fluctuation.


     General & administrative expenses were $62,854 for the nine month ended June 30, 2001 and $44,747 for the nine month ended June 30, 2000. The increase in costs was due to the acquisition of Telecom Communications of America on December 21, 2000 where the owner's draws is no longer applicable and compensation to the management is now classified under general & administrative expense.

     Gross profit for the nine months ended June 30, 2001 and 2000 were $117,843 or 20.1% of the total revenue and $90,316 or 15.9% of the total revenue, respectively. Net income for the nine months ended June 30, 2001 and 2000 were $40,938 and $34,496 respectively. The increase in net income is a result of increase in revenue from phone call services and Bus Token sells.


     The cost of sales for the nine months ended June 30, 2001 and 2000 were $467,407 and $478,955. The decrease in total cost of sales was primarily due to decrease in costs associated with the Bus Pass sales offset by increased phone call and bus token costs as reflected in the following table:



     The percentages on the following table are compared to total income of respective period:

                           9 Months Ended        9 Months Ended
                           June 30, 2000         June 30, 2001
                           ---------------       ------------------
Phone Call Costs             42,962    7.5%         61,178     10.5%
Bus Token Costs             352,007   61.8        368,934      63.0
Bus Pass Costs               83,986   14.8         37,295       6.4
                           ---------------       ------------------
TOTAL COST OF SALES         478,955   84.1        467,407      79.9
                           ---------------       ------------------

CAPITAL AND SOURCE OF LIQUIDITY.

     As of June 30, 2001, our cash balance was $3,228 and we had a negative working capital of $13,832.

     Total cash flows from operating activities for the twelve months ended September 30, 1999 aggregated $124,694 as compared to $90,062 for the twelve months ended September 30, 2000. During the year ended September 30, 2000 and the year ended September 30, 1999 the use consisted principally of Owner Draws.

     Total cash flows from operating activities for the nine months ended June 30, 2001 aggregated $54,988 as compared to $45,569 for the nine months ended June 30, 2000. During the nine months ended June 30, 2001 and the nine month ended March 31, 2000 the use consisted principally of distribution to shareholder and owner draws, respectively.

     Our sources of liquidity is dependent upon our cash flows from operating activities and success of our planned self-underwritten public offering. Factors that may reduce our revenue may include continued reduction in telephone call charges by major telephone companies and potential strike of MTA public transportation system, etc. In addition if we fail to raise a minimum of $1,000,000 in additional capital, we may not be able to expand our existing operations.


     We believe that we do not need to any additional capital to continue our current operations for the next 12 months. Our current business model should be able to sustain itself as it has in the past two years if the current revenue and cost structure remain at the similar level. If we do not raise any capital in the offering, we will continue with our current operations. We need to raise at least $50,000 to initiate our expansion plans. If we do not raise sufficient or any capitals in this offering, we may in the future seek other form of debt or equity financing. We have not yet made any other plan to obtain additional capital as of the date of this prospectus. We do not have a line of credit with any individual or institutions.

     The discussions in the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" should be read in conjunction with the financial statements and the notes to those statements which appear elsewhere in this prospectus. The discussions contain forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors".

                                   BUSINESS

     We are a provider of low cost telephone calls using the Internet to individuals and businesses. This service is commonly referred to as Internet telephony. Our Internet telephony services enable our customers to call individuals and businesses worldwide using their own traditional telephones or our traditional telephones at our telephone calling center. Long distance calls made using our services are often substantially less expensive than long distance calls routed over traditional voice network. We estimated ninety five percent of our customer base consists of immigrants from Mexico, Central America and South America who need low cost international telephone call services to communicate with family and friends in their home country.


                              INDUSTRY BACKGROUND

     The Internet is experiencing unprecedented growth as a global medium for communications and commerce. Internet telephony has emerged as a low cost alternative to traditional long distance calls. Internet telephone calls are less expensive than traditional domestic and international long distance calls primarily because these calls are carried over the Internet and therefore bypass a significant portion of local and international long distance tariffs. The fees and tariffs that are eliminated for our services can be itemized as follows:

      * Calling Plans Charge
      * Carrier Access Charge
      * Federal Excise Tax
      * State and local Tax
      * Federal, State and local surcharge
      * Federal Universal Service fee
      * California High Cost Fund-B surcharge
      * California Universal Lifeline Telephone Service surcharge
      * California Relay Service and Common Device fund
      * California 911 Local charge

     The technology by which Internet phone calls are made is also more cost-effective than the technology by which traditional long distance calls are made. The growth of Internet telephony has been limited to date due to poor sound quality attributable to technological issues such as delays in packet transmission and network capacity limitations. However, recent improvements in packet-switching technology, new software algorithms and improved hardware have substantially reduced delays in packet transmissions.

                            PRODUCTS AND SERVICES

     Presently, we have one telephone calling center located in Los Angeles, California. This center has 6 phone booths each with its own traditional telephone set, table and chair. Phone calls made from these booths are routed through our computer server and Internet connection to a third party servers which provide the interconnection to their established network which enables telecommunications over Internet Protocol (IP) data networks using their software, hardware and related components. The third party providing this service is Inter-Tel.net, Inc. with whom Telecom has a contractual agreement.

     We do not rely solely on customers visiting our telephone calling center. We also have 24 phone lines attached to our server which enables customers accessing our services using telephones away from our location by calling in to our telephone calling center to be re-routed to our Internet connections. In addition, the following products and services are also offered at our telephone calling center:

     * Money wiring service
     * Check cashing
     * Sales of Lotto tickets
     * Automatic Telling Machine (ATM)
     * Faxing services
     * Sales of telephone cards


                             BUSINESS STRATEGIES

     We hope to grow rapidly through franchising our existing operations and
through acquisitions.   We have not made any specific business plan for
franchising our existing operations and we have no prior experience in franchising. Currently, we do not have prospective franchisees or acquisition targets that are targeted for acquisitions.

Key elements of the company's business strategy are:

* Acquiring and consolidating geographically disparate and usually smaller independent Internet Telephone Service Providers.

* Developing and offering additional value-added products and services to customers. For example, offering long distance international calls over the Internet using cellular phones.

* Selling franchises of our telephone calling center concept throughout the West Coast and in other areas of high concentration of immigrants.

* Building customer loyalty and gaining market share through brand recognition.

* Expansion of our sales and marketing operation.


                             MARKETING STRATEGY

     We currently market our products in several areas. Our marketing efforts include newspaper advertisements and advertisements in publications that potential customers from Latin American countries are likely to see. Other advertising such as flyers targeting a particular market segment are developed to compliment and expand the impact of our marketing program.

     Our marketing strategy for the future will consist of using medias designed to reach mass audiences such as audio spot ads., video clips and banner advertising on the Internet as well as advertising targeted toward specific markets using radio, television and other publications.

                                COMPETITION

     We have nearly two years of experience building and fine tuning Internet based telephone call services using traditional telephones at a calling center environment. We believe we have the ability to deploy information technology at a faster rate and with fewer errors than new entrants into this field. We have basic billing capabilities to accommodate the more complex commercial transactions in which we intend to engage in the future. We already have in place network management tools and a secure web site capable of taking new account orders in real-time. With our billing package, we can bill customers for their telephone calls at any interval that they desire. We can send out bills on a weekly, bi-weekly or monthly basis. Many Commercial transactions need to be billed differently. We use an internal billing system that was designed for our telephony system. The transactions that we intend to bill for are charges that would normally appear on the telephone bill. We will be offering long distance telephone service to our commercial as well as our retail customers. We can bill for transactions by time of day, date, even charge a surcharge on holidays.

     We believe our competitive strength is the ability to build a bridge for a segment of the urban population to access Internet based telephone communication services. We also believe we can move faster than larger telephone companies in identifying and taking advantage of market opportunities as Internet based telephone communication services continues to evolve at a rapid pace.

Long Distance Market

     The long distance telephony market and, in particular, the Internet telephony market, is highly competitive. There are several large and numerous small competitors, and we expect to face continuing competition based on price and service offerings from existing competitors and new market entrants in the future. The principal competitive factors in the market include price, quality of service, breadth of geographic presence, customer service, reliability, network capacity and the availability of enhanced communications services. Our competitors include AT&T, MCI WorldCom, Sprint, Net2Phone and other telecommunications carriers.

     Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. As a result, certain of these competitors may be able to adopt more aggressive pricing policies, which could hinder our ability to market our Internet telephony services.

Web-Based Internet Telephony Services

     As consumers and telecommunications companies have grown to understand the benefits that may be obtained from transmitting voice over the Internet, a substantial number of companies have emerged to provide voice over the Internet. In addition, companies currently in related markets have begun to provide voice over the Internet services or adapt their products to enable voice over the Internet services. These related companies may potentially migrate into the Internet telephony market as direct competitors or could become competitors if we move towards their current markets through our stated intention to grow by acquisition.

     Internet Telephony Service Providers. During the past several years, a number of companies have introduced services that make Internet telephony services available to businesses and consumers. AT&T Jens (a Japanese affiliate of AT&T), deltathree.com (a subsidiary of RSL Communications), I-Link, iBasis (formerly known as VIP Calling), ICG Communications, IPVoice.com, ITXC and OzEmail (which was acquired by MCI WorldCom) provide a range of voice over the Internet services. These companies offer PC-to-phone or phone-to-phone services which could be adapted to provide a similar service to the services we offer. Some, such as AT&T Jens and OzEmail, offer these services within limited geographic areas.

INTELLECTUAL PROPERTY

     We do not currently own or hold any patents, trademarks, licenses, franchises concessions, royalty agreements or labor contracts.

GOVERNMENT REGULATION

     Regulation of Internet Access Service

     We provide Internet access, in part, by using telecommunications services provided by carriers. Terms, conditions and prices for telecommunications service are subject to economic regulation by State and Federal agencies. We, as an Internet Access Provider, are not currently subject to direct economic regulation by the Federal Communications Commission (FCC) or any State regulatory body other than the type and scope of regulation that is applicable to businesses generally.

     In April 1998 the FCC reaffirmed that Internet Access Providers should be classified as unregulated "Information Service Providers" rather than regulated "Telecommunication Providers" under the terms of the Federal Telecommunication Act of 1996. As a result, we are not subject to Federal regulations that apply to telephone companies and similar carriers simply because we provide our services using telecommunications service provided by a third party carrier. To date, no State has attempted to exercise economic regulations over Internet Access Providers.

     Governmental regulatory approaches and policies to Internet Access Providers and others that use the Internet to facilitate Data and Communication Transmissions are continuing to develop and in the future we could be exposed to regulation by the FCC or other Federal agencies or by State regulatory agencies or bodies. For example, the FCC has expressed an intention to consider whether to regulate providers of voice and fax service that employ the Internet or Internet Packet Switching as "Telecommunications Providers" even though Internet access itself would not be regulated. The FCC is also considering whether providers of Internet based telephone services should be required to contribute towards the Universal Service Fund, which subsidizes telephone service for rural and low income consumers, or should pay carrier access charges on the same basis as applicable to regulated telecommunications providers. To the extent that we engage in the provision of Internet or Internet Protocol base telephone or fax service, we may become subject to regulations promulgated by the FCC or State with respect to such activities. We cannot assure potential investors that such regulations would not adversely affect our ability to offer certain enhanced business services in the future.

     Regulation of Internet Content

     Due to the increase in popularity and use of the Internet by broad segments of the population it is possible that laws and regulations may be adopted with respect to web site content, privacy pricing, encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other intellectual property issues. We cannot predict the effect, if any, that any future regulatory changes or developments may have on the demand for our access or enhanced business service.

EMPLOYEES

     We believe that the success of our business will depend, in part, on our ability to attract, retain and motivate highly qualified sales, technical and management personnel, and upon the continued service of our senior management personnel. As of the date of this registration statement, we have two full- time and three-part time employees. Two full-time employees are responsible for management and marketing, one part-time employee is responsible for book keeping and sales, two other part-time employees are responsible for sales and other day to day operations. The three part-time employees are sons and daughter of Mr. Tak Hiromoto and Mrs. Elizabeth Hiromoto. We consider our employee relations to be good and we have never experienced any work stoppages. We can not assure you that we will be able to successfully attract, retain and motivate a sufficient number of qualified personnel to conduct our business in the future.

DESCRIPTION OF PROPERTY

     Our present telephone calling center consists of an approximately 900 square feet facility located on the first floor at 827 South Broadway, Los Angeles, California. This facility not only hosts the telephone booths but also all computer equipment, support staff and management employed by the company. The initial lease was signed in August 1995 for six months with a rent of $1,200.00 per month. This lease has been subsequently extended and is due to expire February 28, 2004 with the following rent payment schedule.

March 1, 2000 to February 28, 2001            $1,700.00 per month
March 1, 2001 to February 28, 2002            $1,800.00 per month
March 1, 2002 to February 28, 2003            $1,900.00 per month
March 1, 2003 to February 28, 2004            $2,000.00 per month

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The board of directors shall consist of not less than one member nor more than five members. Each Director elected shall hold office until his successor is elected and qualified at annual meeting of the shareholders. The following persons are the Directors and Executive Officers of our Company.

Name                    Age             Position(s)
---------------------   ---  ------------------------------------------
Tak Hiromoto . . . . .  61   President, CEO and Director

Elizabeth Hiromoto . .  50   Secretary, Treasurer and Director

Robert K. Yasui  . . .  39   Director

Mervyn M. Dymally  . .  74   Director

Masato Saiki            74   Marketing Director


     Mr. Tak Hiromoto has served as our President, Chief Executive Officer and Director since December 2000 and has been a manager of Telecom Communications of America from September 1995 to present. From March 1990 to December 1995, Mr. Hiromoto served as President of Apro Inc., a Real Estate Management Company. From 1982 to Present, Mr. Hiromoto served as Director of Alternative Energy Resource Inc.

     Mrs. Elizabeth Hiromoto has served as our Secretary, Treasurer and Director since December 2000 and has been a manager of Telecom Communications of America since from September 1995 to present. From March 1990 to December 1995, Mrs. Hiromoto served as Secretary, Treasurer and Director of Apro Inc., a Real Estate Management Company. Mrs. Hiromoto is a licensed Real Estate Broker. Mrs. Hiromoto is the wife of Mr. Tak Hiromoto.

     Mr. Robert K. Yasui has served as our Director since December 2000. Mr. Yahui leads a group of seven attorneys with international experience in handling a variety of business transaction and litigation matters from 1995 to present. Mr. Yahui specializes in corporate transactions including Real Estate - Secured Financing, commercial and large-scale residential acquisition and development, land use, leasing and brokerage matters, electronic entertainment licensing and publishing, film and media transactions as well as foreign investment in U.S. Real Estate and operating businesses. Mr. Yahui is serving as an outside counsel to a number of California corporations including corporations controlled by non-U.S. company and individuals.

     Mr. Mervyn M. Dymally has served as our Director since December 2000. Mr. Dymally retired as a U.S. Congressman in 1992. He was an Assemblyman, Senator, and Lieutenant Governor of the state of California. From 1992 to present, Mr. Dymally is the President of Dymally International Group, Inc., a consulting and financial advisory firm in the United States. Mr. Dynally has skills in the areas of dispute resolutions and has successfully negotiated many peace agreements. He serves as a honorary consul for the Republic of Benin in California and is International Lobbyist for a number of countries including many African states.

Mr. Masato Saiki has served as our Marketing Director since March 2001 on a part time basis. From March 1985 to January 1998, Mr. Saiki was the president and CEO of Rino Inc., an advertising Agency. From February 1998 to present, Mr. Saiki worked as an independent marketing consultant.

                            EXECUTIVE COMPENSATION

     We may award stock options and cash bonus to key employees, directors, officers and consultants under a stock option plan not yet adopted as bonus based on service and performance. The annual salaries of executive officers are listed as follows:

                                                                  Year 2000
Name                         Position                           Annual
Salary
-------------------------  ---------------------------------  --------------
Tak Hiromoto . . . . .     President, CEO and Director        $       75,000

Elizabeth Hiromoto . .     Secretary, Treasurer and Director          20,000

Robert K. Yasui  . . .     Director                                        -

Mervyn M. Dymally  . .     Director                                        -

Masato Saiki . . . . .     Marketing Director                              -
-------------------------  ---------------------------------  --------------

     We intend to pay each of our current officers the same in annual salary for the year 2001.

     We currently do not have written employment agreements with any of our officers and directors.

                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     We indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Indiana, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he/she is or was a director or officer of our Company, or served any other enterprise as director, officer or employee at our request. Our board of directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was our employee.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No public trading market currently exists for our common stock. We plan to apply to have our common stock traded on the NASD over-the-counter bulletin board. We can not assure you that our stock will be traded on the NASD over-the-counter bulletin board, a trading market will ever develop or, if such a market does develop, that it will continue.

     As of the date of this prospectus, the number of holders of the our common stock was approximately 153.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) by each of our executive officer and director and (iii) by all of our executive officers and directors as a group. Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned. The shares represented are shares owned as of June 30, 2001.

                             Number of Shares
Name and Address               Beneficially        Percent of
of Beneficial Owner               Owned               Class
--------------------------  -------------------- --------------
Tak Hiromoto (1)                8,000,000            80.00%
President, CEO and
Director

Mark H. Rhynes (2)              1,000,000            10.00%

Aaron Tsai (3)                    977,950             9.78%

All Officers and Directors      8,000,000            80.00%
--------------------------  -------------------- --------------

(1) The address for Tak Hiromoto is c/o Telecom Communications Inc., 827 S. Broadway, Los Angeles, CA 90014

(2) The shares are held by Herman, Alexis & Co., Inc. Herman, Alexis & Co., Inc. is controlled by Mark H. Rhynes. The address for Herman, Alexis & Co., Inc. and Mark H. Rhynes is 555 West 5th Street, Floor 31, Los Angeles, CA 90013. Herman, Alexis & Co., Inc. verbally agreed to lock-up its shares for a period of one year from the date of this prospectus.

(3) Includes a) 977,600 shares held by MAS Capital Inc. and b) 350 shares held by John Tsai. John Tsai is Aaron Tsai's brother. Aaron Tsai is the President and control person of MAS Capital Inc. The address for MAS Capital Inc. and Aaron Tsai is 17 N. Governor St., Evansville, IN 47711. MAS Capital Inc. verbally agreed to lock-up its shares for a period of six months from the date of this prospectus.

                            DESCRIPTION OF SECURITIES

Common Stock

     Our articles of incorporation currently authorizes us to issue eighty million (80,000,000) shares of common stock at $.001 par value. Each holder of our common stock is entitled to one vote for each share of common stock held. As of the date of this prospectus, there are 10,000,000 shares of our common stock outstanding.

Preferred Stock

     Our articles of incorporation currently authorizes us to issue Twenty Million (20,000,000) shares of preferred stock at $.001 par value. The preferred stock may be divided into Series or Classes, with special voting rights and preferences, to be established by our management upon the approval of a majority vote of our Directors. As of the date of this prospectus, there are no shares of our preferred stock outstanding.

     If our board of directors authorized the issuance of shares of preferred stock with conversion rights, the number of shares of our common stock outstanding could potentially be increased by up to the authorized amount. Issuance of our preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company and may adversely affect the rights of holders of our other classes of preferred stock or holders of our common stock. Also, our preferred stock could have preferences over our common stock and other series of our preferred stock with respect to dividends and liquidation rights.

     Upon liquidation of our Company, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full
of preferential amounts, if any.   Holders of our common stock are entitled
to share pro rata in dividends and distributions with respect to our common stock, as may be declared by our board of directors out of funds legally available therefore.

Transfer Agent

     Registrar and Transfer Company is our transfer agent for our common stock. Their address is 10 Commerce Drive, Cranford, NJ 07016-3572, and their phone number at this location is (800) 456-0596.

                         SHARES ELIGIBLE FOR FUTURE SALE
                                     RULE 144

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

* 1% of the number of shares of common stock then outstanding, which will equal approximately 125,000 shares assuming all the 2,500,000 shares offered by the Company are sold; or

* the average weekly trading volume of the common stock on the NASD over-the-counter bulletin board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. 9,000,000 shares of common stock will be eligible for resale under Rule 144 in December, 2001.

                                   RULE 144(K)

     Under Rule 144(k), a person who is not deemed to have been one of our Affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an Affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                             PLAN OF DISTRIBUTION

     The Company hereby offers up to 2,500,000 shares of its common stock on an "as -sold, best efforts" basis at a price of $1.00 per share. All funds raised during this offering will be available to the Company immediately upon receipt. Tak Hiromoto will be the only officer/director involved in the self-underwritten offering. The Company may enter into arrangements with registered broker-dealers to help sell these Shares in which case the Company will be required to pay commissions or other compensation to these agents. The Company currently has no understandings or arrangements with anybody to act as selling agent. The Company also plans to use a portion of the 2,500,000 common shares to pay for services. Depending on the number of shares used for payment of services, it will proportionally reduce the amount of proceeds raised. We plan to distribute the shares for up to nine months from the date of this prospectus.

     It is anticipated that the selling security holders will offer the shares in direct sales to private persons and in open market transactions. The selling security holders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the selling security holders. We believe that no selling security holders have any arrangements or agreements with any underwriters or broker/dealers to sell the shares, and they may contact various broker/dealers to identify prospective purchasers. Additionally, agents, brokers or dealers may acquire shares or interests in shares and may, from time to time, effect distributions of the shares or interests in such capacity.

     The selling stockholders and any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on any sale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.


                           SELLING SECURITY HOLDERS

     This prospectus concerns the transfer by the selling security holders of an aggregate of 1,000,000 shares of common stock. The selling security holders may transfer the common stock at those prices that they are able to obtain in the market or as otherwise negotiated. In addition, the selling stockholders may transfer the shares in exchange for consideration other than cash, or for no consideration, as determined by the selling stockholders in their sole discretion. This prospectus may be used by the selling stockholders to transfer shares of the common stock to affiliates of the selling stockholders. We will receive no proceeds from the sale of common stock by the selling security holders.

     The following table sets forth the name of the selling security holders, the number of shares of common stock owned by the selling security holders before this offering, the number of shares of common stock being registered, and the number and percentage of shares of common stock owned after this offering. None of the selling security holders has held any position or office, or had any marital relationship with our officers or directors in the past three years except as noted below.

-----------------------------------------------------------------------------------------------
                                  Beneficial Ownership                  Beneficial Ownership
   Beneficial Owner                    Prior to the                             After the
                                         Offering         Number of           Offering (1)
                                  ---------------------     Shares      -----------------------
                                    Number    Percent     Registered       Number   Percent
-----------------------------------------------------------------------------------------------
MAS Capital Inc. (2)                  977,600    9.78%       977,600          0            0
-----------------------------------------------------------------------------------------------
Stanislav Nikolaevich Gemes               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Sergei Konstantinovich Afon               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Pavel Alexandrovich Sidorkin              250    *               250          0            0
-----------------------------------------------------------------------------------------------
Stepan Alexandrovich Dybov                250    *               250          0            0
-----------------------------------------------------------------------------------------------
Ilona Yanochevna Nerba                    250    *               250          0            0
-----------------------------------------------------------------------------------------------
Larisa Nikolaevna Timoshina               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Natalya Petrovna Timoshilova              250    *               250          0            0
-----------------------------------------------------------------------------------------------
Anatoly Ivanovich Kim                     250    *               250          0            0
-----------------------------------------------------------------------------------------------
Nina Nikolaevna Kern                      250    *               250          0            0
-----------------------------------------------------------------------------------------------
Alexei Dmitrievich Basuk                  250    *               250          0            0
-----------------------------------------------------------------------------------------------
Vadim Alexandrovich Yuchno                250    *               250          0            0
-----------------------------------------------------------------------------------------------
Maxim Vladimirovitch Golodnitsky          250    *               250          0            0
-----------------------------------------------------------------------------------------------
Ludmila Viktorovna Sandaluk               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Vladimir Viktorovich Knyshov              250    *               250          0            0
-----------------------------------------------------------------------------------------------

                                                28


Michael Dmitrievich Nerba                 250    *               250          0            0
-----------------------------------------------------------------------------------------------
Irina Vladimirovna Kern                   250    *               250          0            0
-----------------------------------------------------------------------------------------------
Sergei Michaelovich Nerba                 750    *               750          0            0
-----------------------------------------------------------------------------------------------
Vitaly Alexandrovich Boyarkin             250    *               250          0            0
-----------------------------------------------------------------------------------------------
Victoria Vitalyevna Boyarkina             250    *               250          0            0
-----------------------------------------------------------------------------------------------
Natalya Alexandrovna Boyarkina            250    *               250          0            0
-----------------------------------------------------------------------------------------------
Evgeni Nikolaevich Kern                   250    *               250          0            0
-----------------------------------------------------------------------------------------------
Elena Viktorovna Dobrynina                250    *               250          0            0
-----------------------------------------------------------------------------------------------
Alexander Nilolaevich Dobrynin            250    *               250          0            0
-----------------------------------------------------------------------------------------------
Denis Michaelovich Nevzorov               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Tatyana Alexandrovna Nevzorova            250    *               250          0            0
---------------------------------------------------------------------------------------------
Michael Nikolaevich Nevzorov              250    *               250          0            0
-----------------------------------------------------------------------------------------------
Olga Nikolaevna Nerba                     250    *               250          0            0
-----------------------------------------------------------------------------------------------
Tatyana Tichonovna Rumina                 250    *               250          0            0
-----------------------------------------------------------------------------------------------
Nikolai Petrovich Rumin                   250    *               250          0            0
-----------------------------------------------------------------------------------------------
Vladimir Yrevich Dobrov                   250    *               250          0            0
-----------------------------------------------------------------------------------------------
Natalya Vladimirovna Prishkolnik          250    *               250          0            0
-----------------------------------------------------------------------------------------------
Charles S. Roberson                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
David E. Carra                            100    *               100          0            0
-----------------------------------------------------------------------------------------------
April K. Carlisle                         600    *               600          0            0
-----------------------------------------------------------------------------------------------
Rich Hemmer                               600    *               600          0            0
-----------------------------------------------------------------------------------------------
Stephen Lee                               600    *               600          0            0
-----------------------------------------------------------------------------------------------
Susan Elizabeth Cormell                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Julie Caroline Avery                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pamela Avery                              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Robert George William Avery               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Roger Thomas Sant                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Victor Charles Bowmer                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Robert Charles Bowmer                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Barbara Jean Ellson                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
John Peter Debney                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Emma Weight                               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jean Weight                               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Luis Guevara Diaz                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
David Guevara Diaz                        600    *               600          0            0
-----------------------------------------------------------------------------------------------
Mevert Aurelio Serrano Selazco            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pablo Hernandez Gallon                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
Juan Dario Hernandez Cano                 100    *               100          0            0
-----------------------------------------------------------------------------------------------

                                                29


Mario J. Lemoine Iragorri                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Frank Enrique Ladera Ladera               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Felipe Enrique Betancourt Garcia          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Fernandez Quintero Reinaldo Alberto       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mena Matute Mayerling Daliath             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Guevara Diaz Monica                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Carlos Jesus Guevara Diaz                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Eduardo Jose Banco                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Luis Loreto Gutierrez                100    *               100          0            0
-----------------------------------------------------------------------------------------------
Alexander Luis Barretto                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Leonardo Pedrin Vargas                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jeans Carlos Herrera                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
David Curbenos Garcia                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pedro Pablo Gutierrez Moreno              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Julio Cesar Rodriguez Revette             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Neil Alberto Alcala Bello                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Victor Jose Monillo                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Angel Jose Oneca                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Leonel Antonio Borreso Herrera            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Carlos Alberto Armas                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Hector  Jose  Alvarez Mejias              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Luis Vegas                           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Daisy Oviedo De Lara                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mitzy Capriles De Ledezma                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Rosalia Romero                            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jesus Amoyo Gomez                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Amadeo Leyba                              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mercedes Vargas                           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Daniela  Schadendorf De Esparis           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Leonardo Velazquez                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Susana Prada De Allulli                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Pimentel Latvaa                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Esdgan Mujica                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Feliz Oletta                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Dulce Delgado                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Maria Cristina Parra                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Nelson Jose Lara                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Nancy Montero                             100    *               100          0            0
-----------------------------------------------------------------------------------------------

                                                30


Luis Enrique Oberto                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mariztza Matiozzi                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jorge Carvajal Morales                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
Fernando Pereira                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Wilmer  Jose  De Abrev  Vazquez           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jacqueline  Carrasco  Gamez               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Iraida  De La Corteza  Carrasco De John   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Victor  Jovanny  Suarez  Valdes Pino      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Abranham Giraud L.                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pablo  Rafael  Barretto                   100    *               100          0            0
----------------------------------------------------------------------------------------------
Jhonny  Emiliano  Diaz  Pacheco           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jorge A. Briones  Torrealba               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Omar  Antonio  Morales  Mancano           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Williams Montes                           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pedro Pacheco                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Manuel Antonio Gonzalez Gonzalez          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Rafael Chenubini Ocando                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pedro Miguel Cardozo Azuaje               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Luis Ferreira                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Brieda Aular Perez                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Henry Rossenschein                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Ernesto Fernandez                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Dumas Roberto Gomez Gonzalez              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Guillermo Paredes                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Dominguez                            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Hugo Cesar Bastidas                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Richard Tovar                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Feliz Morales Marcano                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mario Olivares Marcano                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
George Dao Dao                            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Alejandro Andres H.                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Francis Carolina Maldonado Gonzalez       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Leonardo George Bastardo                  100    *               100          0            0
-----------------------------------------------------------------------------------------------
Elba Elena Diaz Acero                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Roberto Carlos Diaz                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Silio Antonio Manzanero Lariva            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Eduardo Jose Crespo                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Josueismael Gomez                         100    *               100          0            0
-----------------------------------------------------------------------------------------------

                                                31


Eduardo Palomar Lopez                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Miguel Enrique Ravelo Vouteris            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Ibain Gregorio Lopez Artiaga              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Gabriel Antonio Caraballo Soto            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Edgar Jose Maldonado Garcia               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Maria Particia Pichardo                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Rafael Angel Chavez                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Eric David Domingo Azaujo                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Maikel Lopez  Lopez                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Gustavo Heiten Aguylar                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
Carlos Alfredo Ferreira Moron             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Maria Josefa Cheda Saavedra               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Hermogenes Francisco Gil Suarez           100    *               100          0            0
-----------------------------------------------------------------------------------------------
William Rommel Montes Rojas               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Miguel Antonio Flores Vargas              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Ruben Silva Boico                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Ersel Susar                               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jeriah D. Civlei                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
John Tsai                                 350    *               350          0            0
-----------------------------------------------------------------------------------------------
Guillermo Guevara                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Elizabeth Hudson                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Graham Bowmer                             100    *               100          0            0
-----------------------------------------------------------------------------------------------

* Less than 1%.

(1) Assuming all shares registered are sold.

(2) MAS Capital Inc. is controlled by Aaron Tsai. Aaron Tsai is officer, director and control person of MAS Capital Inc. MAS Capital Inc. is a selling security holder. Aaron Tsai personally is not a selling security holder.

     Following selling stockholders have served as our Directors in the past:
Aaron Tsai, Charles S. Roberson, David E. Carra, April K. Carlisle, Rich Hemmer, Stephen Lee, Ersel Susar, Jeriah D. Civlei, John Tsai, Guillermo Guevara and Elizabeth Hudson.

                               LEGAL PROCEEDINGS

     We are not a party to any legal proceedings.

                                 LEGAL MATTERS

     Daniel H. Luciano, Attorney-At-Law, has acted as our counsel in connection with a legal opinion relating to the validity of the shares under this prospectus that have been issued to the selling shareholders and that are to be issued by the Company. No other matters have been passed upon by such counsel.

                                    EXPERTS

     The financial statements of Telecom Communications of America as of and for the years ended September 30, 2000 and September 30, 1999 appearing in this Prospectus and Registration Statement have been audited by Robert G. Ercek, independent certified public accountant, as stated in report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     We filed a registration statement with the SEC on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and the shares we are offering in this prospectus, refer to the registration statement and its exhibits. The statements we make in this prospectus regarding the content of any contract or other document are necessarily not complete, and you may examine the copy of the contract or other document that we filed as an exhibit to the registration statement. All our statements about those contracts or other documents are qualified in their entirety by referring you to the exhibits to the registration statement.

     As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Securities Exchange Act. Our filings may be inspected and copied without charge at the public reference facility of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, we are required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

                        INDEX TO FINANCIAL STATEMENTS


Content                                                                 Page
---------------------------------------------------------------------   ----
Independent Auditor's Report                                            F-2

Balance Sheet at September 30, 1999 & 2000                              F-3

Income Statement  for the Year Ended September 30, 1999 & 2000          F-4

Statements of Cash Flows for the Year Ended September 30, 1999 & 2000   F-5

Statement of Changes in Owner's Equity for the Year Ended
  September 30, 1999 & 2000                                             F-6

Notes to The Financial Statements for the Year Ended September 30,
  1999 & 2000                                                           F-7

Accountant's Review Report                                              F-13

Balance Sheet at June 30, 2000 & 2001                                   F-14

Income Statement  for the Year Ended June 30, 2000 & 2001               F-15

Statements of Cash Flows for the Year Ended June 30, 2000 & 2001        F-16

Notes to The Financial Statements for the Year Ended June 30,
  1999 & 2000                                                           F-17


                             ROBERT G. ERCEK, CPA
                           1756 West Ave. J-12 #107
                   Lancaster, CA   93534  (661)-726-9448


                        INDEPENDENT AUDITOR'S REPORT

                                                       November 14, 2001

Telecom Communications of America
827 South Broadway
Los Angeles, CA  90014-3201

I have audited the Balance Sheet of Telecom Communications of America as of September 30, 1999 and 2000 and the related Statements of income, cash flows, and changes in owner's equity for the respective twelve months then ended. These financial statements are the responsibility of the management of the company. My responsibility is to express an opinion on them based on my audit.

I conducted the audit in accordance with Generally Accepted Auditing Standards as set forth by the America Institute of Certified Public Accountants. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

Based on the results of my audit, I believe the financial statements referred to above presents fairly in all material respects, the financial position of Telecom Communications of America as of September 30, 1999 and 2000, the results of its operations, cash flows, and changes in owner's equity for the respective twelve months then ended in conformity with generally accepted accounting principles.

These financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 17, ownership draws have produced a capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern as well as other factors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Very truly yours,

/s/ Robert G. Ercek
Robert G. Ercek, CPA

                       TELECOM COMMUNICATIONS OF AMERICA
                                BALANCE SHEET
                           SEPTEMBER 30, 1999 & 2000

ASSETS                                            1999         2000
CURRENT ASSETS

  Cash in Bank (Note 4)                           $    13,781  $     2,443
  Inventory (Note 5)                                    4,000        4,000
                                                  -----------  -----------
  TOTAL CURRENT ASSETS                            $    17,781        6,443

PROPERTY & EQUIPMENT

  Equipment (Note 7)                                    7,450        7,450
  Less:  Accumulated Depr.                             (7,450)      (7,450)
                                                  -----------   -----------
  NET PROPERTY & EQUIPMENT                                  0            0

OTHER ASSETS                                                0            0
                                                  -----------  -----------
  TOTAL OTHER ASSETS                                        0            0

TOTAL ASSETS                                      $    17,781  $     6,443
                                                  ===========  ===========
LIABILITIES AND CAPITAL

CURRENT LIABILITIES
  Inc. Tx. Payable (Note 14)                      $    42,740  $    27,398
                                                  -----------  -----------
  TOTAL CURRENT LIABILITIES                            42,740       27,398

LONG TERM LIABILITIES                                       0            0

  TOTAL LONG TERM LIABILITIES                               0            0

  TOTAL LIABILITIES                                    42,740       27,398
                                                  -----------  -----------
CAPITAL

  Begining Capital                                     12,334       17,781
  Less: Withdrawls                                   (119,247)    (101,400)
  Net Income                                           81,954       62,664
                                                  -----------  -----------
  TOTAL CAPITAL                                       (24,959)     (20,955)

TOTAL LIAB. & CAPITAL                             $    17,781  $     6,443
                                                  ===========  ===========

                       SEE INDEPENDENT AUDITOR'S REPORT
        ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                       TELECOM COMMUNICATIONS OF AMERICA
                               INCOME STATEMENT
             FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1999 & 2000

                                        1999                  2000
INCOME (Note 2)
  Phone Calls                   $    125,452   14.7%  $    116,752   18.2%
  Lotto Tickets (Net)                  1,989     .2          7,885    1.2
  Bus Tokens Sold                    590,135   69.1        403,292   62.8
  Bus Passes Sold                     96,686   11.3         95,789   14.9
  Checks Cashed (Net)                 25,633    3.0          8,139    1.3
  Money Grams (Net)                   13,553    1.6         10,163    1.6
                                ------------          ------------
  TOTAL INCOME                       853,448  100.0        642,020  100.0
                                ------------          ------------
COST OF GOODS SOLD

  Phone Call Costs                    48,722    5.7         44,426    6.9
  Bus Token Costs                    544,628   63.8        365,230   56.9
  Bus Pass Costs                      93,326   10.9         92,467   14,4
                                ------------          ------------
  TOTAL COST OF SALES                686,676   80.4        502,123   78.2
                                ------------          ------------
  GROSS PROFIT                       166,772   19.6        139,897   21.8
                                ------------          ------------

EXPENSES
  Gen. & Admn. Expenses               42,078    4.9         49,835    7.8
                                ------------          ------------
  TOTAL G. & A. EXPENSES              42,078    4.9         49,835    7.8
                                ------------          ------------
OTHER INCOME (EXPENSES)                    0                     0

  PRE-TAX INCOME                     124,694   14.7         90,062   14.0
                                ------------          ------------
INCOME TAX PROVISION

  Fed. Inc. Tx Provision              31,143    3.6         19,020    3.0
  St. Inc. Tx Provision               11,597    1.4          8,376    1.3
                                ------------          ------------
  TOTAL INC. TX. PROV.                42,740    5.0         27,398    4.3
                                ------------          ------------
NET INCOME (LOSS)               $     81,954    9.7%  $     62,664    9.7%
                                ============          ============

EPS (10,000,000 SHRS)           $        .01          $        .01
                                ============          ============

                       SEE INDEPENDENT AUDITOR'S REPORT
        ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                       TELECOM COMMUNICATIONS OF AMERICA
                             STATEMENT OF CASH FLOWS
              FOR THE TWELVE MONTHS ENDED SEPTEMBER 30,1999 & 2000

                                             1999         2000
NET INCOME (LOSS)                            $  81,954    $  62,664
  Adjustments to reconcile Net Income
  to net cash used in operating Activities:

   Depreciation:                                     0            0
   Increase in Other Current Assets                  0            0
   Increase in Other Assets                          0            0
   Increase in Accounts Receivable                   0            0
   Increase in Accounts Payable                 42,740       27,398
                                             ---------    ---------
NET CASH FROM OPERATIONS                       124,694       90,062

Cash Flows from Investing Activities                 0            0

Owner Draws                                   (119,247)    (101,400)

  Cash Flows from Financing Activities:              0            0
                                             ---------    ---------
NET INCREASE (DECREASE) IN CASH                  5,447      (11,338)

BEGINNING CASH BALANCE   10/01/98 & 99           8,334       13,781
                                             ---------    ---------
CASH AT SEPTEMBER 30, 1999 & 2000            $  13,781    $   2,443
                                             =========    =========

                       SEE INDEPENDENT AUDITOR'S REPORT
        ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                       TELECOM COMMUNICATIONS OF AMERICA
                    STATEMENT OF CHANGES IN OWNER'S EQUITY
                           SEPTEMBER 30, 1999 & 2000

                                             1999         2000
Beginning Balance ........................   $    12,334  ($   24,959)

Income (Loss) For the Period  ............        81,954       62,664

Reverse Prior Yr. Tax Accrual ............             0       42,740

Less: Owner Draws  .......................  (    119,247) (   101,400)
                                             -----------  -----------
Balance at Year End ......................  ($    24,959) ($   20,955)
                                             ===========   ==========

                       NOTES TO THE FINANCIAL STATEMENTS
           FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1999 & 2000

NOTE 1.  ABOUT THE COMPANY

Telecom Communications of America was founded as a sole proprietorship in 1995 by Michelle Hiromoto with the assistants and management of her father Tak Hiromoto. The purpose of the company was to provide low cost access to long distance carriers for individuals needing to call Latin and South America. The company operates on the internet as opposed to using conventional long distance carriers to facilitate lower costs that are passed on to the customers. Many of the extra fees that are found in conventional long distance systems are avoided this way. In addition the Company also provides various services such as check cashing, money wiring, the sale of bus tokens and passes, and tickets from the California Lottery known as Lotto.

NOTE 2.  REVENUE RECOGNITION

SAB 101 identifies basic criteria that must be met for revenue recognition. There must the following items:

A.  Persuasive evidence of an arrangement exists;

B.  Delivery has occurred or service has been rendered;

C.  The seller's price to the buyer is fixed or determinable;

D.  Collectability is reasonably assured.

Except for check cashing, all transaction are done on a cash basis with fixed prices made clear to the buyer prior to the transaction. All products are paid for immediately upon receipt or completion of phone calls. All monies received are not refundable. EITF 99-19 requires that sales recognized on a gross basis be for an item or service where the merchant takes total risk for the product or service as opposed to an agent relationship wherein earnings are simply a commission received as a representative who bearing no risk. Phone calls, Bus Passes, and Tokens, are reported at gross while Lotto Tickets Money Grams and Check Cashing are reported at net. Checks cashed are limited to local individuals known by the owners as local employees with two types of I.D. required. On one occasion $5,000 worth of checks did bounce which were later determined to be counterfeit.

This incident was isolated and has not been repeated because of the controls being used. For this reason bad checks are minimal. All cashed checks are deposited the same evening and clear the next day so there are no material receivables. There is a fee of 1.7% of the amount cashed.

NOTE 3.  ACCOUNTING METHOD

The company uses the accrual method of accounting.

NOTE 4.  BANKING POLICY

Funds are kept in two banks so no more than $100,000 is in any one account.

NOTE 5.  INVENTORY VALUATION

The average Inventories on any given day are as follows:

          Bus Passes       $   500
          Bus Tokens         2,000
          Lotto Scratcher    1,500
                           -------
          Total            $ 4,000
                           =======

NOTE 6.  RECEIVABLES

There are no receivables as all business is done for cash.  See Note 2.

NOTE 7.  ASSETS

All capitalized assets are fully depreciated while new ones are currently being leased.

NOTE 8.  LIABILITIES

There are no loans outstanding and no material payables other than income taxes accrued. See note 14.

NOTE 9.  LOANS AND LEASES

Although no loans are outstanding, the Company does have a computer lease requiring a monthly payment of $911.00. This lease is good thrue July 1, 2003. Although there is a purchase option at the end of the lease for $3,600 this is not small enough to be considered a bargain purchase option which would require lease capitalization under Statement No. 13 which requires capitalization and depreciation of certain leases. No capitalization of the lease will be done. The Company is also leasing its occupancy thrue December 31, 2003. Both obligations are broken down as follows:

                             Computer Lease
           Bal. On 07/01/2001 thrue 09/30/2001      $   2,733
           Bal. On 10/01/2001 thrue 09/30/2002      $  10,932
           Bal. On 10/01/2002 thrue 07/01/2003      $   8,199
                                                    ---------
             Total                                  $  21,864
                                                    =========

                            Occupancy Lease:

           Bal. On 07/01/2001 thrue 09/30/2001      $   5,400
           Bal. On 10/01/2001 thrue 09/30/2002      $  22,300
           Bal. On 10/01/2002 thrue 09/30/2003      $  23,500
           Bal. On 10/01/2003 thrue 12/31/2003      $   6,000
                                                    ---------
             Total                                  $  57,200
                                                    =========

NOTE 10.  RELATED PARTY TRANSACTIONS

There have been no related party transactions.

NOTE 11.  LITIGATION

There is no litigation at this time either threatened or pending.

NOTE 12.  PRE-PAID ITEMS AND DEPOSITS

There are no large deposits on any assets or prepaid insurance.

NOTE 13.  PAYROLL

Prior to incorporation there were no payrolls as ownership took draws as any sole proprietorship does. after incorporation the officers will be paid as professional, independent contractors. Therefore there are no payroll tax issues to be concerned about at this time.

NOTE 14.  INCOME TAX PROVISION

Provision for income taxes is based on corporate rates for both state and federal taxes. Corporate rates are used for the statements prior to incorporation for consistency.
The rates are calculated as follows:

                     Federal rates;

           The first $50,000 @ 15% percent.
           The next $25,000 @ 25% percent.
           The balance @ 35% percent.

                      State rates;

              California rate of 9.3%..

NOTE 15.  INCORPORATION

On December 21, 2000, the Company was acquired by MAS Acquisition XXI Corp. Following APB No. 16, this type of acquisition is commonly called a "reverse merger" wherein the smaller private operating Company, Telecom Communications of America, merges into a non-operating shell corporation, MAS Acquisition XXI Corp., which had no assets, resulting in the owner's/manager's, Tak Hiromoto continuing to have effective operating control of the new combined company, Telecom Communications, Inc. The shareholders of the former shell only continue as passive investors. The accounting was accomplished by adjusting the balance sheet into a corporate style as opposed to a sole proprietorship with simple recognition of the assets and liabilities as they were in the former financial statements of the sole proprietorship. The equity section is adjusted by taking all owner's capital and reclassifying it as Additional Paid in Capital. The Common stock issued is recognized at its par value of .001 as per the offering. Ten million shares were issued totaling $10,000 but no cash was received. The offsetting entry is to reduce Additional Paid in Capital by the $10,000. The financial statements presented here represent the activities of the smaller operating company.

As mentioned, ten million shares have been issued at a par value of .001. A total of 100 Million shares are authorized with 80 million as common shares and 20 million as preferred. The preferred stock will not be convertible so once issued no dilution of Earnings Per Share will be needed. The Company intends to raise additional capital through the issuance of stock to enable it to expand. Management estimates that $50,000 is needed to move forward the first year. Of the ten million shares issued, nine million were issued to Tak Hiromoto. He then transferred one million shares to Herman Alexis & Co., Inc. for assisting the Company. The remaining one million shares is broken down with 977,600 owned by MAS Capital, inc. and the remaining 22,400 owned by a large number of small investors.

NOTE 16.  FACILITATION OF MERGER

The joining of the Companies was accomplished by an introduction to MAS Acquisition XXI Corp. by Herman Alexis & Co., Inc. to the Hiromotos. Neither party knew each other before this introduction.

NOTE 17.  GOING CONCERN

As mentioned in Note 15, management estimates that $50,000 is needed to effectively expand and operate the company for the first year. Although the Company has operated successfully for seven years, ownership draws have produced a capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern. The future is unpredictable. The financial statements are presented on the going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern must be considered in light of the problems, expenses, and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The financial statements prepared here have not been adjusted to reflect possible future events and their effect on the recoverability and classification of assets or the amounts and classification of assets or the amount and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 18.  EARNING PER SHARE

The Company calculates net income or Earning per Share as required by SFAS No. 128. Earnings per share are calculated by dividing net income by the average number of outstanding shares. No shares are convertible so dilution is not an issue.

NOTE 19.  DEFERRED TAXES

According to SFAS 109, the objectives of accounting for income taxes are to recognize (a) the amount of taxes payable or refundable for a current year and (b) deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an enterprise's financial statements or tax returns. A deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards. Measurements of current and deferred tax liabilities and assets are based on provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated. If a tax deferral occurs, the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. At this time, there are no such deferrals. See
Note 14 for calculations of current tax year liabilities based on existing rates.

NOTE 20.  SEGMENT REPORTING

Currently the Company reports only one segment on the financial statements as there is only one central location of business and not multiple locations or departments. SFAS 131 defines an operating segment, in part, as a component of an enterprise whose operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance. The chief operating decision maker is not necessarily a single person, but is a function that may be performed by several persons.

                            ROBERT G. ERCEK, CPA
                             1756 West Ave, J-12
                             Lancaster, CA 93534
                                (661)-726-9448

                         ACCOUNTANT'S REVIEW REPORT


                                                          November 14, 2001

Telecom Communications of America
Telecom Communications, Inc.
827 South Broadway Ste C
Los Angeles, CA 90014-3201

I have reviewed the Balance Sheet of Telecom Communications of America and Telecom Communications, Inc. as of June 30, 2000 and 2001 respectively and the related Statements of Income and Cash Flows for the nine months then ended respectively in accordance with standards established by the Statement on Accounting Standards as issued by the American Institute of Certified Public Accountants.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

These statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 17, ownership draws have produced a capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern as well as other factors. The financial statements do not include any adjustments that might result from this uncertainty.

Very truly yours,

/s/ Robert G. Ercek
Robert G. Ercek, CPA

                      TELECOM COMMUNICATIONS OF AMERICA &
                         TELECOM COMMUNICATIONS, INC.
                                BALANCE SHEET
                             JUNE 30, 2000 & 2001

ASSETS                                            2000         2001
CURRENT ASSETS
  Cash in Bank (Note 4)                           $     6,855  $     3,228
  Inventory (Note 5)                                    4,000        4,000
                                                  -----------  -----------
  TOTAL CURRENT ASSETS                            $    10,855  $     7,228

PROPERTY & EQUIPMENT
  Equipment (Note 7)                                    7,450        7,450
  Less:  Accumulated Depr.                             (7,450)      (7,450)
                                                 -----------   -----------
  NET PROPERTY & EQUIPMENT                                  0            0

OTHER ASSETS                                                0            0
                                                  -----------  -----------
  TOTAL OTHER ASSETS                                        0            0

TOTAL ASSETS                                      $    10,855  $     7,228
                                                  ===========  ===========
LIABILITIES AND CAPITAL

CURRENT LIABS.  (Note 14)
  Inc. Tax Payable (Note 14)                      $    11,073  $    13,862
                                                  -----------  -----------
  TOTAL CURRENT LIABILITIES                            11,073       13,862

LONG TERM LIABILITIES                                       0            0
  TOTAL LONG TERM LIABILITIES                               0            0
  TOTAL LIABILITIES                                    11,073       13,862
                                                  -----------  -----------
CAPITAL/EQUITY (NOTE 15)

  Begining Capital                                     17,781
  Less: Withdrawls                                    (52,495)
  Net Income                                           34,496
CAPITAL STOCK
  10M Shrs Issued Par .001                                          10,000
  70M More Shrs Common Auth.                                             0
  20M Shrs Preferred Auth.                                               0
  Additional Paid in Capital                                       (57,761)
  Retained Earnings                                                 41,127
                                                  -----------  -----------
  TOTAL CAPITAL/EQUITY                                   (218)     ( 6,634)

TOTAL LIAB. & CAPITAL/EQU.                        $    10,855  $     7,228
                                                  ===========  ===========

                       SEE ACCOUNTANT'S REVIEW REPORT
        ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                      TELECOM COMMUNICATIONS OF AMERICA &
                         TELECOM COMMUNICATIONS, INC.
                               INCOME STATEMENT
            FOR THE RESPECTIVE NINE MONTHS ENDED JUNE 30, 2000 & 2001

                                        2000                 2001
INCOME (Note 2)
  Phone Calls                   $     87,156   15.3%  $    127,313   21.8%
  Lotto Tickets (Net)                  4,038     .7          4,632     .8
  Bus Tokens Sold                    380,618   66.9        400,048   68.4
  Bus Passes Sold                     87,264   15.3         38,829    6.6
  Checks Cashed (Net)                  6,508    1.1          8,000    1.4
  Money Grams (Net)                    3,687     .6          6,428    1.1
                                ------------          ------------
  TOTAL INCOME                       569,271  100.0        585,250  100.0
                                ------------          ------------
COST OF GOODS SOLD

  Phone Call Costs                    42,962    7.5         61,178   10.5
  Bus Token Costs                    352,007   61.8        368,934   63.0
  Bus Pass Costs                      83,986   14.8         37,295    6.4
                                ------------          ------------
  TOTAL COST OF SALES                478,955   84.1        467,407   79.9
                                ------------          ------------
  GROSS PROFIT                        90,316   15.9        117,843   20.1
                                ------------          ------------

EXPENSES
  Gen. & Admn. Expenses               44,747    7.9         62,854   10.7
                                ------------          ------------
  TOTAL G. & A. EXPENSES              44,747    7.9         62,854   10.7
                                ------------          ------------
OTHER INCOME (EXPENSES)                    0                     0

  PRE-TAX INCOME                      45,569    8.0         54,989    9.4
                                ------------          ------------
INCOME TAX PROVISION

  Fed. Inc. Tx Provision               6,835    1.3          8,748    1.5
  St. Inc. Tx Provision                4,238     .8          5,114     .9
                                ------------          ------------
  TOTAL INC. TX. PROV.                11,073    1.9         13,862    2.4
                                ------------          ------------
NET INCOME (LOSS)               $     34,496    6.1%  $     41,127    7.0%
                                ============          ============

EPS (10,000,000 SHRS)           $        .00          $        .00
                                ============          ============

                       SEE ACCOUNTANT'S REVIEW REPORT
        ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                       TELECOM COMMUNICATIONS OF AMERICA &
                          TELECOM COMMUNICATIONS, INC.
                            STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED JUNE 30,2000 & 2001

                                             2000         2001
NET INCOME (LOSS)                            $  34,496    $  41,127

  Adjustments to reconcile net income
  to net cash used in operating activities:

   Depreciation                                      0            0
   Common Shares issued for services                 0            0
   Increase in Other Current Assets                  0            0
   Increase in Other Assets                          0            0
   Increase in Accounts Receivable                   0            0
   Increase in Accounts Payable                 11,073       13,862
                                             ---------    ---------
NET CASH FROM OPERATIONS                        45,569       54,989

  Cash Flows from Investing Activities
   Owner Draws                                 (52,495)     (54,204)

  Cash Flows from Financing Activities               0            0
                                             ---------    ---------
NET INCREASE IN CASH                            (6,926)         785

BEGINNING CASH BALANCE   09/30/99/2000          13,782        2,443
                                             ---------    ---------
ENDING CASH BALANCE                          $   6,855    $   3,228
                                             =========    =========

                       SEE ACCOUNTANT'S REVIEW REPORT
        ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                       NOTES TO THE FINANCIAL STATEMENTS
               FOR THE NINE MONTHS ENDED JUNE 30, 2000 & 2001

NOTE 1.  ABOUT THE COMPANY

Telecom Communications of America was founded as a sole proprietorship in 1995 by Michelle Hiromoto with the assistants and management of her father Tak Hiromoto. The purpose of the company was to provide low cost access to long distance carriers for individuals needing to call Latin and South America. The company operates on the internet as opposed to using conventional long distance carriers to facilitate lower costs that are passed on to the customers. Many of the extra fees that are found in conventional long distance systems are avoided this way. In addition the Company also provides various services such as check cashing, money wiring, the sale of bus tokens and passes, and tickets from the California Lottery known as Lotto.

NOTE 2.  REVENUE RECOGNITION

SAB 101 identifies basic criteria that must be met for revenue recognition. There must the following items:

A.  Persuasive evidence of an arrangement exists;

B.  Delivery has occurred or service has been rendered;

C.  The seller's price to the buyer is fixed or determinable;

D.  Collectability is reasonably assured.

Except for check cashing, all transaction are done on a cash basis with fixed prices made clear to the buyer prior to the transaction. All products are paid for immediately upon receipt or completion of phone calls. All monies received are not refundable. EITF 99-19 requires that sales recognized on a gross basis be for an item or service where the merchant takes total risk for the product or service as opposed to an agent relationship wherein earnings are simply a commission received as a representative who bearing no risk. Phone calls, Bus Passes, and Tokens, are reported at gross while Lotto Tickets Money Grams and Check Cashing are reported at net. Checks cashed are limited to local individuals known by the owners as local employees with two types of I.D. required. On one occasion $5,000 worth of checks did bounce which were later determined to be counterfeit.

This incident was isolated and has not been repeated because of the controls being used. For this reason bad checks are minimal. All cashed checks are deposited the same evening and clear the next day so there are no material
receivables.    There is a fee of 1.7% of the amount cashed.

NOTE 3.  ACCOUNTING METHOD

The company uses the accrual method of accounting.

NOTE 4.  BANKING POLICY

Funds are kept in two banks so no more than $100,000 is in any one account.

NOTE 5.  INVENTORY VALUATION

The average Inventories on any given day are as follows:

          Bus Passes       $   500
          Bus Tokens         2,000
          Lotto Scratcher    1,500
                           -------
          Total            $ 4,000
                           =======


NOTE 6.  RECEIVABLES

There are no receivables as all business is done for cash.  See Note 2.

NOTE 7.  ASSETS

All capitalized assets are fully depreciated while new ones are currently being leased.

NOTE 8.  LIABILITIES

There are no loans outstanding and no material payables other than income taxes accrued. See note 14.

NOTE 9.  LOANS AND LEASES

Although no loans are outstanding, the Company does have a computer lease requiring a monthly payment of $911.00. This lease is good thrue July 1, 2003. Although there is a purchase option at the end of the lease for $3,600 this is not small enough to be considered a bargain purchase option which would require lease capitalization under Statement No. 13 which requires capitalization and depreciation of certain leases. No capitalization of the lease will be done. The Company is also leasing its occupancy thrue December 31, 2003. Both obligations are broken down as follows:

                             Computer Lease
           Bal. On 07/01/2001 thrue 09/30/2001      $   2,733
           Bal. On 10/01/2001 thrue 09/30/2002      $  10,932
           Bal. On 10/01/2002 thrue 07/01/2003      $   8,199
                                                    ---------
             Total                                  $  21,864
                                                    =========

                            Occupancy Lease:

           Bal. On 07/01/2001 thrue 09/30/2001      $   5,400
           Bal. On 10/01/2001 thrue 09/30/2002      $  22,300
           Bal. On 10/01/2002 thrue 09/30/2003      $  23,500
           Bal. On 10/01/2003 thrue 12/31/2003      $   6,000
                                                    ---------
             Total                                  $  57,200
                                                    =========

NOTE 10.  RELATED PARTY TRANSACTIONS

There have been no related party transactions.

NOTE 11.  LITIGATION

There is no litigation at this time either threatened or pending.

NOTE 12.  PRE-PAID ITEMS AND DEPOSITS

There are no large deposits on any assets or prepaid insurance.

 NOTE 13.  PAYROLL

Prior to incorporation there were no payrolls as ownership took draws as any sole proprietorship does. after incorporation the officers will be paid as professional, independent contractors. Therefore there are no payroll tax issues to be concerned about at this time.

NOTE 14.  INCOME TAX PROVISION

Provision for income taxes is based on corporate rates for both state and federal taxes. Corporate rates are used for the statements prior to incorporation for consistency.
The rates are calculated as follows:

                     Federal rates;

           The first $50,000 @ 15% percent.
           The next $25,000 @ 25% percent.
           The balance @ 35% percent.

                      State rates;

              California rate of 9.3%..

NOTE 15.  INCORPORATION

On December 21, 2000, the Company was acquired by MAS Acquisition XXI Corp. Following APB No. 16, this type of acquisition is commonly called a "reverse merger" wherein the smaller private operating Company, Telecom Communications of America, merges into a non-operating shell corporation, MAS Acquisition XXI Corp., which had no assets, resulting in the owner's/manager's, Tak Hiromoto continuing to have effective operating control of the new combined company, Telecom Communications, Inc. The shareholders of the former shell only continue as passive investors. The accounting was accomplished by adjusting the balance sheet into a corporate style as opposed to a sole proprietorship with simple recognition of the assets and liabilities as they were in the former financial statements of the sole proprietorship. The equity section is adjusted by taking all owner's capital and reclassifying it as Additional Paid in Capital. The Common stock issued is recognized at its par value of .001 as per the offering. Ten million shares were issued totaling $10,000 but no cash was received. The offsetting entry is to reduce Additional Paid in Capital by the $10,000. The financial statements presented here represent the activities of the smaller operating company.

As mentioned, ten million shares have been issued at a par value of .001. A total of 100 Million shares are authorized with 80 million as common shares and 20 million as preferred. The preferred stock will not be convertible so once issued no dilution of Earnings Per Share will be needed. The Company intends to raise additional capital through the issuance of stock to enable it to expand. Management estimates that $50,000 is needed to move forward the first year. Of the ten million shares issued, nine million were issued to Tak Hiromoto. He then transferred one million shares to Herman Alexis & Co., Inc. for assisting the Company. The remaining one million shares is broken down with 977,600 owned by MAS Capital, inc. and the remaining 22,400 owned by a large number of small investors.

NOTE 16.  FACILITATION OF MERGER

The joining of the Companies was accomplished by an introduction to MAS Acquisition XXI Corp. by Herman Alexis & Co., Inc. to the Hiromotos. Neither party knew each other before this introduction.

NOTE 17.  GOING CONCERN

As mentioned in Note 15, management estimates that $50,000 is needed to effectively expand and operate the company for the first year. Although the Company has operated successfully for seven years, ownership draws have produced a capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern. The future is unpredictable. The financial statements are presented on the going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern must be considered in light of the problems, expenses, and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The financial statements prepared here have not been adjusted to reflect possible future events and their effect on the recoverability and classification of assets or the amounts and classification of assets or the amount and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 18.  EARNING PER SHARE

The Company calculates net income or Earning per Share as required by SFAS No. 128. Earnings per share are calculated by dividing net income by the average number of outstanding shares. No shares are convertible so dilution is not an issue.

NOTE 19.  DEFERRED TAXES

According to SFAS 109, the objectives of accounting for income taxes are to recognize (a) the amount of taxes payable or refundable for a current year and (b) deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an enterprise's financial statements or tax returns. A deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards. Measurements of current and deferred tax liabilities and assets are based on provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated. If a tax deferral occurs, the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. At this time, there are no such deferrals. See
Note 14 for calculations of current tax year liabilities based on existing rates.

NOTE 20.  SEGMENT REPORTING

Currently the Company reports only one segment on the financial statements as there is only one central location of business and not multiple locations or departments. SFAS 131 defines an operating segment, in part, as a component of an enterprise whose operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance. The chief operating decision maker is not necessarily a single person, but is a function that may be performed by several persons.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to provisions described in Item 14, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of our expenses in connection with the registration of our common stock. All the expenses are estimated, except for the SEC registration fee.


     SEC Registration Fee ..................................... $   924.00
     Printing and engraving expenses .......................... $ 2,000.00
     Legal fees and expenses .................................. $ 1,000.00
     Auditors' fees and expenses .............................. $ 3,000.00
     Transfer Agent and Registrar fees ........................ $ 5,000.00
                                                                ----------
     TOTAL                                                      $11,924.00
                                                                ==========
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On January 6, 1997, we issued 8,500,000 shares of common stock to Aaron Tsai, our former President for $90, which was below the par value at $.001 per common share. We relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 6, 1997, we issued 500 shares of common stock and on September 30, 1998 we issued 750 shares of common stock to our former directors as compensation for their consulting services valued at $1 and $1, respectively. We relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 1, 1999, we issued 100 shares of common stock to an individual as compensation for consulting service valued at $0. We relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 6, 1997, Aaron Tsai gifted 50,000 shares of common stock each to three of our former directors for a total of 150,000 shares of common stock. Aaron Tsai relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the transfer of the 150,000 shares. On January 6, 1997 and on January 31, 1998, Aaron Tsai gifted 50,000 shares of common stock each to two non-U.S. persons for a total of 100,000 shares of common stock as gift. Aaron Tsai relied on exemption provided by Regulation S of the Securities Act of 1933, as amended, for the transfer of 100,000 shares of common stock to these two non-U.S. persons.

On March 31, 1997, we completed a distribution of 7,750 shares of common stock to the following 31 non-U.S. persons as gift. We relied on exemption provided by Regulation S of the Securities Act of 1933, as amended.

-----------------------------------------------------------------------------------------------
                                          Shares
-----------------------------------------------------------------------------------------------
Stanislav Nikolaevich Gemes               250
-----------------------------------------------------------------------------------------------
Sergei Konstantinovich Afon               250
-----------------------------------------------------------------------------------------------
Pavel Alexandrovich Sidorkin              250
-----------------------------------------------------------------------------------------------
Stepan Alexandrovich Dybov                250
-----------------------------------------------------------------------------------------------
Ilona Yanochevna Nerba                    250
-----------------------------------------------------------------------------------------------
Larisa Nikolaevna Timoshina               250
-----------------------------------------------------------------------------------------------
Natalya Petrovna Timoshilova              250
-----------------------------------------------------------------------------------------------
Anatoly Ivanovich Kim                     250
-----------------------------------------------------------------------------------------------
Nina Nikolaevna Kern                      250
-----------------------------------------------------------------------------------------------
Alexei Dmitrievich Basuk                  250
-----------------------------------------------------------------------------------------------
Vadim Alexandrovich Yuchno                250
-----------------------------------------------------------------------------------------------
Maxim Vladimirovitch Golodnitsky          250
-----------------------------------------------------------------------------------------------
Ludmila Viktorovna Sandaluk               250
-----------------------------------------------------------------------------------------------
Vladimir Viktorovich Knyshov              250
-----------------------------------------------------------------------------------------------
Michael Dmitrievich Nerba                 250
-----------------------------------------------------------------------------------------------
Irina Vladimirovna Kern                   250
-----------------------------------------------------------------------------------------------
Sergei Michaelovich Nerba                 250
-----------------------------------------------------------------------------------------------
Vitaly Alexandrovich Boyarkin             250
-----------------------------------------------------------------------------------------------
Victoria Vitalyevna Boyarkina             250
-----------------------------------------------------------------------------------------------
Natalya Alexandrovna Boyarkina            250
-----------------------------------------------------------------------------------------------
Evgeni Nikolaevich Kern                   250
-----------------------------------------------------------------------------------------------
Elena Viktorovna Dobrynina                250
-----------------------------------------------------------------------------------------------
Alexander Nilolaevich Dobrynin            250
-----------------------------------------------------------------------------------------------
Denis Michaelovich Nevzorov               250
-----------------------------------------------------------------------------------------------
Tatyana Alexandrovna Nevzorova            250
-----------------------------------------------------------------------------------------------
Michael Nikolaevich Nevzorov              250
-----------------------------------------------------------------------------------------------
Olga Nikolaevna Nerba                     250
-----------------------------------------------------------------------------------------------
Tatyana Tichonovna Rumina                 250
-----------------------------------------------------------------------------------------------
Nikolai Petrovich Rumin                   250
-----------------------------------------------------------------------------------------------
Vladimir Yrevich Dobrov                   250
-----------------------------------------------------------------------------------------------
Natalya Vladimirovna Prishkolnik          250
-----------------------------------------------------------------------------------------------

On September 30, 1998 we completed a distribution of 10,800 shares of common stock to the following 108 non-U.S. persons as gift. We relied on exemption provided by Regulation S of the Securities Act of 1933, as amended.

-----------------------------------------------------------------------------------------------
                                          Shares
-----------------------------------------------------------------------------------------------
Susan Elizabeth Cormell                   100
-----------------------------------------------------------------------------------------------
Julie Caroline Avery                      100
-----------------------------------------------------------------------------------------------
Pamela Avery                              100
-----------------------------------------------------------------------------------------------
Robert George William Avery               100
-----------------------------------------------------------------------------------------------
Roger Thomas Sant                         100
-----------------------------------------------------------------------------------------------
Victor Charles Bowmer                     100
-----------------------------------------------------------------------------------------------
Robert Charles Bowmer                     100
-----------------------------------------------------------------------------------------------
Barbara Jean Ellson                       100
-----------------------------------------------------------------------------------------------
John Peter Debney                         100
-----------------------------------------------------------------------------------------------
Emma Weight                               100
-----------------------------------------------------------------------------------------------
Jean Weight                               100
-----------------------------------------------------------------------------------------------
Jose Luis Guevara Diaz                    100
-----------------------------------------------------------------------------------------------
David Guevara Diaz                        100
-----------------------------------------------------------------------------------------------
Mevert Aurelio Serrano Selazco            100
-----------------------------------------------------------------------------------------------
Pablo Hernandez Gallon                    100
-----------------------------------------------------------------------------------------------
Juan Dario Hernandez Cano                 100
-----------------------------------------------------------------------------------------------
Mario J. Lemoine Iragorri                 100
-----------------------------------------------------------------------------------------------
Frank Enrique Ladera Ladera               100
-----------------------------------------------------------------------------------------------
Felipe Enrique Betancourt Garcia          100
-----------------------------------------------------------------------------------------------
Fernandez Quintero Reinaldo Alberto       100
-----------------------------------------------------------------------------------------------
Mena Matute Mayerling Daliath             100
-----------------------------------------------------------------------------------------------
Guevara Diaz Monica                       100
-----------------------------------------------------------------------------------------------
Carlos Jesus Guevara Diaz                 100
-----------------------------------------------------------------------------------------------
Eduardo Jose Banco                        100
-----------------------------------------------------------------------------------------------
Jose Luis Loreto Gutierrez                100
-----------------------------------------------------------------------------------------------
Alexander Luis Barretto                   100
-----------------------------------------------------------------------------------------------
Leonardo Pedrin Vargas                    100
-----------------------------------------------------------------------------------------------
Jeans Carlos Herrera                      100
-----------------------------------------------------------------------------------------------
David Curbenos Garcia                     100
-----------------------------------------------------------------------------------------------
Pedro Pablo Gutierrez Moreno              100
-----------------------------------------------------------------------------------------------
Julio Cesar Rodriguez Revette             100
-----------------------------------------------------------------------------------------------
Neil Alberto Alcala Bello                 100
-----------------------------------------------------------------------------------------------
Victor Jose Monillo                       100
-----------------------------------------------------------------------------------------------


Angel Jose Oneca                          100
-----------------------------------------------------------------------------------------------
Leonel Antonio Borreso Herrera            100
-----------------------------------------------------------------------------------------------
Carlos Alberto Armas                      100
-----------------------------------------------------------------------------------------------
Hector  Jose  Alvarez Mejias              100
-----------------------------------------------------------------------------------------------
Jose Luis Vegas                           100
-----------------------------------------------------------------------------------------------
Daisy Oviedo De Lara                      100
-----------------------------------------------------------------------------------------------
Mitzy Capriles De Ledezma                 100
-----------------------------------------------------------------------------------------------
Rosalia Romero                            100
-----------------------------------------------------------------------------------------------
Jesus Amoyo Gomez                         100
-----------------------------------------------------------------------------------------------
Amadeo Leyba                              100
-----------------------------------------------------------------------------------------------
Mercedes Vargas                           100
-----------------------------------------------------------------------------------------------
Daniela  Schadendorf De Esparis           100
-----------------------------------------------------------------------------------------------
Leonardo Velazquez                        100
-----------------------------------------------------------------------------------------------
Susana Prada De Allulli                   100
-----------------------------------------------------------------------------------------------
Jose Pimentel Latvaa                      100
-----------------------------------------------------------------------------------------------
Esdgan Mujica                             100
-----------------------------------------------------------------------------------------------
Jose Feliz Oletta                         100
-----------------------------------------------------------------------------------------------
Dulce Delgado                             100
-----------------------------------------------------------------------------------------------
Maria Cristina Parra                      100
-----------------------------------------------------------------------------------------------
Nelson Jose Lara                          100
-----------------------------------------------------------------------------------------------
Nancy Montero                             100
-----------------------------------------------------------------------------------------------
Luis Enrique Oberto                       100
-----------------------------------------------------------------------------------------------
Mariztza Matiozzi                         100
-----------------------------------------------------------------------------------------------
Jorge Carvajal Morales                    100
-----------------------------------------------------------------------------------------------
Fernando Pereira                          100
-----------------------------------------------------------------------------------------------
Wilmer  Jose  De Abrev  Vazquez           100
-----------------------------------------------------------------------------------------------
Jacqueline  Carrasco  Gamez               100
-----------------------------------------------------------------------------------------------
Iraida  De La Corteza  Carrasco De John   100
-----------------------------------------------------------------------------------------------
Victor  Jovanny  Suarez  Valdes Pino      100
-----------------------------------------------------------------------------------------------
Abranham Giraud L.                        100
-----------------------------------------------------------------------------------------------
Pablo  Rafael  Barretto                   100
-----------------------------------------------------------------------------------------------
Jhonny  Emiliano  Diaz  Pacheco           100
-----------------------------------------------------------------------------------------------
Jorge A. Briones  Torrealba               100
-----------------------------------------------------------------------------------------------
Omar  Antonio  Morales  Mancano           100
-----------------------------------------------------------------------------------------------
Williams Montes                           100
-----------------------------------------------------------------------------------------------
Pedro Pacheco                             100
-----------------------------------------------------------------------------------------------
Manuel Antonio Gonzalez Gonzalez          100
-----------------------------------------------------------------------------------------------
Rafael Chenubini Ocando                   100
-----------------------------------------------------------------------------------------------
Pedro Miguel Cardozo Azuaje               100
-----------------------------------------------------------------------------------------------



Jose Luis Ferreira                        100
-----------------------------------------------------------------------------------------------
Brieda Aular Perez                        100
-----------------------------------------------------------------------------------------------
Henry Rossenschein                        100
-----------------------------------------------------------------------------------------------
Ernesto Fernandez                         100
-----------------------------------------------------------------------------------------------
Dumas Roberto Gomez Gonzalez              100
-----------------------------------------------------------------------------------------------
Guillermo Paredes                         100
-----------------------------------------------------------------------------------------------
Jose Dominguez                            100
-----------------------------------------------------------------------------------------------
Hugo Cesar Bastidas                       100
-----------------------------------------------------------------------------------------------
Richard Tovar                             100
-----------------------------------------------------------------------------------------------
Feliz Morales Marcano                     100
-----------------------------------------------------------------------------------------------
Mario Olivares Marcano                    100
-----------------------------------------------------------------------------------------------
George Dao Dao                            100
-----------------------------------------------------------------------------------------------
Alejandro Andres H.                       100
-----------------------------------------------------------------------------------------------
Francis Carolina Maldonado Gonzalez       100
-----------------------------------------------------------------------------------------------
Leonardo George Bastardo                  100
-----------------------------------------------------------------------------------------------
Elba Elena Diaz Acero                     100
-----------------------------------------------------------------------------------------------
Roberto Carlos Diaz                       100
-----------------------------------------------------------------------------------------------
Silio Antonio Manzanero Lariva            100
-----------------------------------------------------------------------------------------------
Eduardo Jose Crespo                       100
-----------------------------------------------------------------------------------------------
Josueismael Gomez                         100
-----------------------------------------------------------------------------------------------
Eduardo Palomar Lopez                     100
-----------------------------------------------------------------------------------------------
Miguel Enrique Ravelo Vouteris            100
-----------------------------------------------------------------------------------------------
Ibain Gregorio Lopez Artiaga              100
-----------------------------------------------------------------------------------------------
Gabriel Antonio Caraballo Soto            100
-----------------------------------------------------------------------------------------------
Edgar Jose Maldonado Garcia               100
-----------------------------------------------------------------------------------------------
Maria Particia Pichardo                   100
-----------------------------------------------------------------------------------------------
Rafael Angel Chavez                       100
-----------------------------------------------------------------------------------------------
Eric David Domingo Azaujo                 100
-----------------------------------------------------------------------------------------------
Maikel Lopez  Lopez                       100
-----------------------------------------------------------------------------------------------
Gustavo Heiten Aguylar                    100
-----------------------------------------------------------------------------------------------
Carlos Alfredo Ferreira Moron             100
-----------------------------------------------------------------------------------------------
Maria Josefa Cheda Saavedra               100
-----------------------------------------------------------------------------------------------
Hermogenes Francisco Gil Suarez           100
-----------------------------------------------------------------------------------------------
William Rommel Montes Rojas               100
-----------------------------------------------------------------------------------------------
Miguel Antonio Flores Vargas              100
-----------------------------------------------------------------------------------------------
Ruben Silva Boico                         100
-----------------------------------------------------------------------------------------------

On December 21, 2000 we issued 9,000,000 shares of common stock to Tak Hiromoto, owner of Telecom Communications of America, in accordance with Plan and Agreement of Reorganization dated December 21, 2000. We relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On December 21, 2000 Tak Hiromoto transferred 1,000,000 shares of common stock to Herman, Alexis & Co., Inc. for services provided to the company. Tak Hiromoto relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS

EXHIBIT         DESCRIPTION OF EXHIBIT
-------         --------------------------------------------------------


   2.1          Plan and Agreement of Reorganization

   3.1          Articles of Incorporation - MAS Acquisition XXI Corp.

   3.11         Certificate of Incorporation of MAS Acquisition XXI Corp.

   3.2 Articles of Amendment of the Article of Incorporation - MAS Acquisition XXI Corp.

   3.5          By-laws

   5.1          Opinion of Counsel

  10.1          Standard Office Lease Gross

  10.2          Standard Industrial/Commercial Multi-Tenant Lease

  10.3          Amendment to Lease

  10.4          Consulting Agreement

  10.5          Inter-Tel.net Network Agreement

  10.6          Memorandum of Understanding

  23.1          (Included in Exhibit 5.1)

  23.2          Consent of Robert G. Ercek, Certified Public Accountants

------------------------------------------------------------------------







ITEM 28. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (iv) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Arcadia, California.

                                  Telecom Communications Inc.

Date: November 20, 2001        By: /s/ Tak Hiromoto

                                  ----------------------------
                                  Tak Hiromoto
                                  Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.




Signature               Title                                 Date
---------------------   ------------------------------------  ---------


/s/ Tak Hiromoto        Chairman of the Board, President,
----------------------  Chief Executive Officer, Director,    Nov 20, 2001
Tak Hiromoto            Principal Accounting Officer

/s/ Elizabeth Hiromoto  Treasurer and Director                Nov 20, 2001
----------------------
Elizabeth Hiromoto
/s/ Robert K. Yasui     Director                              Nov 20, 2001
----------------------
Robert K. Yasui

/s/ Mervyn M. Dymally   Director                              Nov 20, 2001
----------------------
Mervyn M. Dymally

/s/ Masato Saiki        Marketing Director                    Nov 20, 2001
----------------------
Masato Saiki

EXHIBIT 2.1  Merger Agreement

PLAN AND AGREEMENT OF REORGANIZATION

BETWEEN

MAS Acquisition XXI Corp.
(an Indiana corporation)

AND

Ms. Michele Hiromoto dba Telecom Communications of America


This Plan and Agreement of Reorganization is entered into this 21th day of December, 2000, by and between MAS Acquisition XXI Corp., an Indiana corporation, with offices at 17 N. Governor Street, Evansville, Indiana 47711, hereafter referred to as "MAS" and Ms. Michele Hiromoto dba Telecom Communications of America, a Sole Proprietorship in the state of California, with offices at 827 S. Broadway, Los Angeles, CA 90014 hereinafter referred to as "TELCOM".

This Plan of Reorganization is within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended, MAS will acquire 100% of TELCOM in exchange for 90% of the authorized but unissued shares of MAS. TELCOM's business, assets, liabilities, intellectual properties will then become the properties of MAS.

AGREEMENT

In order to consummate such plan of reorganization, the parties hereto, in consideration of the mutual agreements and on the basis of the representations and warranties hereafter set forth, do hereby agree, as follows:

ARTICLE I

1.01. Transfer of TELCOM properties including and not limited to its assets, liabilities, and intellectual properties and consideration for transfer:
Subject to the terms and conditions of this Agreement, Owner of TELCOM, prior to the closing date, who shall, at such closing, deliver ownership of TELCOM's assets, liabilities, and intellectual properties to MAS in exchange for the stated number of shares of MAS (subject to the provisions of Section 3(a)(9) of the Securities Act of 1933, as amended) as set forth in 1.02 below.

1.02. Consideration for transfer to MAS: On the closing date, subject to the terms and conditions of this Agreement, and in full consideration for the transfer and delivery of TELECOM properties to MAS. MAS shall cause to be delivered, 90% shares of the authorized but unissued capital stock of MAS. Said MAS shares when issued will be fully paid and nonassessable. Such shares shall not be free trading as they are not at this time registered or covered by any exemption. Said shares will be restricted in nature and said restriction shall be reflected on the face of all certificates included in the MAS shares.

ARTICLE II

2.01. Closing: The time of delivery by TELCOM owner of their respective properties as provided in Paragraph 1.01 of this Agreement having already taken place, said properties being held by Ms. Michele Hiromoto, as authorized agent, and the certificate(s) for MAS shares as authorized by the board of directors of MAS being in hand for delivery to Aaron Tsai, as authorized agent, closing shall be effective with the signing of this Agreement. For purposes of record, closing shall be effective as of the 21th day of December, 2000, 5 p.m. Central Time.

ARTICLE III

3.01. Representations and Warranties by TELCOM:

(1) TELCOM is a sole proprietor duly organized and validly existing and in good standing under the laws of the State of California. It has all requisite sole proprietor power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. TELCOM is duly qualified, licensed, or domesticated and in good standing as a foreign entity authorized to do business in each jurisdiction wherein the nature of its activities conducted or the character of its properties make such qualification, licensing, or domestication necessary.

(2)(a) TELCOM is not presently liable on account of any indebtedness for borrowed monies, except as reflected on the Balance Sheet described in Subparagraph (4), below.

(b) There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, or other agreements or arrangements of any character or nature whatsoever under which TELCOM is or may be obligated to issue or purchase shares of its business.

(3) Each TELCOM's owner severally and for himself at the time of the Closing on the Closing Date will be the lawful owner of the properties of TELCOM held in his name, free and clear of all liens, claims and encumbrances of every kind. Each owner has full legal right, power, and authority to sell, assign, and transfer his shares of properties of TELCOM; and the delivery of such properties to any person pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances and claims of every kind.

(4) TELCOM has furnished MAS with an unaudited Balance Sheet of TELCOM as of September 30, 2000, hereinafter referred to as the Balance Sheet. Such financial statement presents fairly the financial condition of TELCOM at such date. Specifically, but not by way of limitation, the Balance Sheet discloses all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) of TELCOM at the date thereof.

(5) TELCOM has not, since September 31, 2000:

(a) Incurred any obligations or liabilities, absolute, accrued, contingent, or otherwise and whether due or to become due, except current liabilities incurred in the ordinary course of business, none of which adversely affects the business or prospects of TELCOM.

(b) Discharged or satisfied any liens or encumbrances, or paid any obligation or liability, absolute, accrued, contingent or otherwise and whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the closing of business on the date of the Balance Sheet, in each case, in the ordinary course of business;

(c) Declared or made any payment or distribution to its owners or purchased or redeemed, or obligated itself to purchase or redeem, any of its properties;

(d) Mortgaged, pledged, or subjected to lien, or other encumbrances or charges, of its assets, tangible or intangible;

(e) Sold or transferred any of its assets except for inventory sold in the ordinary course of business or canceled debt or claim;

(f) Suffered any damage, destruction, or loss (whether or not covered by insurance) affecting the properties, business, or prospects of TELCOM, or waived any rights of substantial value;

(g) Entered into any transaction other than in the ordinary course of business.

(6) There are no legal actions, suits, arbitration, or other legal or administrative proceedings pending against TELCOM which would affect it, its properties, assets, or business. TELCOM is not in default with respect to any judgment, order or decree of any government agency or instrumentality.

(7) TELCOM has good and marketable title to all of its properties and assets, including without limitation those reflected in the Balance Sheet and those used or located on property controlled by TELCOM in its business on the date of the Balance Sheet and acquired thereafter (except assets sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those which
(a) are disclosed on the Balance Sheet as securing specified liabilities; or
(b) do not materially adversely affect the use thereof. The building and equipment of TELCOM are in good condition and repair, reasonable wear and tear excepted. TELCOM has not been, to the knowledge of any officer of TELCOM, threatened with any action or proceeding under any building or zoning ordinance, regulation or law.

(8) Prior to Closing Date, TELCOM will have delivered to MAS a separate Schedule of Assets, specifically referring to this paragraph, containing:

(a) A true and complete aged list of accounts receivable (if any) as of a date no earlier than the Closing Date.

(b) A true and complete list of all capitalized machinery, tools, equipment, and rolling stock owned by TELCOM, setting forth all liens, claims, encumbrances, charges, restrictions, covenants, and conditions.

(c) A complete schedule of all fire and other casualty and liability policies of TELCOM in effect at the time of delivery of said schedule.

(9) TELCOM is not a party to, or otherwise bound by, any written or oral:

(a) Contract or agreement not made in the ordinary course of business;

(b) Lease with respect to any property, real or personal, whether as lessor or lessee, except as reflected in the Balance Sheet.

(c) Contract or other commitment continuing for a period of more than thirty days and which is not terminable without cost or other liability to TELCOM or its successor except as shown on the Balance Sheet.

TELCOM has in all respects performed all obligations required to be performed by it to date and is not in material default under any of the contracts, agreements, leases, documents, or other arrangement to which it is a party or by which it is otherwise bound.

(10) The books of account and ledgers of TELCOM are complete at Closing and also correct, and there have been no transactions involving the business of TELCOM which properly should have been set forth in said respective books, other then those set forth therein.

(11) Since the Balance Sheet there has not been any material adverse change in, or event or condition materially and adversely affecting the condition (financial or otherwise) of the properties, assets or liabilities of TELCOM.

3.02 MAS represents and warrants to TELCOM and its owners as follows:

(1) MAS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana.

(2) MAS is considered a non-reporting company by the SEC.

(3) MAS's authorized capital stock consists of 80,000,000 shares of common stock and 20,000,000 shares of preferred stock, par value $.001. Immediately prior to the completion of this Agreement there are 8,272,400 shares of common stock validly issued and outstanding.

(4) The execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of MAS in accordance with its terms. No provision of the Articles of Incorporation and the amendments thereto, by-laws and any amendments thereto, or of any contract to which MAS is a party or otherwise bound, which prevents MAS from delivering good title to its shares of such capital stock in the manner contemplated hereunder.

(5) MAS has furnished TELCOM and its owners with a statement of management, and previous management, that there are little or no assets and no liabilities, and that the corporation, and its predecessor have had no activities in which it could have incurred any liabilities since the September 30, 2000 financials.

(6) All of the MAS common shares to be issued to TELCOM owners will, when so issued, be validly issued and outstanding, fully paid and non-assessable.

(7) Since the financial condition statement, there has not been any material or adverse change in, or event or condition materially and adversely affecting the condition of MAS.

ARTICLE IV

4.01 TELCOM covenants that all statements made herein and hereto are true and correct and may be relied upon by MAS.

4.02. TELCOM covenants and warrants that all books, records and financial statements employed or used in connection with this Agreement are true and correct and that the right to examine same has been extended to MAS and its representatives.

4.03. Federal Securities Act-Unregistered Stock:

(1) Each TELCOM owners acknowledges that the shares of MAS common stock to be delivered to him pursuant to this Agreement have not and are not registered under the 1933 Act, as amended, and that accordingly such stock is not fully transferable except as permitted under various exemptions contained in the 1933 Act, and the rules of the Securities and Exchange Commission interpreting said Act. The provisions contained in this paragraph are intended to ensure compliance with the 1933 Act, as amended.

(2) Each TELCOM owners agrees that the certificates evidencing the shares he will receive shall contain substantially the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE SAME ARE REGISTERED UNDER THE SECURITY ACT OF 1933, OR THE COMPANY RECEIVES AN OPINION FROM COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED FOR SALE OR TRANSFER OR THAT THE SHARES HAVE BEEN LEGALLY SOLD IN BROKER TRANSACTIONS PURSUANT TO RULE 144 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION PROMULGATED UNDER SECURITY ACT OF 1933."

ARTICLE V

5.01 Conditions Precedent:

(1) The properties including assets, liabilities, and intellectual properties to transfer by the TELCOM owners at the closing shall constitute 100 percent of all of the properties including but not limited to assets, liabilities, and intellectual properties of TELCOM.

ARTICLE VI

6.01 Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.02. This Agreement shall be construed under and in accordance with the laws of the State of Indiana.

6.03. This Agreement shall be binding on and inure to the benefit of and be enforceable by the TELCOM owners and MAS, their respective heirs, executors, administrators, legal representatives, successors, and assigns except as otherwise expressly provided herein.

6.04. Should there be any litigation arising from this transaction, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose. These fees shall be in addition to any other relief which may be awarded.

6.05. TELECOM and MAS represent that each have taken the necessary due diligence on the other party and is not relying on any representation made by a third party.

6.06. Indemnification - The offer and sale of securities of MAS is made a registered broker-dealer. TELCOM agrees to indemnify and hold harmless the broker-dealer for any claims, liabilities, damages or causes of action, known or unknown, as result of any misrepresentation made by MAS to TELCOM in connection with this Plan and Agreement of Reorganization.

IN WITNESS WHEREOF, the parties hereto have executed this Plan and Agreement of Reorganization on the date first set forth, at 827 S. Broadway, Los Angeles, CA 90014

FOR MAS ACQUISITION XXI CORP.,
an Indiana Corporation



by: /s/ Aaron Tsai
   ----------------------
    Aaron Tsai, President


FOR Ms. Michele Hiromoto dba Telecom Communications of America


by: /s/ Michele Hiromoto
   -----------------------------------------
    Michele Hiromoto - Owner and Proprietor

EXHIBIT 3.1  Articles of Incorporation - MAS Acquisition XXI Corp.

[SEAL]
ARTICLES OF INCORPORATION                    SUE ANNIE GILROY
State form 4159 (R10 / 8-95)                 SECRETARY OF STATE
Approved by State Board of Accounts 1995     CORPORATIONS DIVISION
                                             302 W. Washington St., Rm.E018
                                             Indianapolis, IN  46204
                                             Telephone: (317) 232-6576

INSTRUCTIONS: Use 8 1/2" x 11" white paper      Indiana Code 23-1-21-2
              for inserts.
              Present original and two (2)      Filing Fee:  $90.00
              copies to address in upper right
              hand corner of this form.
              Please TYPE of PRINT
              Upon completion of filing, the Secretary of State will issue a receipt

                           ARTICLES OF INCORPORATION

The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation") pursuant to the provision of:

X  Indiana Business Corporation Law        Indiana Professional Corporation
                                           Act 1983, Indiana Code 23-1.5-1-
As amended, executes the following         1, et seq. (Professional
Articles of Incorporation:                 corporations must include
                                           Certificate of Registration.)


                     ARTICLE I - NAME AND PRINCIPAL OFFICE

Name of Corporation (the name must include the word "Corporation", "Incorporated", "Limited", "Company" or an abbreviation thereof.)
     MAS Acquisition XXI Corp.

  Principal Office:  The address of the principal office of the Corporation is:
Post office address                  City          State           ZIP Code
1922 North Bedford Ave.            Evansville        IN              47711


                     ARTICLE II - REGISTERED OFFICE AND AGENT

  Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:
Name of Registered Agent
     Aaron Tsai

Address of Registered Office (street or building)    City          ZIP Code
  1922 North Bedford Ave.                     Evansville  Indiana  47711


                         ARTICLE III - AUTHORIZED SHARES

Number of shares of the
Corporation is authorized to   20 million Preferred shares par value $0.001
issue:                         80 million Common shares par value $0.001
         If there is more than one class of shares, shares with rights and preferences, list such information as "Exhibit A."


                           ARTICLE IV - INCORPORATIONS
      [the name(s) and address(es) of the incorporators of the corporation]

                  NUMBER AND STREET
NAME                 OR BUILDING            CITY       STATE        ZIP CODE
Aaron Tsai         1922 North Bedford    Evansville    IN           47711
                   Ave.


  In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Article of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true,

  this  28th  day of   December     , 1996.

Signature   /s/  Aaron Tsai             Printed name   Aaron Tsai
Signature                               Printed name
Signature                               Printed name
The instrument was prepared by: (name)
      Aaron Tsai
Address (number, street, city and state)                            ZIP code
     1922 North Bedford Ave., Evansville IN                         47711

EXHIBIT 3.11  Certificate of Incorporation of MAS Acquisition XXI Corp.

         Articles of Incorporation - MAS Acquisition XXI Corp.

                        STATE OF INDIANA
                OFFICE OF THE SECRETARY OF STATE

                  CERTIFICATE OF INCORPORATION

                                OF

                    MAS ACQUISITION XXI CORP.

I, SUE ANN GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I hereby issue to such corporation this Certificate of Incorporation, and further certify that its corporate existence will begin January 06, 1997.

[SEAL] In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Sixth day of January, 1997.

                                /s/ Sue Anne Gilroy

                                SUE ANNE GILROY, Secretary of State

EXHIBIT 3.2 Articles of Amendment of the Article of Incorporation - MAS Acquisition XXI Corp.

ARTICLES OF AMENDMENT OF THE             SUE ANNE GILROY
ARTICLES OF INCORPORATION                SECRETARY OF STATE
State Form 38333 (R8 /12-96)             CORPORATIONS DIVISION
Approved by State Board of Accounts 1996 302W. Washington St.,Rm. E018
                                         Indianapolis, IN 46204
                                         Telephone:	(317) 232-6676

INSTRUCTIONS:  Use 8 1/2" x 11" white paper    Indiana Code 23-1-38-1
et seq.
for inserts Present original and two copies      Filing Fee: $30.00
to address in upper right hand corner of this Please TYPE or PRINT

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of Corporation                            Date of incorporation
MAS Acquisition XXI Corp.                      January 6, 1997

The undersigned officers of the above referenced Corporation
(hereinafter referred to as the 'Corporation) existing pursuant to the provisions of: (indicate appropriate act)

   X     Indiana Business Corporation Law
         Indiana Professional Corporation Act of 1983

  as amended (hereinafter referred to as the "Act'), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s)                 I                 of the
Articles

        (NOTE: If amending the name of corporation, write Article "I" in space above and write "The name of the Corporation is below.)


      The name of the Corporation is Telecom Communications Inc.


                                   ARTICLE II

Date of each amendment's adoption:
  December15, 2000


                        (Continued on the reverse side)

                  ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

     SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

 X   SECTION 2 The shareholders of the Corporation entitled to vote in respect
               to the amendment adopted the proposed amendment. The
amendment
               was adopted by: (Shareholder approval maybe by either A or
B.)

          A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

      8,272,400   Shares entitled to vote.
      8,250,000   Number of shares represented at the meeting.
      8,250,000   Shares voted in favor.
      0           Shares voted against.

          B. Unanimous written consent executed on December 13th, 2000 and signed by all shareholders entitled to vote.

                     ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true this 13th day of December 2000.

Signature of current officer or             Printed name of officer or
chairman
chairman of the board                       of the board

/s/ Aaron Tsai                               Aaron Tsai

Signature's title

President

EXHIBIT 3.5  By-laws

                           Telecom Communications Inc.
                            (An Indiana Corporation)

                                    BYLAWS


ARTICLE ONE:  NAME AND OFFICES

1.01 Name. The name of the Corporation is Telecom Communications Inc., hereinafter referred to as the "Corporation"

1.02 Registered Office and Agent. The Corporation shall establish, designate and maintain a registered office and agent in the State of Indiana. The registered office of the Corporation shall be at 827 S. Broadway, Los Angeles, CA 90014.

1.03 Change of Registered Office or Agent. The Corporation may change its registered office or change its registered agent, or both, as the Board of Directors may from time to time determine.

1.04 Other Offices. The Corporation may have offices at such places both within and without the State of Indiana, or within or without the United States and in any foreign countries as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE TWO:  SHAREHOLDERS

2.01 Place of Meetings. All meetings of the Shareholders for the election of Directors and for any other purpose may be held at such time and place, within or without the State of Indiana, as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02 Annual Meeting. An annual meeting of the Shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the first Monday in January, beginning in 1997, or such other date as may be selected by the Board of Directors from time to time. At the meeting, the Shareholders shall elect Directors and transact such other business as may properly be brought before the meeting.

2.03 Special Meeting. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, may be called by the President, the Secretary, the Board of Directors, or the holders of not less than one tenth of all the shares entitled to vote at the meeting. Business transacted at a special meeting shall be confined to the subjects stated in the notice of the meeting.

2.04 Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.05 Voting List. At least ten days before each meeting of Shareholders a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order and setting forth the address of each and the number of voting shares held by each, shall be prepared by the Officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder during the whole time of the meeting.

2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws.
If a quorum is not present or represented at a meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote: Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.08 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter subject to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. The Board of Directors may, in the future, at their discretion, direct that voting be cumulative, according to any plan adopted by the Board. At any meeting of the Shareholders, every Shareholder having the right to vote may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact.

No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to, or at the time of, the meeting. Voting for Directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken via voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used. Cumulative voting is not prohibited.

2.09 Record Date: Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders, such record date to be not less than ten nor more than sixty days prior to such meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of Shareholders or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Such consent or consents shall have the same force and effect as the requisite vote of the Shareholders at a meeting. The signed consent or consents, or a copy or copies thereof, shall be placed in the minute book of the Corporation. Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the requisite written consent or consents of the Shareholders, if applicable. A telegram, telex, cablegram, or similar transaction by a Shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Shareholder, shall be regarded as signed by the Shareholder for purposes of this Section 2.10.

2.11 Order of Business at Meetings. The order of business at annual meetings, and so far as practicable at other meetings of Shareholders, shall be as follows unless changed by the Board of Directors:

     (a)     Call to order
     (b)     Proof of due notice of meeting
     (c) Determination of quorum and, if necessary, examination of proxies
     (d)     Announcement of availability of voting list (See Bylaw 2.05)
     (e)     Announcement of distribution of annual reports (See Bylaw 8.03)
     (f) Reading and disposing of minutes of last meeting of Shareholders
     (g)     Reports of Officers and committees, if deemed necessary
     (h)     Appointment of voting inspectors
     (I)     Unfinished business
     (j)     New business
     (k)     Nomination of Directors
     (l)     Opening of polls for voting
     (m)     Recess
     (n)     Reconvening; closing of polls
     (o)     Report of voting inspectors
     (p)     Other business
     (q)     Adjournment

ARTICLE THREE:  DIRECTORS

3.01 Management. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the Shareholders.

3.02 Number; Qualification; Election; Term. The Board of Directors shall consist of not less than one member nor more than five members; provided however, the Board of Directors in effect as of the date of effectiveness of these Bylaws consists of three members. A Director need not be a Shareholder or resident of any particular state or country. The Directors shall be elected at the annual meeting of the Shareholders, except as provided in Bylaw

3.03 and 3.05. Each Director elected shall hold office until his successor is elected and qualified. Each person elected as a Director shall be deemed to have qualified unless he states his refusal to serve shortly after being notified of his election.

3.03 Change in Number. The number of Directors may be increased or decreased from time to time by amendment to the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of Shareholders.

3.04 Removal. Any Director may be removed either for or without cause at any special or annual meeting of Shareholders by the affirmative vote of a majority, in number of shares, of the Shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Director if notice of intention to act upon such matter is given in the notice calling such meeting.

3.05 Vacancies. Any unfilled directorship position, or any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise), shall be filled by an affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.

A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, except that a vacancy occurring due to an increase in the number of Directors shall be filled in accordance with
Section 3.03 of these Bylaws.

3.06    Election of Directors.  Directors shall be elected by majority vote.

3.07 Place of Meeting. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Indiana.

3.08 First Meeting. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of Shareholders, and at the same place, unless the Directors change such time or place by unanimous vote.

3.09 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as determined by the Board of Directors.

3.10 Special Meetings. Special meetings of the Board of Directors may be called by the President or by any Director on three days notice to each Director, given either personally or by mail or by telegram. Except as otherwise expressly provided by statute, or by the Articles of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in a notice or waiver of notice.

3.11 Majority Vote. At all meetings of the Board of Directors, a majority of the number of Directors then elected and qualified shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

If a quorum is not present at a meeting of the Board of Directors, the Directors present thereat my adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless his dissent to the action is entered in the minutes of the meeting, or unless he files his written dissent thereto with the Secretary of the meeting or forwards such dissent by registered mail to the Secretary of the Corporation immediately after such meeting.

3.12 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance of each meeting of the Board of Directors, or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any executive, special or standing committees established by the Board of Director, may, by resolution of the Board of Directors, be allowed like compensation and expenses for attending committee meetings.

3.13 Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

3.14    Interested Directors, Officers and Shareholders.

        (a) If Paragraph (b) is satisfied, no contract or other transaction between the Corporation and any of its Directors, Officers or Shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of such relationship or because of the presence of such Director, Officer or Shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

        (b)  Paragraph (a) shall apply only if:

        (1) The material facts of the relationship or interest of each such Director, Officer or Shareholder are known or disclosed:

             (A) To the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote;
or

             (B) To the Shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for a quorum and voting purposes; or

        (2) The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board or the Shareholders.

        (c) This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

3.15 Certain Officers. The President shall be elected from among the members of the Board of Directors.

3.16 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors. Such consent shall have the same force and effect as unanimous vote of the Board of Directors at a meeting. The signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation. Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the unanimous written consent of the Directors.

ARTICLE FOUR:  EXECUTIVE COMMITTEE

4.01 Designation. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee from among its members.

4.02 Number; Qualification; Term. The Executive Committee shall consist of one or more Directors. The Executive Committee shall serve at the pleasure of the Board of Directors.

4.03 Authority. The Executive Committee shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation except where action of the full Board of Directors is required by statute or by the Articles of Incorporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; except that the Executive Committee shall not have authority to amend the Articles of Incorporation; approve a plan of merger or consolidation; recommend to the Shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of its business; recommend to the Shareholders the voluntary dissolution of the Corporation; amend, alter, or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation; fill any vacancy in the Board of Directors or any other corporate committee; fix the compensation of any member of any corporate committee; alter or repeal any resolution of the Board of Directors; declare a dividend; or authorized the issuance of shares of the Corporation. Each Director shall be deemed to have assented to any action of the Executive Committee unless, within seven days after receiving actual or constructive notice of such action, he delivers his written dissent thereto to the Secretary of the Corporation.

4.04 Change in Number. The number of Executive Committee members may be increased or decreased (but not below one) from time to time by resolution adopted by a majority of the Board of Directors.

4.05 Removal. Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

4.06 Vacancies. A vacancy occurring in the Executive Committee (by death, resignation, removal or otherwise) shall be filled by the Board of Directors in the manner provided for original designation in Section 4.01 above.

4.07 Meetings. Time, place and notice, if any, of Executive Committee meetings shall be as determined by the Executive Committee.

4.08 Quorum: Majority Vote. At meetings of the Executive Committee, a majority of the members shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of he Executive Committee, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the Executive Committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

4.09 Compensation. By resolution of the Board of Directors, the members of the Executive Committee may be paid their expenses, if any, of attendance at each meeting of the Executive Committee and may be paid a fixed sum for attendance at each meeting of the Executive Committee or a stated salary as a member thereof. No such payment shall preclude any member from serving the Corporation in any other capacity and receiving compensation therefor.

4.10 Procedure. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation.

4.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Executive Committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy thereof, shall be placed in the minute book. Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the unanimous written consent of the Directors.

4.12 Responsibility. The designation of an Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE FIVE:  NOTICE

5.01 Method. Whenever by statute or the Articles of Incorporation or these Bylaws notice is required to be given to any Director or Shareholder and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given:

        (a) in writing, by mail, postage prepaid, addressed to such Director or Shareholder at such address as appears on the books of the Corporation; or

        (b) by any other method permitted by law.

Any notice required or permitted to be given by mail shall be deemed to be given at the time it is deposited in the United States mail.

5.02 Waiver. Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a Shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

5.03 Telephone Meetings. Shareholders, Directors, or members of any committee, may hold any meeting of such Shareholders, Directors, or committee by means of conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other. Actions taken at such meeting shall have the same force and effect as a vote at a meeting in person. The Secretary shall prepare a memorandum of the actions taken at conference telephone meetings.

ARTICLE SIX:  OFFICERS AND AGENTS

6.01    Number:  Qualification: Election:  Term.

        (a)  The Corporation shall have:

                (1) A Chairman of the Board (should the Board of Directors so choose to select), a President, a Vice-President, a Secretary and a Treasurer, and

                (2) Such other Officers (including one or more Vice-Presidents, and assistant Officers and agents) as the Board of Directors authorizes from time to time.

        (b) No Officer or agent need be a Shareholder, a Director or a resident of Indiana except as provided in Sections 3.15 and
             4.02 of these Bylaws.

        (c) Officers named in Section 6.01(a)(1) above shall be elected by the Board of Directors on the expiration of an Officer's term or whenever a vacancy exists. Officers and agents named in
             Section 6.01 (a)(2) may be elected by the Board of Directors at any meeting.

        (d) Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each Officer's and agent's term shall end at the first meeting of Directors after the next annual meeting of Shareholders. He shall serve until the end of his term or, if earlier, his death, resignation or removal.

        (e)  Any two or more offices may be held by the same person.

6.02 Removal and Resignation. Any Officer or agent elected or appointed by the Board of Directors may be removed with or without cause by a majority of the Directors at any regular or special meeting of the Board of Directors. Any Officer may resign at any time by giving written notice to the Board of Directors or to the President or Secretary.

        Any such resignation shall take effect upon receipt of such notice if no date is specified in the notice, or, if a later date is specified in the notice, upon such later date; and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. The removal of any Officer or agent shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

6.04 Authority. Officers shall have full authority to perform all duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors from time to time not inconsistent with these Bylaws.

6.05 Compensation. The compensation of Officers and agents shall be fixed from time to time by the Board of Directors.

6.06 Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned to him by the Board of Directors or prescribed by the Bylaws.

6.07 Executive Powers. The Chairman of the Board, if any, and the President of the Corporation respectively, shall, in the order of their seniority, unless otherwise determined by the Board of Directors or otherwise are positions held by the same person, have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

        They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. Within this authority and in the course of their respective duties the Chairman of the Board, if any, and the President of the Corporation, respectively, shall have the general authority to:

        (a) Conduct Meetings. Preside at all meetings of the Shareholders and at all meetings of the Board of Directors, and shall be ex official members of all the standing committees, including the Executive Committee, if any.

        (b) Sign Share Certificates. Sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

        (c) Execute Instruments. When authorized by the Board of Directors or required by law, execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and unless the Board of Directors orders otherwise by resolution, make such contracts as the ordinary conduct of the Corporation's business requires.

        (d) Hire and Discharge Employees. Subject to the approval of the Board of Directors, appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees and clerks of the Corporation other than the duly appointed Officers, and, subject to the direction of the Board of Directors, control all of the Officers, agents and employees of the Corporation.

6.08 Vice-Presidents. The Vice-Presidents, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.09 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all votes and minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee when required. He shall:

        (a) give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors;

        (b) keep in safe custody the Seal of the Corporation and, when authorized by the Board of Directors or the Executive Committee, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall be under the supervision of the senior Officers of the Corporation;

        (c) perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.10 Assistant Secretaries. The Assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary.
They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.11    Treasurer.  The Treasurer shall:

        (a) have the custody of the corporate funds and securities and shall keep full and accurate accounts of all income, expense, receipts and disbursement of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

        (b) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and

        (c) render to the senior Officers of the Corporation and Directors, at the regular meeting of the Board, or whenever they may request it, accounts of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, he shall:

        (a) give the Corporation a bond in such form, in such sum, and with such surety or sureties as satisfactory the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, paper, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        (b) perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.12 Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

ARTICLE SEVEN:  CERTIFICATE AND TRANSFER REGULATIONS

7.01 Certificates. Certificates in such form as may be determined by the Board of Directors shall be delivered, representing all shares to which Shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Indiana, the holder's name, the number and class of shares, the par value of such shares or a statement that such shares are without par value, and such other matters as may be required by law.

        They shall be signed by the President or a vice-president and either the Secretary or Assistant Secretary or such other Officer or Officers as the Board of Directors designates, and may be sealed with the Seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any such Officer may be a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any such Officer may be a facsimile thereof.

7.02 Issuance of Certificates. Shares both treasury and authorized but unissued may be issued for such consideration (not less than par value) and to such persons as the Board of Directors determines from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. In addition, Shares shall not be issued or transferred until such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation, the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws and applicable law, shall have been satisfied.

7.03    Legends on Certificates.

        (a) Shares in Classes or Series. If the Corporation is authorized to issue shares of more than one class, the certificates shall set forth, either on the face or back of the certificate, a full or summary statement of all of the designations, preferences, limitations relative rights of the shares of such class and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any shareholder without charge upon written request to the Corporation at its principal place of business or registered office and that copies of the information are on file in the office of the Secretary of State.

        (b) Restriction on Transfer. Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof may be copied at length or in summary form on the face, or so copied on the back and referred to on the face, of each certificate representing shares to which the restriction applies. The certificate may, however, state on the face or back that such a restriction exists pursuant to a specified document and that the Corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the Corporation at its principal place of business, or refer to such restriction in any other manner permitted by law.

        (c) Preemptive Rights. Any preemptive rights of a Shareholder to acquire unissued or treasury shares of the Corporation which are or may at any time be limited or denied by the Articles of Incorporation may be set forth at length on the face or back of the certificate representing shares subject thereto. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any Shareholder without charge upon written request to the Corporation at its principal place of business and that a copy of such information is on file in the office of the Secretary of State, or refer to such denial of preemptive rights in any other manner permitted by law.

        (d) Unregistered Securities. Any security of the Corporation, including, among others, any certificate evidencing shares of the Common Stock or warrants to purchase Common Stock of the Corporation, which is issued to any person without registration under the Securities Act of 1933, as amended, or the securities laws of any state, shall not be transferable until the Corporation has been furnished with a legal opinion of counsel with reference thereto, satisfactory in form and content to the Corporation and its counsel, if required by the Corporation, to the effect that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the securities laws of any state having jurisdiction. The certificate representing the security shall bear substantially the following legend:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS SUCH OFFER, SALE OR TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE BLUE SKY LAWS. ANY OFFER, SALE OR TRANSFER OF THESE SECURITIES MAY NOT BE MADE WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CORPORATION".

7.04    Payment of Shares.

        (a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

        (b) Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

        (c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

        (d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between Stated Capital and Capital Surplus accounts.

7.05 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares shall be paid in full at such time or in such installments and at such times as determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

7.06 Lien. For any indebtedness of a Shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.07 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate.

        (a) Claim. Submits proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

        (b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

        (c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, if the Corporation so requires, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

        (d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

        When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record shall be precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.08 Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

        (a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

        (b) Guaranty and Effectiveness of Signature. If required by the Corporation, the signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

        (c) Adverse Claims. The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

        (d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

7.09 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner or holder of a written proxy from such registered owner as the person exclusively entitled to vote, to receive notices and otherwise exercise all the rights and powers of a Shareholder.

7.10 Preemptive Rights. No Shareholder or other person shall have any preemptive rights of any kind to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into, or carrying rights to subscribe to or acquire, shares of any class or series of the Corporation's capital stock, unless, and to the extent that, such rights may be expressly granted by appropriate action.

ARTICLE EIGHT:  GENERAL PROVISIONS

8.01    Dividends and Reserves.

        (a) Declaration and Payment. Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

        (b) Record Date. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

        (c) Reserves. By resolution, the Board of Directors may create such reserve or reserves out of the Earned Surplus of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

8.02 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of the shares held by each.

8.03 Annual Reports. The Board of Directors shall cause such reports to be mailed to Shareholders as the Board of Directors deems to be necessary or desirable from time to time.

8.04 Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors designates from time to time.

8.05 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

8.06 Seal. The Corporation Seal (of which there may be one or more examples)may contain the name of the Corporation and the name of the state of incorporation. The Seal may be used by impressing it or reproducing a facsimile of it, or otherwise. Absence of the Corporation Seal shall not affect the validity or enforceability or any document or instrument.

8.07    Indemnification.

        (a) The Corporation shall have the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of Indiana law, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Corporation to indemnify such persons shall include, but not limited to, the authority of the Corporation to enter into written agreements for indemnification with such persons.

        (b) To the fullest extent permitted by, and in the manner permissible under the laws of the State of Indiana, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or served any other enterprise as director, officer or employee at the request of the Corporation. The Board of Directors, in its discretion, shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit, or proceeding by reason of the fact that he/she is or was an employee of the Corporation. A Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this provision does not eliminate or limit the liability of a Director to the extent the Director is found liable for:

             (1) a breach of the Director's duty of loyalty to the Corporation or its shareholders;

             (2) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

             (3) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or

             (4) an act or omission for which the liability of a Director is expressly provided by an applicable statute.

8.08 Amendment of Bylaws. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present thereat, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.

8.09 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws are ever finally determined to be invalid or inoperative, then, so far as is reasonable and possible:

        (a)  The remainder of these Bylaws shall be valid and operative; and

        (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.10 Table of Contents; Headings. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

Signed for Identification,

Telecom Communications Inc.
An Indiana Corporation



BY: /s/   Tak Hiromoto
    -------------------------------------------
    Its:  Chairperson of the Board of Directors

EXHIBIT 5.1  Opinion of Counsel

                               DANIEL H. LUCIANO
                               -----------------
                                ATTORNEY AT LAW
                          242 A WEST VALLEY BROOK ROAD
                            CALIFON, NEW JERSEY 07830

MEMBER TEXAS AND                                   TELEPHONE  908-832-5546
NEW JERSEY BARS                                    FACSIMILE  908-832-9601

September 6, 2001



Telcom Communications Inc.
827 S. Broadway
Los Angeles, California 90014

Re Opinion Of Counsel

Ladies and Gentlemen:

The undersigned has acted as counsel for Telcom Communications Inc. (formerly MAS Acquisition XXI Corp.), an Indiana corporation (the "Company") limited to certain matters as described herein.

In rendering this opinion, we have examined the Articles of Incorporation of the Company as filed with the Secretary of State of the State of Indiana on January 6, 1997, the Articles of Amendment of the Articles of Incorporation of the Company filed with the Secretary of State of the State of Indiana on December 18, 2000, the By-Laws of the Company, and such other documents as deemed necessary or appropriate for the opinion expressed herein. All the foregoing documents shall be herein referred to as the "Reviewed Documents." We also refer to the Form SB-2 of the Company to be filed with the Securities and Exchange Commission ("Form SB-2"). The Form SB-2 relates to 2,500,000 shares of common stock of the Company ("Company Shares") and 1,000,000 shares of common stock of the Selling Shareholders (as referenced therein) ("Selling Shareholder Shares").

We have not reviewed any documents other than the Reviewed Documents for purposes of rendering the opinions expressed herein. We have conducted no independent factual investigation other than our review of the Reviewed Documents. In rendering this opinion, we have relied, as to factual matters, solely upon the Reviewed Documents, and the factual representations, warranties, statements and information set forth therein, all of which we assume to be true, complete and accurate in all material respects.

With respect to the Reviewed Documents, we have assumed and relied upon the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or forms, the genuineness of all signatures, the legal capacity

Page 2.
Telecom Communications Inc.
September 6, 2001

of natural persons and that the Reviewed Documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to this opinion.

This opinion is limited, we express no opinion with respect to state securities, blue sky or tax laws.

This opinion is given only with respect to laws and regulations presently in effect in the State of Indiana. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same or retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

For the purpose of rendering the opinions hereinafter expressed, we have made the following additional assumptions that the Articles of Incorporation, as amended, and By-laws constitute the articles of incorporation and by-laws of the Company are presently in effect.

Based upon the foregoing, and subject to and in reliance on the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

        1. The Company Shares when issued pursuant to the Form SB-2 will be legally and validly issued, duly authorized, fully paid and non-assessable shares of capital stock of the Company in accordance with the laws of the State of Indiana.

        2. The Selling Shareholders Shares are legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

We hereby consent to the filing of the opinion as Exhibit 5.1 to the Company's Registration Statement and the reference to our firm in the Prospectus, if applicable or required.

This opinion is rendered solely for your benefit in connection with the matters addressed herein. Except as stated in the immediately preceding sentence, without our prior written consent, this opinion may not be relied upon by you for any other purpose or be furnished or quoted to, or relied upon by, any person or entity for any purpose.

Very truly yours,

/s/ Daniel H. Luciano
---------------------
Daniel H. Luciano

EXHIBIT 10.1  Standard Shopping Center Lease

                          STANDARD OFFICE LEASE GROSS
                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1. Basic Lease Provisions ("Basic Lease Provisions")

1.1 Parties: This Lease, dated, for reference purposes only JULY 10, 1995 is made by and between ROBERT CRANE RECEIVER UNDER COURT ORDER NO. BC 106992 SUPERIOR COURT OF LOS ANGELES COUNTY (herein called "Lessor") and BAILEY ASSOCIATES INC. A DELAWARE CORPORATION, doing business under the name of TO BE DETERMINED (herein called "Lessee").
1.2 Premises: Suite Number(s) C ON THE FIRST floor, cosisting of approximately 900 SQUARE FEET more or less, as defined in paragraph 2 and as shown on Exhibit "A" hereto (the "Premises").
1.3 Building: Commonly described as being located at 827 SOUTH BROADWAY PART OF BUILDING KNOWN AS 801 SOUTH
BROADWAY
in the City of LOS ANGELES
County of LOS ANGELES
State of CALIFORNIA      as, more particularly described in Exhibit N/A
hereto, and as defined in paragraph 6.
1.4:Use DISCOUNT TELEPHONE PHONE SERVICES, WESTERN UNION SERVICES, RETAIL SALES AND ACTIVATION OF PAGERS AND CELLULAR TELEPHONES. subject to paragraph 6
1.5 Term: SIX AND 1/2 MONTHS commencing AUGUST 15,1995 (commencement Date) and ending FEBRUARY 29, 1996 as defined in paragraph 3.

1.6 Base Rent: $1,200.00 per month, payable on the FIRST day, of each month per paragraph 4.1 PRORATED RENT FOR THE MONTH OF AUGUST 15
THROUGH
               AUGUST 31 IN THE SUM OF SIX-HUNDRED DOLLARS AND NO/CENTS ($600.00) PAYABLE ON SEPTEMBER 1. 1995.

1.7 Base Rent Increase: MARCH 1, 1996 SUBJECT TO THE PROVISIONS OF ARTICLE NUMBER 52
1.8 Rent Paid Upon Execution: $1,200.00 RENT FOR THE MONTH OF SEPTEMBER,
1995.
1.9 Security Deposit: ONE THOUSAND TWO HUNDRED DOLLARS AND NO/CENTS
($1,200.00)

1.10 Lessee's Share of Operating Expense Increase: N/A

2. Premises, Parking and Common Areas.

   2.1 Premises: The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in paragraph 1.3 of the Basic Lease Provisions. The Premises, the Building, the Common Areas, The land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Office Building Project" Lessor hereb leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, paragraph 1.2. as the "Premises:' including rights to the Common Areas as hereinafter specified.

   2.2 N/A

   2.3 Common-Areas-Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, land-scaped areas and decorative walls.

   2.4 Common Areas-Rules and Regulations. Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit B with respect to the Office Building Project and Common Areas, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time to modify, amend and enforce said rules and regulations. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees, their agents, employees and invitees of the Office Building Project,

   2.5 Common Areas-Changes. Lessor shall have the right, in Lessors sole discretion, from time to time:
        (a) To make changes to the Building interior and exterior and Common Areas, including, without limitation changes in the location, size, shape number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, Lessor shall at all times provide the parking facilities required by applicable law;
        (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;
        (c) To designate other land and improvements outside the boundaries of the Office Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project;
        (d) To add additional buildings and improvements to the Common
Areas;
        (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion thereof;
        (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound business judgment deem to be appropriate.

3.TERM.

   3.1 Term. The term and Commencement Date of this Lease shall be as specified in paragraph 1.5 of the Basic Lease.

   3.2 Delay in Possession. Notwithstanding said Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date and subject to paragraph 3.2.2, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but, in such case, Lessee shall not be obligated to pay rent or perform any other obli- gation of Lessee under the terms of this Lease, except as may be otherwise provided in this Lease. until possession of the Premises is tendered to Lessee, as hereinafter defined, provided, however, that if Lessor shall not have delivered possession of the Premises within sixty (60) days following said Commencement Date, as the same may be extended under the terms of a Work Letter executed by Lessor and Lessee, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder, provided, however, that, as to Lessee's obligations, Lessee first reimburses Lessor for all costs incurred for Non-Standard Improvements and, as to Lessor's obligations, Lessor shall return any money previously deposited by Lessee (less any offsets due Lessor for Non-Standard Improvements); and provided further, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect.
   3.2.1 Possession Tendered-Defined. Possession of the Premises shall be deemed tendered to Lessee ("Tender of Possession") when (1) the improvements to be provided by Lessor under this Lease are substantially completed, (2) the Building utilities are ready for use in the Premises (3) Lessee has reasonable access to the Premises.
   3.2.2 Delays Caused by Lessee. There shall be no abatement of rent, and the sixty (60) day period following the Commencement Date before which Lessee's right to cancel this Lease accrues under paragraph 3.2, shall be deemed extended to the extent of any delays caused by acts or omissions of Lessee, Lessee's agents, employees and contractors.

   3.3 Early Possession. If Lessee occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Lessee shall pay rent for such occupancy.

   3.4 Uncertain Commencement. In the event commencement of the Lease term is defined as the completion of the improvements, Lessee and Lessor shall execute an amendment to this Lease establishing the date of Tender of Possession (as defined in paragraph 3.2.1) or the actual taking of possession by Lessee, whichever first occurs, as the Commencement Date.

4. Rent.
   4.1 Base Rent. Subject to adjustment as hereinafter provided in paragraph 4.3, and except as may be otherwise expressly provided in this Lease, Lessee shall pay to Lessor the Base Rent for the Premises set forth in paragraph
1.6 of the Basic Lease Provisions, without offset or deduction. Lessee shall pay Lessor upon execution hereof the advance Base Rent described in paragraph 1.8 of the Basic Lease Provisions. Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the security deposit set forth in paragraph 1.9 of the Basic Lease Provisions as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. If the monthly Base Rent shall, from time to time, increase during the term of this Lease, Lessee shall, at the time of such increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times bear the same proportion to the then current base Rent as the initial security deposit bears to the initial Base Rent set forth in paragraph 1.6 of the Basic Lease Provisions. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Lessor, shall be returned without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunderj at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6. Use.

   6.1 Use. The Premises shall be used and occupied only for the purpose set forth in paragraph 1.4 of the Basic Lease Provisions or any other use which is reasonably comparable to that use and for no other purpose.

6.2 Compliance with Law.

   (aJ Lessor warrants to Lessee that the Premises, in the state existing on the date that the Lease term commences, but without regard to alterations or improvements made by Lessee or the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term Commencement Date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessors sole cost and expense, rectify any such violation.

   (b) Except as provided in paragraph 6.2(a) Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises. Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Office Building Project.

6.3 Condition of Premises

   (a) Lessor shall deliver the Premises to Lessee in a clean condition on the Lease Commencement Date (unless Lessee is already in possession) and Lessor warrants to Lessee that the "HVAC," lighting, system in the Premises shall be in good operating condition. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation.

   (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises and the Office Building Project in their condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lasso's agent or agents has made any representation or warranty as to the present or future suitability of the Promises, Common Areas, or Office Building Project for the conduct of Lessee's business.

7. Maintenance, Repairs, Alterations and Common Area Services.

   7.1 Lessor's Obligations. Lessor shall keep the Office Building Project, including the Premises, interior and exterior walls, roof, and common areas, and the equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair, provided, however
Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above then Building standards. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Lessee on account of any injury or interference with Lesse's business with respect to any improvements, alterations or repairs made by Lessor to the Office Building Project or any part thereof. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

7.2 Lessee's Obligations.

   (a) Notwithstanding Lessor's obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above then Building standards. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee's responsibility hereunder.

   (b) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall panelling, ceilings and plumbing on the Premises and in good operating condition

7.3 Alterations and Additions.

   (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, Utility Installations or repairs in, on or about the Premises, or the Office Building Project. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. At the expiration of the term, Lessor may require the removal of any or all of said alterations, impprovements additions or Utility Installations, and the restoration of the Premises and the Office Building Project to their prior condition, at Lessee's expense. Should Lessor permit Lessee to make its own alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been expressly approved by Lessor, and Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any part or all of the same.

   (b) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Office Building Project that Lessee shall desire to make shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

   (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Office Building Project, or any interest therein.

   (d) Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, the Building or the Office Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim. In addition. Lessor may require Lessee to pay Lessor's reasonable attorneys'fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest so to do.

   (e) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee) which may be made to the Premises by Lessee, including but not limited to, floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Provided Lessee is not in default, notwithstanding the provisions of this paragraph 7.3(e), Lessee's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

   (f) Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

7.4 Utility Additions. Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee, or any other lessee of the Office Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8. Insurance; Indemnity.

   8.1 Liability Insurance-Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL0404) or equivalent, in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor and shall insure Lessee with Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder.

   8.2 Liability Insurance-Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Broad Form Property Damage Insurance, plus coverage against such other risks Lessor deems advisable from time to time, insuring Lessor, but not Lessee, against liability arising out of the ownership, use, occupancy or maintenance of the Office Building Project in an amount not less than $5,000,000.00 per occurrence.

   8.3 Property Insurance-Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Lessee's personal property, fixtures. equipment and tenant improvements.

   8.4 Property Insurance-Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Office Building Project improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form or equivalent providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, piate glass, and such other perils as Lessor deems advisable or may be required by a lender having a lien on the Office Building Project. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds therefrom. The policies required by these paragraphs 8.2 and 8.4 shall contain such deductibles as Lessor or the aforesaid lender may determine. In the event that the Premises shall suffer an insured loss as defined in paragraph 9.1 (fl hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Office Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessees occupancy or any act or omission of Lessee.

   8.5 Insurance Policies. Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the Commencement Date of this Lease. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals thereof.

   8.6 Waiver of Subrogation, Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

   8.7 Indemnity. Lessee shall indemnify and hold harmless Lessor and its agents, Lessor's master or ground lessor, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Lessee's use of the Office Building Project, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or else-where and shall further indemnify and hold harmless Lessor from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, employees, or invitees, and from and against all costs, attoney's fees, expenses and liabilities incurred by Lessor as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Lessor by reason of any such matter, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate With Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Office Building Project arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

   8.8 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Office Building Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Office Building Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Office Building Project, or of the equipment fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Office Building Project, nor from the failure of Lessor to enforce the provisions of any other lease of any other lessee of the Office Building Project.

   8.9 No Representation of Adequate Coverage, Lessor makes no representation that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover Lessee's property or obligations under this Lease.

9. Damage or Destruction.

   9.1 Definitions.

      (a) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

      (b) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the building.

      (c) "Premises Building Tatal Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

      (d) "Office Building Project Buildings" shall mean all of the buildings on the Office Building Project site.

      (e) "Office Building Project Buildings Total Destruction" shall mean if the Office Building Project Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Office Building Project Buildings.

      (f) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph
8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

      (g) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees, other than those Installed by Lessor at Lessee's expence.

   9.2 Premises Damage; Premises Building Partial Damage.

      (a) Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Lessor shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Lessor's expense repair such damage (but not Lessee's fixtures, equipment or tenant improvements originally paid for by Lessee) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

      (b) Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from making any substantial use of the Promises, Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

   9.3 Premises Building Total Destruction; Office Building Project Total Destruction. Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into into the classifications of either (i) Premises Building Total Destruction, or (ii) Office building Project Total Destruction, then Lessor may at Lessor's option either (i) repair such damage or destruction as soon as reasonably possible at Lessor's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Lessee's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or (it) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

   9.4 Damage Near End of Term.

      (a) Subject to paragraph 9.4(b), if at any time during the last twelve
(12) months of the term of this Lease there is substantial damage to the Premises, Lessor may at Lessors option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

      (b) Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss failing within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. If Lessee duty exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such - option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty
(20) day period, notwithstanding any term or provision in the grant of option to the contrary.

   9.5 Abatement of Rent; Lessee's Remedies.

      (a) In the event Lessor repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expense Increase) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Lessee, and (2) such abatement shall only be to the extent the operation and profitability of Lessee's business as operated from the Premises is adversely affected. Except for said abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

   (b) If Lessor shall be obligated to repair or restore the Premises or the Building under the provisions of this Paragraph 9 and shall not commence such repair or restoration within ninety (9o) days after such occurrence, or if Lessor shall not complete the restoration and repair within six (6) months after such occurrence, Lessee may at Lesse's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.
   (c) Lessee agrees to cooperate with Lessor in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

 9.6 Termination-Advance Payments. Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

 9.7 Waiver. Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10. Real Property Taxes.

 10. 1 Payment of Taxes. Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Office Building Project.

 10.2 Additional Improvements. Lessee shall not be responsible for paying any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Office Building Project by other lessees or by Lessor for the exclusive enjoyment of any other lessee. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

 10.3 Definiffon of "Real Property Tax" As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Office Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof as against any legal or equitable interest of Lessor in the Office Building Project or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Office Building Project. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee levy, assessment or charge hereinabove included within the definition of "real property tax" or (ii) the nature of which was hereinbefore included within the definition "real property tax" or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1,1978, or (iv) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Office Building Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

 10.4 Joint Assessment If the improvements or property, the taxes for which are to be paid separately by Lessee under paragraph 10.2 or 10.5 are not separately assessed, Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

 10.5 Personal Property Taxes

   (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

   (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.Utilities.

 11.2 Services Exclusive to Lessee. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

11.3 Hours of Service. Said services and utilities shall be provided during generally accepted business days and hours or such other days or hours as may hereafter be set forth. Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.

11.4 Excess Usage by Lessee. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the

Office Building Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in its sole discretion, install at Lessee's expense supplemental equipment and/or separate metering applicable to Lessee's excess usage or loading.

 11.5 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletiting.

 12.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prio;written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material default and breach of this Lease without the need for notice to Lessee under paragraph 131 "Transfer" within the meaning of this paragraph 12 shall include the transfer or transfers aggregating:
(a) if Lessee is a corporation more than twenty-five percent (25%) of the voting stock of such corporation, or (b) if Lessee is a partnership, more than twenty-five percent (250%) of the profit and loss participation in such partnership.

 12.2 Lessee Affiliate. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate"; provided that before such assignment shall be effective
(a) said assignee shall assume, in full, the obligations of Lessee under this Lease and (b) Lessor shall be given written notice of such assignment and assumption. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

 12.3 Terms and Conditions Applicable to Assignment and Subletting.

   (a) Regardless of Lessor's consent, no assignment or subletting shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder including Lessee's Share of Operating Expense Increase, and to perform all other obligations to be performed by Lessee hereunder.

   (b) Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment.

   (c) Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease.

   (d) If Lessee's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Lessor's consent thereto,shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

     (e) The consent by Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease, however such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Lessee or su61 essee under this Lease or such sublease.

    (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

   (g) Lessor's written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgement that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

     (h) The discovery of the fact that any financial statement relied Upon by Lessor in giving its consent to an assignment or subletting was materially false shall, at Lessor's election, render Lessor's said consent null and void.

 12.4 Additional Terms and Conditions Applicable to Subletlting. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

     (a) Lessee hereby assigns and transfers to Lessor all of Lessees interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease, provided however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes, and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and 33notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

     (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease Lessee shall use only such form of sublessee as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublease shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

     (c) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease, provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

     (d) No sublessee shall further assign or sublet all or any part of the Promises without Lessor's prior written consent.

     (e) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within three (3) days after service of said notice of default upon such sub-lessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

 12.5 Lessor's Expenses. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable costs and expenses incurred in connection therewith, including attorneys, architects: engineers' or other consultants' fees.

 12.6 Conditions to Consent. Lessor reserves the right to condition any approval to assign or sublet upon Lessor's determination that (a) the proposed assignee or sublessee shall conduct a business on the Premises of a quality substantially equal to that of Lessee and consistent with the general character of the other occupants of the Office Building Project and not in violation of any exclusives or rights then held by other tenants, and
(b) the proposed assignee or sublessee be at least as financially responsible as Lessee was expected to be at the time of the execution of this Lease or of such assignment or subletting, whichever is greater.

13. Default; Remedies.

 13.1 Default. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:
     (a) The vacation or abandonment of the Premises by Lessee. Vacation Gf the Premises shall include the failure to occupy the Premises for a continuous period of sixty (60) days or more, whether or not the rent is paid.

     (b) The breach by Lessee of any of the covenants, conditions or provisions of paragraphs 7.3(a), (b) or (d) (alterations), 12.1 (assignment or subletting), 13.1(a) (vacation or abandonment), 13.1(e) (insolvency), 13.1(f) (false statement), 16(a) (estoppel certificate), 30(b) (subordination), 33 (auctions), or 41.1 (easements), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Lessor to Lessee thereof.

     (c) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

     (d) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee other than those referenced in subparagraphs (b) and (c), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee, provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion.; To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

     (e) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors, (ii) Lessee becoming a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee s assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph
13.1 (e) is contrary to any applicable law, such provision shall be of no force or effect.

     (fl The discovery by Lessor that any financial statement given to Lessor by Lessee, or its successor in interest or by any guarantor of Lessee's obligation hereunder, was materially false.

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 13.2 Remedies. In the event of any material default or breach of this Lease by Lessee. Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

     (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Promises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid, the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired term of this Lease.

     (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or aban-doned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

     (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

 13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently pursues the same to completion.

 13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, Operating Expense Increase, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14.Condemnation. If the Premises or any portion thereof or the Office Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Office Building Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Lessee's business conducted from the Premises, Lessee shall have the option, to be exercised only in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Lessee's Share of Operating Expense Increase shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of rent shall occur with respect thereto or by reason thereof. Lessor shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Office Building Project. Any award for the taking of all or any part of the Premises or the Office Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessees trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Lessee. For that purpose the cost of such improvements shall be amortized over the original term of this Lease excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

 15. N/A

 16. Estoppel Certificate.

(a)	Each party (as "responding party") shall at any time upon not less than ten (10) days' prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in tull force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Office Building Project or of the business of Lessee.

 (b) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party,
(ii) there are no uncured defaults in the requesting party's performance, and (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance.

 (c) If Lessor desires to finance refinance, or sell the Office Building Project, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lesso; such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee's interest in a ground lease of the Office Building Project, and except as expressly provided in paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18. Severabiliity. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law or judgments from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20. Time of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

21. Additional Rent. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expense Increase and any other expenses payable by Lessee hereunder shall be deemed to be rent.

22. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Office Building Project and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

23.Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below or adjacent to the signature of the respective parties, as the case may be. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight hours following deposit in the mail, postage prepaid, whichever first occurs. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24.Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25.Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

26.Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the rent payable shall be two hundred percent (200%) of the rent payable immediately preceding the termination date of this Lease, and all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

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28.Covenants and Conditions. Each provision of this Lease performable by
Lessee shall be deemed both a covenant and a condition.

29.Binding Effect, Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Office Building Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Office Building Project is located.

30. Subordination.

  (a) This Lease, and any Option or right of first refusal granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lesseehas right to quiet possession of the Promises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

  (b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease; as the case may be. Lessees failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this paragraph 30(b).

31. Attorneys' Fees.

 31.1 If either party or the broker(s) named herein bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

 31.2 The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.

 31.3 Lessor shall be entitled to reasonable attorney's fees and all other costs and expenses incurred in the preparation and service of notice of detault and consultations in connection therewith, whether or not a legal transaction is subsequently commenced in connection with such default.

32.Lessor's Access.

 32.1 Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, performing any services required of Lessor, showing the same to prospective purchasers, lenders, or lessees, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Office Building Project as Lessor may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee's use of the Premises. Lessor may at any time place on or about the Premises or the Buildingany ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs.
 32.2 All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.
 32.3 Lessor shall have the right to retain keys to the Promises and to unlock all doors in or upon the Premises other than to files, vaults and safes and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forceable, or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessees property or business in connection therewith.

33.Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holding of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

34.Signs. Lessee shall not place any sign upon the Premises or the Office Building Project without Lessor's prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Office Building Project.

35.Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36.Consents. Except for paragraphs 33 (auctions) and 34 (signs) hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

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37. Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38.Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Office Building Project.

39.Options.

 39.1 Definition. As used in this paragraph the word "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option of right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Office Building Project or other property of Lessor or the right of first offer to lease other space within the Office Building Project or other property of Lessor, (3) the right or option to purchase the Premises or the Office Building Project, or the right of first refusal to purchase the Premises or the Office Building Project or the right of first offer to purchase the Premises or the Office Building Project, or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchase other property of Lessor.

 39.2 Options Personal. Each Option granted to Lessee in this Lease is personal to the original Lessee and may be exercised only by the original Lessee while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee, provided, however, that an Option may be exercised by or assigned to any Lessee Affiliate as defined in paragraph 12.2 of this Lease. The Options, if any, herein granted to Lessee are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

 39.3 Multiple Options. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

 39.4 Effect of Default on Options.
     (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the timecommencing from the date Lessor gives to Lessee a notice of default pursuant to paragraph 13.1 (c) or 13.1 (d) and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, or (iii) in the event that Lessor has given to Lessee three or more notices of default under paragraph 13.1 (c), or paragraph 13.1 (d), whether or not the defaults are cured, during the 12 month period of time immediately prior to the time that 'essee attempts to exercise the subject Option. (iv) if Lessee has committed any non-curable breach, including without limitation those described in paragraph 13.1 (b), or is otherwise in default of any of the terms, covenants or conditions of this Lease.

     (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of paragraph 39.4(a).

     (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in paragraph 13.1 (d) within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, or (iii) Lessor gives to Lessee three or more notices of default under paragraph 13.1(c), or paragraph 13.1(d), whether or not the defaults are cured, or (iv) if Lessee has committed any non-curable breach including without limitation those described in paragraph 13.1 (b), or is otherwise in default of any of the terms, covenants and conditions of this Lease.

40.Security Measures-Lessor's Reservations.

 40.1 Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Office Building Project. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Office Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2(b).

 40.2 Lessor shall have the following rights:

     (a) To change the name, address or title of the Office Building Project or building in which the Premises are located upon not less than 90 days prior written notice;

     (b) To, at Lessees expense, provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate;

     (c) To permit any lessee the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein;

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

     (d) To place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Office Building Project or on pole signs in the Common Areas;

 40.3 Lessee shall not:

     (a) Use a representation (photographic or otherwise) of the Building or the Office Building Project or their name(s) in connection with Lessee's business;

     (b) Suffer or permit anyone, except in emergency, to go upon the roof of the Building.

41. Easements.

 41.1 Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

 41.2 The obstruction of Lessee's view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

42.Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation an the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43.Authority. If Lessee is a corporation, trust, or general or limited partnership, Lessee, and each individual executing this Lease on behalf of such entity represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalt of said entity. If Lessee is a corporation trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44.Conflict. Any conflict between the printed provisions, Exhibits or Addenda of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

45. No Offer. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to Lessee to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by both parties.

46. Lender Modification. Lessee agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Office Building Project.

47. Multitiple parties. If more than one person or entity is named as either Lessor or Lessee herein, except as otherwise expressly provided herein, the obligations of the Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.

48.N/A

49.Attachments. Attached hereto are the following documents which constitute a part of this Lease:.N/A


50. LESSOR SHALL BE RESPONSIBLE FOR REMOVING EXISTING CARPETING AND APPLY $500.00 (FIVE HUNDRED DOLLARS AND NO/CENTS) TOWARDS THE COST OF REPLACING AND INSTALLING NEW CARPETING IN THE PREMISES, UPON RECEIPT OF PAID BILL BY LESSEE.

51. LESSEE HAS THE RIGHT TO PLACE BANNER ON THE SPACE IMMEDIATELY ADJACENT TO THE NORTH OF THE PREMISES' SIGN CAN SPACE. THE DIMENSIONS OF THE BANNER SHALL NOT EXCEED 3 FEET IN HEIGHT NOR 15 FEET IN WIDTH.

52. LESSEE SHALL HAVE THE OPTION TO EXTEND THE ORIGINAL LEASE TERM FOR AN ADDITIONAL SIX (6) MONTHS COMMENCING MARCH 1, 1996 SUBJECT TO PARAGRAPH 39. OPTIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY, SHOULD LESSEE CHOSE TO EXERCISE OPTION, LESSEE MUST NOTIFY LESSOR IN WRITING, THIRTY (30) DAYS PRIOR TO TERMINATION OF ORIGINAL LEASE TERM. THE RENT DURING THE SIX(6) MONTH OPTION PERIOD SHALL BE $1,350.00 (ONE THOUSAND THREE HUNDRED FIFTY DOLLARS AND NO/CENTS) PER MONTH.

52.A) SHOULD TENANT CHOOSE TO EXERCISE OPTION, LESSOR WILL PAY 50.00% OF COST FOR NEW SIGN CAN AND INSTALLATION NOT TO EXCEED ONE THOUSAND DOLLARS AND NO/CENTS ($1,000.00)

53. LESSOR AGREES TO GRANT TENANT AN EXCLUSIVE RIGHT TO DISCOUNT TELEPHONE PHONE SERVICES,WESTERN UNION SERVICES, RETAIL SALES AND ACTIVATION OF PAGERS AND CELLULAR TELEPHONES FOR THE ENTIRE DURAION OF THIS LEASE.

54. ADDITIONAL ADDRESS FOR LESSEE
        2300 CRENSHAW BLVD. SUITE 108, TORRANCE, CALIFORNIA 91207
        PHONE (310) 544-1657


LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE. SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.


IF THIS LEASE HAS BEEN FILLED IN IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.


LESSEE:                             LESSOR:

BAILEY ASSOCIATES INC.
FOR SPACE #C                        Broadway Trade Center


By: /s/ Elizabeth Hiromoto       By: /s/ Robert Crane
-------------------------       --------------------
Elizabeth Hiromoto               Robert Crane
President                            By Robert Crane, Receiver


Date 12 July 95                     Date July 21, 1995

EXHIBIT "A"

Exhibit "A" is a drawing of the location of the leased building (building C) in relation to adjacent buildings.

                         AGREEMENT OF GUARANTOR


I, the undersigned, acknowledge I have executed a written Guaranty ("the Guaranty") of the Lease dated July 10, 1995 between Robert Crane, Receiver and Bailey Associates Inc, and that I am the guarantor of such Lease; that the Guaranty remains in full force and effect; that I have read the foregoing Lease and understand its content; that I agree that each and every term of the Guaranty which I have signed shall be applicable to the obligations of the Lessee under this Lease; and I acknowledge that my agreement to be bound to the obligations of the Lessee under the terms of this Lease is a material inducement to the Lessor's execution of this Lease.


Guarantor

By
  ------------------
Guarantor


By: /s/ Elizabeth Hiromoto
--------------------------
    Elizabeth Hiromoto

Date 12, July 95
     ---------------


EXHIBIT 10.2  Standard Industrial/Commercial Multi-Tenant Lease

             STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-GROSS
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
                                 [LOGO]

1. 	Basic 	Provisions ("Basic Provisions")
	   1.1 	Parties: This Lease ("Lease"), dated for reference
purposes only,	November 1 - 1997 is made by and between Robert Crane,
Receiver undercourt order #BC106992 Superior court of Los Angeles Co. ("Lessor") and Bailey & Associates., a Delaware Corporation ("Lessee"), (collectively the "Parties," or individually a "Party").

   1.2(a) Promises: That certain portion of the Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 827 S. Broadway, Suite C, located in the City of Los Angeles, County of Los Angeles, state of
California, with zip code 90014, 	as outlined on Exhibit B attached
hereto ("Premises"). The "Building" is that certain building containing the Premises and generally described as (describe briefly the nature of the Building): ground floor portion of a larger commercial building at 801 S. Broadway

In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Central." (Also see Paragraph 2.)

   1.2(b) Parking:    N	one    unreserved vehicle parking spaces
("Unreserved Parking Spaces"); and    None   reserved vehicle parking spaces
("Reserved Parking Spaces"). (Also see Paragraph 2.6.)

   1.3    Term:   One (1)   years and   0   months ("Original Term")
commending    December 1, 1997    ("Commencement Date") and ending
November 30, 1998    ("Expiration Date").  (Also see Paragraph 3.)

   	1.4    	Early Possession:	    N/A    	("Early Possession
Date"). (Also see Paragraphs 3.2 and 3.3.)

   1.5	    Base Rent:  $ 1,250.00    	per month ("Base Rent"), payable on
the First (1st)  	day of each month commencing    December 1, 1997    	(Also
see Paragraph 4.)
[ ] If this box is checked, this Lease provides for the Base Rent to be
adjusted per Addendum    N/A    attached hereto.

   	1.6(a) Base Rent Paid Upon Execution: $ 0   as Base Rent for a period.

   1.6(b) Lessee's Share of Common Area Operating Expenses:    N/A
percent (   %)("Lessee's Share") as determined by
[ ] prorata square footage of the Premises as compared to the total square footage of the Building or [ ] other criteria as described in Addendum .

   1.7   Security Deposit: $   1,200.00*    ("Security Deposit"). (Also see
Paragraph 5.)  See also Paragraph 49.

   1.8   Permitted Use:   Exclusive discount telephone services, Western
Union services, and non-exclusive sales and activation of pagers and
cellular telephones.      ("Permitted Use")(Also see Paragraph 6.)

   1.9   	Insuring Party. Lessor is the "Insuring Party." (Also see
Paragraph 8.)

   1.10(a) Real Estate Brokers. The following real estate broker(s)
(collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):
[ ]                       	represents Lessor exclusively ("Lessor's Broker");
		[ ]                       represents Lessee exclusively
(Lessee's Broker"); or
[ ]  Grubb & Ellis Co.    	represents both Lessor and Lessee ("Dual Agency").
                          (Also see Paragraph 15.)

   1.10(b) Payment to Brokers. Upon the execution of this Lease by both Parties, Lessor shall pay to said Broker(s) jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Broker(s) (or in the event there is no separate written agreement between Lessor and said Broker(s), the sum of $ see invoice ) for brokerage services rendered by said Broker(s) in connection with this transaction.

   1.11	   Guarantor. The obligations of the Lessee under this Lease
are to be guaranteed by    Michele Hiromoto     ("Guarantor"). (Also see
Paragraph 37.)

   1.12  	Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs --- through ---, and Exhibits A through C, all of which constitute a part of this Lease.

2. Premises, Parking and Common Areas.

   2.1   	Letting. Lessor hereby leases to Lessee, and Lessee hereby
leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee's Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage is more or less.

   2.2   	Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

   2.3   	Compliance with Covenants, Restrictions and Building Code.
Lessor warrants that any improvements (other than those constructed by Lessee or at Lessee's direction) on or in the Premises which have been constructed or installed by Lessor or with Lessor's consent or at Lessor's direction shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Lessor further warrants to Lessee that Lessor has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises as of the Commencement Date. Said warranties shall not apply to any Alterations or Utility Installations (defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee given within six (6) months following the Commencement Date and setting forth with specificity the nature and extent of such non-compliance, take such action, at Lessor's expense, as may be reasonable or appropriate to rectify the non-compliance. Lessor makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4).

   2.4   	Acceptance of Premises. Lessee hereby acknowledges: (a) that it has been advised by the Broker(s) to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, "Applicable Laws") and the present and future suitability of the Premises for Lessee's intended use; (b) that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Lessee's occupancy of the Premises and/or the terms of this Lease; and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

   2.5   	Lessee as Prior Owner/Occupant. The warranties made by Lessor in this Paragraph 2 Shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.

*1,200.00,	 already on deposit per lease dated July 10, 1995 between
Lessee and Lessor.
                                                           Initials: /s/
R.C.
                                                                     /s/
M.H.
American Industrial Real Estate Association 1993    MULTI-TENANT - GROSS

   2.7   	Common Area - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and Interior utility raceways within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

   2.8   	Common Areas - Lessees Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms
Of any rules and regulations or restrictions governing the use of the industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any Such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. in the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be Immediately payable upon demand by Lessor.

   2.9   	Common Areas-Rules and Regulations. Lessor or Such other
person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center.

   2.10   	Common Areas-Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

         (a) 	To make changes to the Common Areas, including, without
limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

         (b) 	To close temporarily any of the Common Area for
maintenance purposes so long as reasonable access to the Premises remains available;

         (c) 	To designate other land outside the boundaries of the
industrial Center to be a part of the Common Areas;

         (d) Tb add additional buildings and improvements to the Common
Areas;

         (e) To use the Common Area while engaged in making additional improvements, repairs or alterations to the industrial Center, or any portion Thereof;

and

         (f) 	To do and perform such other acts and make such other
changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.	 Term.

   3. 	Term. The Commencement Date, Expiration Date and Original Term of this
Lease are as specified in Paragraph 1.3.

      3.2 	Early Possession. If an Early Possession Date is specified in
Paragraph 1.4 and if Lessee totally or partially occupies the Premises after the Early Possession Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy. All other terms of this Lease, however, (including but not limited to the obligations to pay Lessee's Share of Common Area Operating Expenses and to carry the insurance required by Paragraph 8) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

     3.3	 Delay In Possession. If for any reason Lessor cannot deliver possession of the Premises to Lessee by the Early Possession Date, if one is specified in Paragraph 1.4, or if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice In writing to Lessor within ten (10) days after the end of said sixty (60) day period, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the Original Term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to the period during which the Lessee would have otherwise enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4.	 Rent.

   4.1	   Base Rent. Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

                                                           Initials: /s/
R.C.
MULTI-TENANT - GROSS                                                 /s/
M.H.
American Industrial Real Estate Association 1993        - 2 -

5. 	Security Deposit. Lessee shall deposit with Lessor upon Lessee's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1). Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any Liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten
(10) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor as an addition to the Security Deposit so that the total amount of the Security Deposit shall at all times bear the same proportion to the then current Base Rent as the initial Security Deposit bears to the Initial Base Rent set forth in Paragraph 1.5. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Lessee under this Lease.

6.	 Use.

   6.1 	Permitted Use.
       (a) 	Lessee shall use and occupy the Premises only for the Permitted
Use set forth in Paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

      (b) 	Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees and subtenants of Lessee, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with uses by other lessees, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

   6.2 	Hazardous Substances.

       (a)	Reportable Uses Require Consent. The term "Hazardous Substance"
as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable
Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation
(and, at Lessor's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

       (b) 	Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

       (c)	Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee or by anyone under Lessee's control. Lessee's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

   6.3 	Lessee's Compliance with Requirements. Lessee shall, at
Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Lessee shall, within five
(5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

   6.4 Inspection; Compliance with Law. Lessor, Lessor's agents, employees, contractors and designated representatives, and the holders of any mort-gages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements (as defined in Paragraph 6.3), and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee's activities, including but not limited to Lessee's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

7. 	Maintenance, Repairs, Utility Installations, Trade Fixtures and
Alterations.

   7.1 	Lessee's Obligations.

       (a)	 Subject to the provisions of Paragraphs 2.2 (Condition), 2.3
(Compliance with Covenants, Restrictions and Building Code), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2 below. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair, including replacing light bulbs, and common cleaning of the Premises.

       (c) 	If Lessee fails to perform Lessee's obligations under this
Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, in accordance with Paragraph 13.2 below.

   7.2 	Lessor's Obligations. Subject to the provisions of Paragraphs
2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building
Code), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipe and hose (if located In the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke detection

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MULTI-TENANT - GROSS                                                 /s/
M.H.
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systems and equipment, fire hydrants. parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Building, Industrial Center or Common Areas in good order, condition and repair.

	   7,3 	Utility installations, Trade Fixtures, Alterations.

       (a) 	Definitions; Consent Required. The term "Utility Installations"
is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "'Trade
Fixtures" shall mean Lessee's machinery and equipment which can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures. "Lessee-Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Lessor's consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during the term of this Lease as extended does not exceed $2500.00.

       (b) 	Consent. Any Alterations or Utility installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities: (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may, (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $2,500.00 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

       (c) 	Lien Protection. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises.
If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

   7.4	 Ownership, Removal, Surrender, and Restoration.

       (a) 	Ownership. Subject to Lessor's right to require their removal and to cause Lessee to become the owner thereof as hereinafter provided in this
Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee-Owned Alterations and Utility installations. Unless otherwise instructed per Subparagraph 7.4(b) hereof, all Lessee-Owned Alterations and Utility installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

       (b)	 Removal. Unless otherwise agreed in writing, Lessor may
require that any or all Lessee-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that their Installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Lessor.

       (c)	 Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Lessee-Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8. Insurance; Indemnity.

   8.1	 Payment of Premium Increases.

       (a)	 As used herein, the term "Insurance Cost increase" is defined as any increase in the actual cost of the insurance applicable to the Building and required to be carried by Lessor pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), ("Required Insurance"), over and above the Base Premium, as hereinafter defined, calculated on an annual basis. "Insurance Cost Increase" shall include, but not be limited to, requirements of the holder of a mortgage or deed of trust covering the Premises, increased valuation of the Premises, and/or a general premium rate increase. The Term "Insurance
Cost Increase" shall not, however, include any premium increases resulting from the nature of the occupancy of any other lessee of the Building. If the parties insert a dollar amount in Paragraph 1.9, such amount shall be considered the "Base Premium." If a dollar amount has not been inserted in Paragraph 1.9 and if the Building has been previously occupied during the twelve (12) month period immediately preceding the Commencement Date, the "Base Premium" shall be the annual premium applicable to Such twelve (12) month period. If the Building was not fully occupied during such twelve (12) month period, the "Base Premium" shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the Commencement
Date, assuming the most nominal use possible of the Building. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $1,000,000 procured under Paragraph 8.2(b).

       (b) 	Lessee shall pay any Insurance Cost Increase to Lessor pursuant to Paragraph 4.2. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

   8.2 Liability Insurance.

       (a) 	Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an Additional insured-Managers or Lessors of Prenes" endorsement and contain the "Amendment of the Pollution Exclusion" endorsement for damage caused by heat, smoke or fumes from a hostile fire.
The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "Insured contract" for the performance of Lessee's Indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

       (b)	 Carried by Lessor. Lessor shall also maintain liability
insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

   8.3 	Property Insurance-Building, improvements and Rental Value.

       (a) 	Building and improvements. Lessor shall obtain and keep in
force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to any Lender(s), insuring against loss or damage to the Premises. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cast. Lessee-Owned Alterations and Utility Installations. Trade Fixtures and Lessee's personal property shall be insured by Lessee pursuant to Paragraph 8.4. If the coverage is available and commercially appropriate, Lessor's policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender or included in the Base Premium), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

       (b) 	Rental Value. Lessor shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender(s), insuring the loss of the full rental and other charges payable by all lessees of the Building to Lessor for one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, if any, otherwise payable, for the next 12-month period. Common Area Operating Expenses shall include any deductible amount in the event of such loss.

       (c) 	Adjacent Premises. Lessee shall pay for any increase in the
premiums for the property insurance of the Building and for the Common Areas or other buildings in the Industrial Center if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

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MULTI-TENANT - GROSS                                                 /s/
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       (d) Lessee's improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee-Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

   8.4 Lessee's Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Trade Fixtures and Lessee-Owned Alterations and Utility installations in, on, or about the Premises similar in coverage to that carried by Lessor as the insuring Party under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage with a deductible not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property and the restoration of Trade Fixtures and Lessee-Owned Alterations and Utility Installations. Upon request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force.

   8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender, as set forth in the most current issue of "Best's Insurance Guide." Lessee Shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. Lessee shall cause to be delivered to Lessor, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Paragraph 8.2(a) and 8.4. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "Insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.

   8.6 	Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

   8.7 	Indemnity. Except for Lessor's negligence and/or breach of
express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

   8.8 	Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9. 	Damage or Destruction.

   9.1	 Definitions.

       (a) 	"Premises Partial Damage" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility installations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined in Paragraph 9.1(d)) of the Premises (excluding Lessee-Owned Alterations and Utility installations and Trade Fixtures) immediately prior to such damage or destruction.

       (b)	 "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility installations the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Premises
(excluding Lessee-Owned Alterations and Utility installations and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction to the Building, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building, the cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost (excluding Lessee-Owned Alterations and Utility installations and Trade Fixtures of any lessees of the Building) of the Building shall, at the option of Lessor, be deemed to be Premises Total Destruction.

       (c) 	"insured Loss" shall mean damage or destruction to the
Premises, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

       (d)	 "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

       (e) 	"Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

   9.2 	Premises Partial Damage-Insured Loss. If Premises Partial
Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. In the event, however, that there is a shortage of insurance proceeds and such shortage is due to the fact that, by reason of the unique nature of the improvements in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period. Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

   9.3 	Partial Damage-Uninsured Loss. If Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (In which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect), Lessor may at Lessor's option, either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty
(30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

   9.4 	Total Destruction. Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 9.7.

   9.5 	Damage Near End of Term. If at any time during the last six (6)
months of the term of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by (a) exercising such option, and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of
(i) the date which is ten (10) days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

   9.6 	Abatement of Rent; Lessee's Remedies.

       (a) 	In the event of (i) Premises Partial Damage or (ii) Hazardous
Substance Condition for which Lessee is not legally responsible, the Base Rent, Common Area Operating Expenses and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not in excess of proceeds from insurance required to be carried under Paragraph 8.3(b). Except for abatement of Base Rent, Common Area Operating Expenses and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

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       (b) 	If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty
(30) days after the receipt of such notice, this Lease shall continue in full force and effect.
"Commence" as used in this Paragraph 9.6 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

   9.7 	Hazardous Substance Conditions. If a Hazardous Substance
Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(c) and Paragraph
13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000 whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the excess costs of (a) investigation and remediation of such Hazardous Substance Condition to the extent required by Applicable Requirements, over
(b) an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following said commitment by Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible after the required funds are available, if Lessee does not give such notice and provide the required funds or assurance thereof within the time period specified above, this Lease shall terminate as of the date specified in Lessor's notice termination.

   9.8 	Termination-Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor and so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

   9.9 Waiver of Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10. Real Property Taxes.

   10.1	 Payment of Taxes. Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2(a), applicable to the Industrial Center, and except as otherwise provided in Paragraph 10.3, any increases in such amounts over the Base Real Property Taxes shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

   10.2 	Real Property Tax Definitions.

       (a) 	As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Industrial Center or any portion thereof. Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Industrial Center or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

       (b)	 As used herein, the term "Base Real Property Taxes" shall be the amount of Real Property Taxes, which are assessed against the Premises, Building or Common Areas in the calendar year during which the Lease is executed. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

   10.3 	Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

   10.4 	Joint Assessment. If the Building is not separately assessed,
Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

   10.5 	Lessee's Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the industrial Center. When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. 	Utilities. Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

12. Assignment and Subletting.

   12.1 	Lessor's Consent Required.

        (a) 	Lessee shall not voluntarily or by operation of law assign,
transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

       (b) 	A change in the control of Lessee shall constitute an
assignment requiring Lessor's consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

       (c) 	The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of full execution and delivery of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "Net Worth of Lessee" for purposes of this Lease shall be the net worth of Lessee (excluding any Guarantors) established under generally accepted accounting principles consistently applied.

       (d) 	An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1, or a non-curable
Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a non-curable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days' written notice ("Lessor's Notice"), increase the monthly Base Rent for the Premises to the greater of the then fair market rental value of the Premises, as reasonably determined by Lessor, or one hundred ten percent (110%) of the Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair ,market value as reasonably determined by Lessor (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition) or one hundred ten percent (110%) of the price previously in effect, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base Index be determined with, reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new rental bears to the Base Rent in effect immediately prior to the adjustment specified in Lessor's Notice.

       (e) 	Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

   12.2 	Terms and Conditions Applicable to Assignment and Subletting.

       (a) 	Regardless of Lessor's consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease. (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

       (b) 	Lessor may accept any rent or performance of Lessee's
obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

       (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee. However, Lessor may consent to subsequent sublettings and assignment of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

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       (d) 	In the event of any Default or Breach of Lessee's obligation under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any-one else responsible for the performance of the Lessee's obligations under this Lease, including any sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

       (e) 	Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 or ten percent (10%) of the monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

       (f) 	Any assignee of, or sublessee under, this Lease shall, by
reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

       (g) 	The occurrence of a transaction described in Paragraph 12.2(o)
shall give Leasor the right (but not the obligation) to require that the Security Deposit be increased by an amount equal to six (6) times the then monthly Base Rent, and Lessor may make the actual receipt by Lessor of the Security Deposit increase a condition to Lessor's consent to such transaction.

       (h) Lessor, as a condition to give its consent to any assignment or subletting, may require that the amount and adjustment schedule of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment schedule for property similar to the Premises as then constituted, as determined by Lessor.

   12.3 	Additional Terms and Conditions Applicable to Subletting. The
following terms and conditions shall apply to any subletting by Lessee of all or any pert of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

       (a) 	Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublease for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such Sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

       (b) 	In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sub-lessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

       (c) 	Any matter or thing requiring the consent of the sublessor
under a sublease shall also require the consent of Lessor herein.

       (d) 	No sublessee under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessor's prior written consent

       (e) 	Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. 	Default; Breach; Remedies.

   13.1 	Default; Breach. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said default. A
"Default" by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" by Lessee is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

       (a) 	The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

       (b) 	Except as expressly otherwise provided in this Lease, the
failure by Lessee to make any payment of Base Rent, Lessee's Share of Common Area Operating Expenses, or any other monetary payment required to be made by Lessee hereunder as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.

       (c) 	Except as expressly otherwise provided in this Lease, the
failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Requirements per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

       (d) 	A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty
(30) day period and thereafter diligently prosecutes such cure to completion.

       (e) 	The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S. Code
Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60)
days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

       (f) 	The discovery by Lessor that any financial statement of Lessee or of any Guarantor, given to Lessor by Lessee or any Guarantor, was materially false.

       (g) 	If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurances of security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

   13.2 	Remedies. If Lessee falls to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expanses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its own option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee (as defined in Paragraph 13.1), with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

       (a) 	Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (III) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course' of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to In provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the dis-count rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus the percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall
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ceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraph 13.1(b), (C) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 1 3.1(b), (c) or (d). In such case, the applicable grace period under the unlawful detainer statue shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

       (b) 	Continue the Lease and Lessee's right to possession in effect
(in California under California Civil Code Section 1951.4) after Lessee's Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessor and Lessee agree that the limitations on assignment and subletting in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under this Lease, shall not constitute a termination of the Lessee's right to possession.

       (c) 	Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

       (d) 	The expiration or termination of this Lease and/or the
termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

   13.3 	Inducement Recapture In Event of Breach. Any agreement by
Lessor for free or abates rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach (as defined in Paragraph 13.1) of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor, as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph 13.3 shall not be deemed a waiver by Lessor of the provisions of this Paragraph 13.3 unless specifically so stated in writing by Lessor at the time of such acceptance.

   13.4	 Late Charges. Lessee hereby acknowledges that late payment by
Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

   13.5 	Breach by Lessor. Lessor shall not be deemed in breach of this
Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes at this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by any Lender(s) whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed;
provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. 	Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Lessee's parking, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease In accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above Lessee's Share of the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15. Brokers' Fees.

   15.1 	Procuring Cause. The Broker(s) named in Paragraph 1.10 is/are the procuring cause of this Lease.

   15.2 	Additional Terms. Unless Lessor and Broker(s) have otherwise agreed in writing, Lessor agrees that: (a) If Lessee exercises any Option (as defined in Paragraph 39.1) granted under this Lease or any Option subsequently granted, or (b) if Lessee acquires any rights to the Premises or other premises in which Lessor has an interest, or (c) if Lessee remains in possession of the Premises with the consent of Lessor after the expiration of the term of this Lease after having failed to exercise an Option, or (d) if said Brokers are the procuring cause of any other lease or sale entered into between the Parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, or (e) it Base Rent is increased, whether by agreement or operation of an escalation clause herein, then as to any of said transactions, Lessor shall pay said Broker(s) a fee in accordance with the schedule of said Broker(s) in effect at the time of the execution of this Lease.

   15.3 	Assumption of Obligations. Any buyer or transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Each Broker shall be an intended third party beneficiary of the provisions of Paragraph 1.10 and of this Paragraph 15 to the extent of its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

   15.4 	Representations and Warranties. Lessee and Lessor each
represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named in Paragraph 1.10(a) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

16. Tenancy and Financial Statements.

   16.1 	Tenancy Statement. Each Party (as "Responding Party") shall
within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the then most current "Tenancy Statement" form published by the American Industrial Real Estate
Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

   16.2 	Financial Statement. If Lessor desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15.3, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest on Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 13.4.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. 	Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. 	No Prior or other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. Each Broker shall be an intended third party beneficiary of the provisions of this Paragraph 22.


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MULTI-TENANT - GROSS                                                 /s/
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23. Notices.

    23.1  	Notice Requirements. All notices required or permitted by this
Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mall or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph
23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time, to time hereafter designate by written notice, to Lessee.

    23.2  	Date of Notice. Any notice sent by registered or certified
mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24. 	Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof. Lessor's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to In writing by Lessor at or before the time of deposit of such payment.

25. 	Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. 	No Right To Holdover. Lessee has no right to retain possession of the
Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Lessee holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to two hundred percent (200%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Lessor to any holding over by Lessee.

27. 	Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29.	 Binding Effect; Choice of Law. This Lease shall be binding upon the
Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. 	Subordination; Attornment; Non-Disturbance.

    30.1 	Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed at trust, or other hypothecation or security device (collectively " Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default pursuant to Paragraph 13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereat to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

    30.2 	Attornment. Subject to the non-disturbance provisions of
Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not:
(i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or
(iii) be bound by prepayment of more than one month's rent.

    30.3 	Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attains to the record owner of the Premises.

    30.4 	Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attainment and/or non-disturbance agreement as is provided for herein.

31. Attorneys' Fees. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. Lessor shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach. Broker(s) shall be intended third party beneficiaries of this Paragraph 31.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. 	Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee shall not place any sign upon the exterior of the Premises or the Building, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business so long as such signs are in a location designated by Lessor and comply with Applicable Requirements and the signage criteria established for the Industrial Center by Lessor. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof of the Building, and the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Lessee's business:
Lessor shall be entitled to all revenues from such advertising signs.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such Interest.

36. 	Consents.

      (a)	Except for Paragraph 33 hereof (Auctions) or as otherwise
provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. In addition to the deposit described in Paragraph 12.2(e), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

      (b) 	All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.	Guarantor.

    37.1 Form of Guaranty. If there are to be any Guarantor's of this Lease per Paragraph 1.11, the form of the guaranty to be executed by each such Guarantor shall be in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this lease, including but not limited to the obligation to provide the Tenancy Statement and information required in Paragraph 16.

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MULTI-TENANT - GROSS                                                 /s/
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    37.2	 Additional Obligations of Guarantor. It shall constitute a
Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give: (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38. 	Quiet Possession. Upon payment by Lessee of the rent for the Premises and the performance of all of the covenants, conditional and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.	Options.

    39.1 	Definition. As used in this Lease, the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

    39.2 	Options Personal to Original Lessee. Each Option granted to
Lessee in this Lease is personal to the original Lessee named In Paragraph
1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

    39.3 	Multiple Options. In the event that Lessee has any multiple
Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

    39.4	 Effect of Default on Options.

      (a) 	Lessee shall have no right to exercise an Option,
notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during the twelve (12) month period immediately preceding the exercise of the Option, whether or not the Defaults are cured.

      (b) 	The period of time within which an Option may be exercised
shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a)

      (c) 	All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. Rules and Regulations. Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations ("Rules and Regulations") which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees.

41.	 Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility race-ways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. 	Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. 	Offer. Preparation of this Lease by either Lessor or Lessee or
Lessor's agent or Lessee's agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. 	Multiple parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.


49. 	Security Deposit. Notwithstanding anything to the contrary contained herein, any security deposit or other deposit not paid to Robert Crane, Receiver, and over which Robert Crane, Receiver has no control shall not be the obligation of Robert Crane, Receiver.

50. Tenant's acceptance of Premises. Lessee is presently in possession of the Premises and accepts same for said extended term in present condition as of the date hereof.

51. 	Landlord's Right to Relocate. Lessor shall have the right to relocate the Premises to another part of the Building in accordance with the following:

    1)	 The physical relocation of the Premises shall be accomplished by the
Lessor at Lessor's cost. All incidental costs incurred by Lessee as a result of the relocation shall be paid by Lessor in a sum not to exceed Five
Hundred Dollars ($500.00).

    2) 	Lessor shall give Lessee at least Thirty (30) days notice of
Lessor's intention to relocate the Premises. Minimum Base Rent payable under this Lease shall be abated during the period Lessee is forced to close for business to accommodate such relocation, for a period not to exceed fifteen
(15) days.

    3) 	The new Premises shall be substantially the same in nature as the Premises described, although the square footage need not be identical as long as the same services can reasonable be provided from the new Premises. The Minimum Base Rent for the relocated Premises shall be at the market rate for that space, but not to exceed the rent then being paid for the original leased Premises.




                                                           Initials: /s/
R.C.
MULTI-TENANT - GROSS                                                 /s/
M.H.
American Industrial Real Estate Association 1993        - 10 -

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED. THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY'S REVIEW AND APPROVAL, FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY FOR THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE IF THE SUBJECT PROPERTY IS IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.


The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.


Executed at: Irvine, CA	                 Executed at:  Los Angeles, CA

	on: 12.2.97                             on:  5 Nov 97

By LESSOR: Robert Crane, Receiver       By LESSEE: Bailey Associates, Inc.
under court	 order#BC106992 Superior               a Delaware Corporation
Court of Los Angeles	 County

By: /s/ Robert Crane                    By:  /s/ Michelle Hiromoto
Name Printed: Robert Crane              Name Printed: Michele Hiromoto
Title: Receiver                         Title:
By:                                     By:
Name Printed:                           Name Printed:
Title:                                  Title:
Address: 2201 DuPont Dr., Suite 850     Address: 827 S. Broadway
         Irving, Ca 92715                        	Los Angeles, CA 90014
Telephone:(714) 261-7007                Telephone: (213) 489-2123
Facsimile:(714) 261-8703                Facsimile: (213) 489-9931

BROKER: Grubb & Ellis Co.               BROKER: Grubb & Ellis Co.

Executed at: Los Angeles, CA            Executed at: Los Angeles, CA

On:                                     on:

By:                                     By:

Name Printed: Kurt Strassman            Name Printed: Kurt Strassman
Title: Senior Vice President/District   Title: Senior Vice
President/District
       Mgr.                                    Mgr.
Address: 1000 Wilshire Blvd.,           Address: 1000 Wilshire Blvd.,
         Suite 200                               Suite 200
         Los Angeles, CA 90017                   Los Angeles, CA 90017
Telephone:(213) 622-9595                Telephone:(213) 622-9595
	Facsimile:(213) 488-0819                Facsimile:(213) 488-0819

NOTE: 	These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE
ASSOCIATION, 700 South Flower Street, Suite 600, Los Angeles, CA 90017.
(213) 687-8777.

                                                           Initials: /s/
R.C.
MULTI-TENANT - GROSS                                                 /s/
M.H.
American Industrial Real Estate Association 1993        - 11 -

                                 EXHIBIT 'B'

                                  SITE PLAN
                              PREMISES SUITE "C"
                            BROADWAY TRADE CENTER

                                 EXHIBIT 'A'


                            RULES AND REGULATIONS


General Rules

1.    	Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2.	    Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Premises Project And Its Occupants.

3.	    Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Premises.

4.    	Lessee shall not keep animals or birds within the Premises, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5.    	Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6.    	Lessee shall not alter any lock or install new or additional locks or bolts.

7.    	Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

8.	    Lessee shall not deface the walls, partitions or other surfaces of the Premises.

9.    	Lessee shall not suffer or permit any thing in or around the Premises or building that causes excessive vibration or floor loading in any part of the Premises.

10.   	Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor, Lessee shall be responsible for any damage to the Premises and the building arising from any such activity.

11.   	Lessee shall not employ any service or contractor for services or work to be performed in the building, except as approved by Lessor.

12.   	Lessor reserves the right to close and lock the building on Saturdays,
Sundays and legal holidays, and on other days between the hours of 7:00 P.M. and 7:00 A.M. of the following day. If Lessee uses the Premises during such periods, Lessee shall be responsible for securely locking any doors it may have opened for entry.

13.   	Lessee shall return all keys at the termination's of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

14.   	No window coverings, shades or awnings shall be installed or used by
Lessee.

15.   	No Lessee, employee or invitee shall go upon the roof of the building.

16.   	Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as no-smoking areas.

17.	   Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

18.   	Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor's written consent.

19.   	The Premises shall not be used for lodging or manufacturing, cooking or food preparation.

20.   	Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

21.   	Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

22.   	Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

23.   	Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Office Building Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

By:   	LESSEE

/s/ Michelle Hiromoto
---------------------

Date: 11/5/98
      -------


\btc\g&erule.doc

                                Grubb & Ellis
              CALIFORNIA SALE/LEASE AMERICANS WITH DISABILITIES ACT
                      AND HAZARDOUS MATERIALS DISCLOSURE

PROPERTY: 	830 S. HILL STREET, SUIITE C, LOS ANGELES, CA 90014

The Americans With Disabilities Act is intended to make many business establishments equally accessible to persons with a variety of disabilities; modifications to real property may be required. State and local laws also may mandate changes. The real estate brokers in this transaction are not qualified to advise you as to what, if any, changes may be required now, or in the future. Owners and tenants should consult the attorneys and qualified design professionals of their choice for information regarding these matters. Real estate brokers cannot determine which attorneys or design professionals have the appropriate expertise in this area.

Various construction materials may contain items that have been or may in the future be determined to be hazardous (toxic) or undesirable and may need to be specifically treated/handled or removed. For example, some transformers and other electrical components contain PCBs and asbestos has been used in components such as fire-proofing, heating and cooling systems, air duct insulation, spray-on and tile acoustical materials, linoleum, floor tiles, roofing, dry wall and plaster. Due to prior or current uses of the Property or in the area, the Property may have hazardous or undesirable metals (including lead-based paint), minerals, chemicals, hydrocarbons, or biological or radioactive items (including electric and magnetic fields) in soils, water, building components, above or below-ground containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or otherwise be released. Real estate agents have no expertise in the detection or correction of hazardous or undesirable items. Expert inspections are necessary. Current or future laws may require clean up by past, present and/or future owners and/or operators. It is the responsibility of the Seller/Lessor and Buyer/Tenant to retain qualified experts to detect and correct such matters and to consult with legal counsel of their choice to determine what provisions, if any, they may include in transaction documents regarding the Property.

Sellers/Lessors are required under California Health and Safety Code Section 25915 et seq. to disclose reports and surveys regarding asbestos to certain persons, including their employees, contractors, co-owners, purchasers and tenants. Buyers/Tenants have similar disclosure obligations. Sellers/Lessors and Buyers/Tenants have additional hazardous materials disclosure responsibilities to each other under California Health and Safety Code
Section 25359.7 and other California laws. Consult your attorney regarding this matter, and make proper disclosures. Grubb & Ellis Company is not qualified to assist you in this matter or provide you with other legal or tax advice.

Sale, lease, and other transactions can have local, state and federal tax consequences for the Seller/Lessor and/or Buyer/Tenant. In the event of a sale, Internal Revenue Code Section 1445 requires that all Buyers of an interest in any real property located in the United States must withhold and pay over to the Internal Revenue Service (IRS) an amount equal to ten percent (10%) of the gross sales price within ten (10) days of the date of the sale unless the Buyer can adequately establish that the Seller was not a foreigner, generally by having the Seller sign a Non-Foreign Seller Certificate. Note that depending upon the structure of the transaction, the tax withholding liability could exceed the net cash proceeds to be paid to the Seller at closing. California poses an additional withholding requirement equal to three and one-third percent (3 1/3%) of the gross sales price not only on foreign Sellers but also out-of-state Sellers and Sellers leaving the state if the sale price exceeds $100,000. Generally, withholding is required if the sales proceeds are disbursed outside of California, if the last known address of the Seller is outside of California or if a financial intermediary is used. Consult your tax and legal advisor. Real estate brokers are not qualified to give legal or tax advice or to determine whether any person is properly qualified to provide legal or tax advice.


LESSOR: Robert Crane, Receiver under      LESSEE: Bailey & Associates, Inc.
        Court order #B106992 Superior             A Delaware Corp.
        Of Los Angeles Co.

By:    /s/ Robert Crane                   	By:   /s/ Michele Hiromoto
       Robert Crane                                     Michele Hiromoto

Co.:                                         Co.: Bailey & Associates, Inc.

Title: Receiver                            Title: President

Date:  12-2-97                              Date: 11/5/97


4elforms/42.doc (11/15/96)



mk\btc\hazard.doc

EXHIBIT 10.3  Amendment to Lease

                               AMENDMENT TO LEASE
                               ------------------

     This Amendment to Lease dated February 23, 1999 shall amend the Lease dated November 1, 1997, for space number C located at 827 S. Broadway, by and between Broadway Trade Center as successor to interest of lessor Robert Crane, Receiver under court order #BC106992, as Lessor, and Bailey & Associates, Inc., a Delaware Corporation as Lessee, concerning the Premises knows as Space C, consisting of 887 square feet, in the building located at 830 South Hill Street, Los Angeles, California 90014 is hereby amended as follows:

     It is mutually agreed by the Lessor and Lessee that effective March 1, 1999:

1.	Term: The Term of Lease shall be amended to expire on February 28,
     2004.
2.   Rent: The Rent as described in paragraph 1.5 of the Lease shall be as follows:
     March 1, 1999 to February 28, 2000                $1,600.00 per month
     March 1, 2000 to February 28, 2001                $1,700.00 per month
     March 1, 2001 to February 28, 2002                $1,800.00 per month
     March 1, 2002 to February 28, 2003                $1,900.00 per month
     March 1, 2003 to February 28, 2004                $2,000.00 per month
3. Permitted Use: The Permitted Use as described in paragraph 1.8 of the Lease shall be deleted in its entirety and the following shall be inserted in its place:
     "Permitted Use:    Non-exclusive discount telephone service, non-
exclusive Western Union Service, and non-exclusive sales and activation of pagers and cellular phones."
4.   Guarantor:   The guarantee by Michelle Hiromoto is hereby reaffirmed.

     Except as modified hereby, said Lease shall remain in full force and effect, and is hereby ratified and confirmed.

     The parties have duly executed this Amendment to Lease the date set forth under their respective signatures.

Lessor:                                   Lessee:

Broadway Trade Center                     Bailey Associated, Inc.

By:                                       /s/ Michelle Hiromoto  24 FEB 99
    -------------------------------       ---------------------------------
    Shahram Afshani         Date          Michelle Hiromoto, President Date
    Property Manager
                                          Guarantor:
                                          /s/ Michelle Hiromoto  24 FEB 99
                                          ---------------------------------
                                          Michelle Hiromoto            Date


EXHIBIT 10.4  Consulting Agreement

MAS Financial Corp.

17 N. Governor St. St.                                  Tel: (812) 425-1050
Evansville, IN 47711                                    Fax: (812) 425-1051

Consulting Agreement

This agreement is entered into on this 11th day of December, 2000 by and between MAS Financial Corp. (hereinafter referred to as "MAS"), and Ms. Michele Hiromoto dba Telecom Communications of America, their heirs, designees or assignees, (hereinafter referred to as "Client"), and is made with reference to the following recitations:

Whereas, MAS has skills and expertise in the fields of business consulting, due diligence, mergers and acquisitions, and public and private offering structuring and transactions, and,

Whereas, for the purpose of advancing the business plans of Client, Client wishes to contract for the control stock of an acquisition company from MAS, and,

Whereas MAS owns or controls the control stock of a public shell corporation (hereinafter referred to as "Acquisition" company, a corporation organized under the laws of the State of Indiana, having those classes and numbers of shares as more fully set forth on the company information sheet attached hereto and made a part hereof by reference. MAS has control of Acquisition company and is prepared to transfer the control block. Now, therefore, the parties hereto hereby agree and covenant as follows:

(1) MAS agrees to take certain actions, and undertake certain obligations for the orderly transfer of the control block of stock of Acquisition company (90% of the total shares outstanding):

?	Name Change and New Stock Certificates
?	Unaudited financial statements brought forward to most recent period.
?	Change of officers and directors and resignation of present board.
?	Assist Client in the preparation of SB-2 registration statement.
?	15C211 prepared and filed with NASD.
?	Deliver control block shares.
?	Obtain CUSIP number.
?	Obtain a stock symbol for trading on the OTC Bulletin Board.
?	Furnish Market Maker.
?	Any other document or act needed to make an orderly transfer of control.

All expenses incurred by the Acquisition company, after the transfer of control by MAS to the Client, shall be the responsibility of the Acquisition company.

(2) Any offer or sale of securities in connection with this Agreement is made by each broker-dealer respectively.

(3) At closing, which shall take place at a time and place mutually agreeable to the parties hereto, MAS shall deliver to Client or its designee the following:

(a) Certificates representing the shares being sold hereunder; containing the following legend:

"The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "Restricted Securities" as the term is defined in Rule 144 under the Act. The Common Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or exemption, the availability of which is to be established to the satisfaction of the Corporation."

(b) Necessary consents, if any, from the state of domicile of the Acquisition company;

(c) 	All corporate books, records, and documents, stock books, ledgers, minute books, articles and by-laws of the Acquisition company;

(d) Shareholder list of the Acquisition company;

(e) Resignations of all present officers and directors, effective as of the closing date;

(4) MAS represents and warrants the following:

(a) that the Acquisition company is a corporation duly organized and existing under the laws of the State of Indiana, unless otherwise noted;

(b) that the Acquisition company will use its best efforts to preserve its business organization intact.

(c) that the Acquisition company will not enter into any contract, commitment or transaction, or declare, set aside or pay any dividend, or make any distribution in respect of its capital stock, or waive any obligation or liability, or compromise any claim, or cancel any note, loan or other obligation owed to it, without the consent of Client.

(5) MAS represents and warrants the following prior to closing:

(a) That MAS will not cause any amendment to be made in the Articles of Incorporation or By-Laws of the Acquisition company, nor issue or cause to be issued any additional shares of capital stock; nor issue or cause to be issued any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock may be directly or indirectly authorized, issued or transferred nor will either agree to do any of the acts listed above.

(6) Client represents and warrants the following prior to closing:

(a) 	That Client is solely responsibly for the decision to by acquired by the
Acquisition company,

(b) 	That the Client to be acquired by the Acquisition company which is the subject of this agreement shall be suitable in all respects for such merger,

(7) The parties shall at all times keep each other's information, sources, trade secrets, processes, and confidential information strictly confidential.

(8) MAS is not rendering legal advise to Client. Each party is responsible for all of it's own professional, legal, accounting, Broker-Dealer, and consulting fees as they may apply to each party.

(9) Should Client terminate this transaction for any reason other than the malfeasance or nonperformance of MAS prior to the acquisition of the Acquisition company, all monies paid to MAS up until that point shall be retained by MAS as liquidated damages. The parties agree to the reasonableness of these liquidated damages. All documents and work product prepared for or on behalf of Client by MAS up until that point shall become the property of Client.

(10) MAS warrants that the Acquisition company being transferred shall be transferred with no liabilities and little or no assets, and shall defend and hold Client and the Acquisition company harmless against any action by any third party against either of them arising out of, or as a consequence of, any act or omission of MAS or the Acquisition company prior to, or during the closing contemplated by this contract of sale. MAS reserves the right, if necessary, to substitute another Acquisition company acceptable to Client of like worth.

(11) All of the representations and warranties contained within this contract of sale, whether made by Client, MAS, or MAS on behalf of the Acquisition company, will be true and correct on the closing date as if made on that date.

(12) At any time prior to the closing, Client and their counsel, accountants and other agents shall have full access during normal business hours to all properties, books, accounts, records, contracts and documents relating to the Acquisition company.

(13) This agreement shall be governed by the laws of the State of Indiana. The parties agree to the jurisdiction of the Courts of the State of Indiana and the United States District Court for the Southern District of Indiana as the forums for the resolution of any legal disputes between the parties. Client agrees to pay court costs, attorney fees in a reasonable amount, and interest on any unpaid balances at the judgment rate then in effect in the State of Indiana should it become necessary for MAS to engage in legal action to recover any portion of the purchase price or any other fees from Client.

(14) If any bona fide action or proceeding shall be pending against any party on the closing date that could result in an unfavorable judgment, decree or order that would prevent or make unlawful the performance of this agreement, or if any agency of the federal or of any state government shall have objected to it on or before the closing date to this transaction, or if any prospectus contemplated with respect to the issuance and sale of shares by Buyers shall have been disapproved by any federal or state regulatory agency, either party may cancel and terminate this agreement without liability to the other. All representations and warranties of the parties shall expire and terminate and be extinguished by the closing, and consummation of the closing shall be conclusive proof that each party is fully satisfied with the facts constituting the basis of the representations and warranties of the other party and with the performance of their obligations hereunder. This paragraph shall not affect any obligation of any party under this contract that is permitted to be performed in whole or in part after the closing.

(15) Neither party may assign this agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. However, MAS may requires up to 180 days to perform due diligence on any assignee of Client, and may reject any assignee not qualified by MAS.

(16) This documents contains the entire agreement between the parties hereto. No oral or other representation or warranty has been given to Client by MAS, and this agreement controls over any and all oral representations made by any party to this transaction. This agreement may only be modified by a writing, signed by the parties.

(17) Each party agrees to execute all of the documents and do all of the things necessary to effectuate the purpose of this agreement, without delay or limitations.

Accepted and Agreed:                Accepted and Agreed:

/s/ Aaron Tsai                      /s/ Michele Hiromoto
------------------------------      -----------------------------------------
MAS Financial Corp. 		   By: Ms. Michele Hiromoto, Sole Proprietor
By: Mr. Aaron Tsai, President       dba Telecom Communications of America

Mailing Address:

MAS Financial Corp.                 Ms. Michele Hiromoto, Sole Proprietor
17 N. Governor St.                  dba Telecom Communications of America
Evansville, IN 47711                827 S. Broadway
                                    Los Angeles, CA  90014
EXHIBIT 10.5  Inter-Tel.net Network Agreement

                         INTER-TEL.NET NETWORK AGREEMENT

This Agreement is made and entered into this --- day of  ---, --- between:
--------------------   ------------------------
(hereinafter referred to as "Customer") and Inter-Tel.net, Inc., a Nevada corporation with offices at 120 N. 44th Street, Suite 200, Phoenix, Arizona, 85034-1822, U.S.A. ("Inter-Tel").

Whereas, Inter-Tel has established a network which enables telecommunications over Internet Protocol ("IP") data networks, ("Inter-Tel.net") with Inter-Tel.net software, hardware and related components, and

Whereas Customer desires to interconnect into Inter-Tel.net with its own network for the provision of services to the general public; and

Whereas, both parties desire to reduce to writing their agreement for the interconnection of each party's Servers into the Network.

Now, therefore, in consideration of the mutual covenants hereunder, the parties hereto agree as follows:

1.0  APPOINTMENT AS INTER-TEL.NET PROVIDER
     Inter-Tel hereby authorizes the Customer to interconnect with the Inter-Tel.net network enabling the customer to transmit IP data network traffic; subject to the terms and provisions of this Agreement.

1.2  DEFINITIONS

     1.2.1 Agreement - "Agreement" shall mean this Network Agreement, including the attached Schedules.

     1.2.2 Confidential Information - "Confidential Information" shall mean information belonging to either party and delivered to the other Party which is deemed proprietary and confidential and belonging to the Party delivering the Confidential Information. In the event confidential information is required to be disclosed pursuant to a court order is required by any governmental authority or agency, prompt written notice of such order or requirement shall be given to the disclosing party and the receiving party shall fully cooperate with the disclosing party, using its best efforts to maintain the confidentiality of the information, including but not limited to, seeking protective orders from the court or governmental authority.

     1.2.3 Customer Network - "Customer Network" shall mean the IP data network constructed, owned and/or operated by Customer.

     1.2.4 Inter-Tel.net - "Inter-Tel.net" shall mean the Internet Protocol
(IP) data network constructed, owned, and operated by Inter-Tel.net, Inc.

     1.2.5 Local Exchange Carrier - Company certified to provide public switched telephone network (PSTN) services. Both incumbent and the emerging competitive LECs are included.

     1.2.6 NPA/NXX NPA refers to the area code and NPA/NXX refers to the area code and prefix (the first six (6) digits) in the long distance dialing sequence.

     1.2.7 Planned Service Outage - "Planned Service Outage" shall mean any Service Outage caused by scheduled maintenance or planned enhancements or upgrades to the Network.

     1.2.8 Point-Of-Presence - (POP), - The physical location where the Inter-Tel.net Network interfaces with the customer or a local access vendor.

     1.2.9 Public Switched Telephone Network - The public network operated by common carriers for switched telephone services.

     1.2.10 Regional He - I Operative Companies (RBOCs) - The regional operating companies formed at divestiture from AT&T, to provide local access to the public,

     1.2.11 Service Interconnection Date The later of the date requested in the Service request by Customer or the date that Service has been installed and tested by Customer use.

     1.2.12 Service Outage - Shall mean a degradation in Service well below the industry standards, occurring in Inter-Tel.net's network, excluding: (i) Planned Service Outages; or, (ii) periods of degradation due to causes beyond the reasonable control of Inter-Tel.net.

     1.2.13 Service Re-quest - Shall mean an order for Service transmitted to Inter-Tel.net via facsimile, online, or mail. Service requests will be remitted in accordance with Inter-Tel,net order format.

2.0  FEES
     Both parties acknowledge and agree for the payment of fees by the party incurring same including origination, termination, settlement and other provider fees as set forth on Schedule A attached hereto and made, a part hereof for all purposes. Customer agrees that Inter-Tel shall have the right to amend the fees set forth on Schedule A with thirty (30) day's notice.

3.0  SERVICE
     3.1 Network Coverage - Inter-Tel.net shall add to or delete from network coverage, NPA's or NPAs/NXXs and/or other usage designations, at its sole discretion. Data may be passed by Inter-Tel.net for termination through Inter-Tel.net, or through the network of the Local Exchange Carrier ("LEC(s)") serving the area in which the data is to be terminated, or through long distance carriers.

     3.2 Prices, Volume and Term Discounts, Service Availability - Usage, recurring charges, volume discounts, installation and change order charges, minimum. use commitments, and service availability for such Services are listed oil Schedule A.

     3.3 Operations Support - Customer agrees to provide seven (7) day, twenty-four (24) hours a day support for their network.

4.0  FORMAT
     All data passed between the parties shall be 'in format compatible with and approved in advance by Inter-Tel.

5.0  UPDATED USAGE ESTIMATES
     Customer shall provide monthly updates, 30 days in advance in the format which will include usage estimates or information which may impact established trends in usage patterns. Customer acknowledges and agrees that any significant increases in usage not forecasted by the Customer may jeopardize the ability of Inter-Tel.net to meet the demand.

6.0  NETWORK BLOCKING CAPABILITY
     Based on the Customer submitted estimates of monthly minutes of use and busy hour minutes of capacity measurements for each terminating location, Inter-Tel shall have reasonable blocking ability for excess usage above maximums, or at its discretion. switch out the excess minutes over the PSTN at the agreed prices in Schedule A. Customer shall have responsibility to provide an updated usage. forecast with each Service Request.

7.0  NETWORK MANAGEMENT CONTROLS
     When call volumes increase substantially and facility augments cannot be accommodated in a timely manner, Inter-Tel.net may invoke network management controls to reduce the probability of excessive network congestion. Substantial call volume increases are changes which exceed the recorded busy day, busy hour minutes of capacity for the preceding 60 day, seasonally adjusted period. For new Service Requests, the estimated busy day, busy hour minutes will be the basis for identifying substantial call volumes.

8.0  NETWORK CONNECTION

     8.1 All connections to Inter-Tel.net are made through dedicated data connections between the Customer POP and Inter-Tel.net with sufficient bandwidth to insure call quality. All facilities will be designed using standard usage engineering principles.

     8.2 in order to insure call quality, the end to end turnaround time as measured by the industry standard ping should not exceed 100 milliseconds.

     8.3 Customer agrees that all Vocal'Net servers shall be covered under "a software maintenance agreement with Inter-Tel to insure that all updates, upgrades and maintenance are consistent with Inter-Tel.net standards.

9.0  INSTALLATION, SUPPORT AND MAINTENANCE OF SERVERS

     Unless otherwise contracted with Inter-Tel, Customer agrees that it shall be responsible for the installation, support and maintenance of all customer owned Servers and related products including, but not limited to, the fees and rental charges for collocation space and provision of dedicated lines and circuits necessary for the interconnection of the Customer network and related equipment and services into Inter-Tel.net up to and including the interface interconnection point. Customer further acknowledges appointment of Inter-Tel as agent as set forth on Schedule B, to obtain for Customer any dedicated line services as are agreed by the parties to be necessary for the installation. support and maintenance of the Customer's Servers with the Network,

     9.1 Service Outage - In the event a service outage occurs within Inter-Tel.net. Inter-Tel shall act promptly to repair the outage. Customer shall be relieved of minimum purchase requirements in a pro-rata fashion determined by the length of the service outage. In the event a service outage occurs within the Customer Network, customer shall act promptly to repair the outage.

     9.2 Planned Service Outage - Customer shall, when practical, be notified at least five (5) days in advance of any Planned Service Outage.

10.0 USAGE MEASUREMENT

     10.1 Start of Usage Measurement -For all originating usage, measurement will commence when Inter-Tel.net sends the first supervisory signal, and answer supervision is received by Inter-Tel.net from the terminating end user, indicating that the termination end user has answered.

     10.2 Termination Of Usage Measurement - For all terminating usage, measurement will end when Inter-Tel.net receives disconnect supervision from the terminating end LEC switch and when the appropriate IP call control release messages is received or sent by Inter-Tel.net.

11.0 TERM AND TERMINATION

     This agreement shall be in effect for a period of one (1) year from the date hereof, and shall continue automatically for one year periods thereafter unless and until terminated by either party giving the other not less than sixty (60) days written notice before the expiration date, In the event of a breach of contract, this agreement shall be terminated by ten
(10) days written notice by one party to the other and failure to cure a breach of any provision of this Agreement by such party: or in the event either party ceases to function as a going business, becomes insolvent, commits an act of bankruptcy, is adjudged a bankrupt, makes a general assignment for the benefit of creditors, or if a receiver is appointed for all or substantially all of its property. At the termination of any service or of this Agreement, the Parties will, within five (5) business days, disconnect the interconnection circuit(s) provided between the parties.

12.0 PAYMENT AND REVIEW PROCESS
     12.1 Payment Due Date - Customer agrees to pay all charges as set forth on Schedule A.

     12.2 Disputes - Customer shall have 60 days from invoice date to dispute any Charges in writing. Written disputes should be addressed to the Vice President, Finance and sent by registered mail or courier (such as Federal Express or United Parcel Service). All charges, whether or not disputed in writing, and received by the due date, are considered payable. The Parties shall provide one another with reasonably requested information for invoice validation including, but not limited to, the number of minutes of use.

     12.3 Review Process - Inter-Tel.net will review any amounts disputed in writing within (30) business days after receipt of the written dispute. If Inter-Tel.net determines that the Customer was billed in error, a credit for the amount billed incorrectly will appear or the next invoice, If the Customer does not agree with Inter-Tel.net's assessment, both -parties agree to resolution through binding arbitration within thirty (30) days of Inter-Tel.net's determination that the bill was issued properly

     12.4 Arbitration - Notwithstanding anything to the contrary herein, any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration a' a mutually agreed upon location in Phoenix, Arizona; provided, however. that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association, in force at the time of any such dispute, by a panel of three (3) arbitrators, one (1) selected by Inter-Tel.net, one (1) selected by Customer, and the third (3rd) selected by the other two (2) arbitrators. Each party shall pay its own expenses associated with such arbitration, including the expenses of any arbitrator selected by such party and 50% of the expenses of the third arbitrator. The decision of the arbitrators, based upon written findings of fact and conclusions of law, shall be binding upon the parties; and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. In no event shall the arbitrators be authorized to grant any punitive, incidental or consequential damages of any nature or kind whatsoever.

     12.5 Suspension of Service - If customer does not make payment, Inter-Tel.net may suspend or cancel Service and terminate this Agreement after Inter-Tel.net has given Customer written notice and ten (10) days to cure the nonpayment.

     12.6 Monthly Purchase Minimums - Customer agrees to pay the greater of actual usage, or minimum usage which is computed by multiplying the total estimated usage times the billing rate for such usage on Schedule A.

     12.7 Billing Increments - Billing increments will be as set forth on Schedule A.

13.0 EQUIPMENT AND INSTALLATION

     13.1 Intel-Tel.net shall provide, maintain, repair, operate and control the. Inter-Tel.net owned facilities necessary for service up to the interconnection point where the Customer network interfaces with Inter-Tel.net,

     13.2 'Neither Party shall adjust, align, or attempt to repair, the other Party's equipment except as expressly agreed to in advance in writing by the other Party. 'Neither Party's equipment shall be removed or relocated by the other Party.

14.0 WARRANTIES AND NETWORK STANDARDS

     14.1 Each party represents and warrants to the other Party that it has the right to provide the service specified herein, and that it is an entity, duly organized, validly existing and in good standing under the laws of its origin, with all requisite power to enter into and perform its obligations under this Agreement in accordance with its terms.

     14.2 Inter-Tel.net represents and warrants to Customer that all service rendered by it hereunder shall be designed, produced, installed, furnished and in all aspects provided and maintained in conformance and compliance with applicable federal, state and local laws, administrative and regulatory requirements and any other authorities having jurisdiction over the subject matter of this Agreement that were in effect at the time of such design.

     14.3 Inter-Tel represents and warrants to Customer that it shall at all times, comply with then current industry standards. The parties agree that if any party, in its sole reasonable discretion, determines that an emergency action is necessary to protect its own Network, the party may block any signals being transmitted over its Network by the other party whose signals do not meet the specifications included herein. The parties further agree that none of their respective obligations to one another under this Agreement shall be affected by any such blockage except that the party affected by such blockage shall be relieved of all obligations to make payments for charges relating to such service only during the period of time of such blockage and that no party shall have any obligation to the other party for any claim, judgment or liability resulting from such blockage.

     14.4 THERE ARE NO AGREEMENTS, WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, EXCEPT THOSE EXPRESSLY SET FORTH HEREIN.

15.0 WARRANTY AND INDEMNIFICATION BY CUSTOMER.
     Customer warrants and agrees that all equipment owned and operated by Customer and interconnected with Inter-Tel.net shall be compatible with Inter-tel.net and in compliance with any specific standards that may be additionally set forth on Schedule A. Customer further agrees to be responsible for any upgrades or enhancements necessary For its network to remain compatible with the Inter-Tel.net Network. Customer further warrants and agrees, that if Inter-Tel terminates usage over the network- of Customer, that Customer will install and maintain all I of Customer's network in accordance with industry standards for IP network usage in order to insure the quality of transmission usage equal to that of Inter-Tel.net.

16.0 CONFIDENTIAL OBLIGATION

     16.1 Neither party hereto shall disclose any confidential information ("Confidential Information") received from the other party nor use such information for purposes other than performance of this Agreement without getting prior written consent from the other party. The Confidential Information shall be the information (i) disclosed in writing and marked "Confidential", and (ii) if disclosed verbally, shall be confirmed in writing within seven (7) days following such disclosure, and (iii) any information contained in this Agreement and Schedules.

     16.2 The following information shall not be regarded as the Confidential
           Information:
     (i) information which, at the time of disclosure hereunder. was or thereafter becomes in the public domain through no willfulness or misconduct of the recipient;
     (ii) information which, prior to disclosure hereunder, was already in the recipient's possession either without limitation on disclosure
           to others or subsequently becoming free of such limitation-,
     (iii) information obtained by the recipient from a third party having an independent right to disclose this information; or
     (iv)  information which is independently developed by the recipient.

     16.3 Information shall not be deemed confidential in the following cases: the information was previously known to the receiving party free of any obligation to keep it confidential at the time of its disclosures by the disclosing party; the information is or became publicly known through no wrongful act of the disclosing party; the information is rightfully received by the receiving party from a third party having no direct or indirect and/or confidential obligation to the disclosing party with respect to such information; the information is disclosed by the disclosing party to the public, or the information is independently developed by an employee, agent or contractor of the receiving party.

17.0 INDEMNITIES
     Each Party agrees to indemnify, defend and hold harmless the other Party from and against; (i) claims for libel, slander, infringement of copyright or unauthorized use of trademark, trade name-, or service mark arising out of the indemnifying Party's use or provision of Service; (ii) claims for patent infringement arising from the use of the facilities or equipment supplied by the indemnifying Party's combining or connecting facilities to use Inter-Tel.net; (iii) claims of third parties for damages and/or personal injuries arising out of the negligence or willful act or omission of the indemnifying Party or its agents, servants, employees, contractors representatives; and (iv) claims of third parties. including patrons or Customers of the indemnifying Party, arising out of, resulting from, or related to the indemnifying Party's resale or attempted resale of the Service(s) under this Agreement.

18.0 SURVIVAL CLAUSES

     The provisions of Paragraph 15, 16, and 17 shall -survive the termination or expiration of this Agreement.

19.0 DEFAULT

     19.1 A Party shall be deemed in default of this Agreement upon the occurrence of any one or more of the following events: (i) the filing of bankruptcy or making a general assignment for the benefit of creditors which is not dismissed or set aside within sixty (60) days of filing, (ii) a Party violates any applicable laws, statutes, ordinances, codes or other legal requirements with respect to the Service and such violation(s) are not remedied within ten (10) business days after written notice thereof, or
(iii) a Party fails to perform its obligations under this Agreement and such nonperformance is not remedied within ten (10) days in the case of payment obligations and otherwise within thirty (30) days after notice thereof.

     19.2 Inter-Tel shall grant customer thirty (30) days after any written notice of default herein required other than payment obligations, to cure any default. Should Customer fail to cure the default within the time, Inter-Tel shall be entitled to suspend Service and/or terminate this Agreement. Should Inter-Tel terminate this Agreement due to default by Customer, all amounts owned Inter-Tel shall become immediately due and payable.

     19.3 A party shall be deemed to be in default if, without thirty (30) days written notice, any act or failure to act by the party with respect to its network causes or allows to be caused a cessation of operations of that network in such a manner that the other Party can-not terminate usage over the defaulting party's network for a period in excess of twelve (12) hours. In such event, the defaulting party ,shall be responsible for the non defaulting party's losses to the extent necessary to terminate such usage over any other viable transmission means for said thirty day period.

20.0 AMENDMENT
     No amendment of this Agreement shall bind either party hereto unless reduced to writing and signed by authorized representatives of the respective parties.

21.0 LIMITATION OF LIABILITY
     NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, OR TO ANY OTHER ENTITY OR INDIVIDUAL, FOR INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS OR REVENUES, REGARDLESS 01, THE FORESEEABILITY THEREOF.

     Customer acknowledges and agrees that any product; hardware or software may or may not have been approved for sale or use in foreign countries. The Customer agrees that any use or resale of the product into a foreign country could require regulatory approval of such country. Customer accepts full responsibility for complying with any and all of such requirements or regulations for such product(s) prior to distribution or use. Customer further agrees to indemnify and hold harmless Inter-Tel from and against all claims, liability, damages and expenses arising from any failure of Customer to obtain required approvals and/or to comply with any and all such regulations prior to distribution or use in a foreign country,

22.0 ENTIRE AGREEMENT
     This Agreement embodies the entire agreement and understanding between the parties hereto relative to the subject matter hereof and there are no understandings, agreements, conditions or representations, oral or written, expressed or implied, with reference to the subject matter hereof that are not merged herein or superseded hereby.

23.0 JURISDICTION AND VENUE
     This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona. Should a dispute occur between the parties hereto arising out of or in relation to implementation of this Agreement, the parties hereto agree that venue of the dispute shall be in Maricopa County, Arizona and that substantive and personal jurisdiction shall exist over the parties by virtue of the fact that payments are due in Phoenix, Arizona.

24.0 FORCE MAJEURE
     Except as to the payment of monies pursuant to this Agreement, each party to this Agreement shall be excused from performance hereunder for any Period of time and to tile extent that it is prevented from performing any of its obligations pursuant hereto, in whole or in part, as a result of delays caused by the other party or by an act of God, fire, explosion. transportation contingencies, unusually severe weather, quarantine, restriction, epidemic, natural catastrophe, war, civil disturbance, acts of the government of the United States or of any State or governmental agency or official thereof, court order, labor dispute or shortage, third-party nonperformance, or other cause, events or circumstances beyond its reasonable control, and such nonperformance shall not be a default under this Agreement nor a ground for termination of this Agreement as long as the excused party makes reasonable efforts to remedy, if and to the extent reasonably possible, the cause for such nonperformance.

25.0 TAXES
     Each Party shall be fully responsible for the payment of any and all ad valorem, property franchise, gross receipts, excise, access, bypass, sales or other local, state or federal taxes or charges applicable to property owned by it and for taxes on its net income. Customer agrees to any sales, use, gross receipts. excise, access, bypass or other local, state and federal taxes or charges applicable to the provisioning or sale of the. Service provided by Inter-Tel,net. Any taxes to be paid by Customer shall be separately stated on the invoice. Prices shall not include any taxes for which Customer has furnished a valid exemption certificate

26.0 REGULATIONS
     Each Party represents that it is not aware of any facts that would justify a complaint to the Federal Communications Commission or any state regulatory authority concerning the prices, terms or conditions of the transactions contemplated by this Agreement. The Parties also agree that in the event a decision by a telecommunications regulatory authority A the federal, state, or local level necessitates modifications in this Agreement, the Parties will negotiate in good faith to modify this Agreement in light of such decision.

27.0 MISCELLANEOUS

     27.1 This Agreement does not appoint either Party as the agent or legal representative of the other Party and does not create a partnership or joint venture between Customer and Inter-Tel.net. Neither Party shall have any authority to make any agreement for or bind the other Party in any manner Whatsoever except as set forth on Schedule B. This Agreement confers no rights of any kind upon any third party.

     27.2 The failure of either Party to give notice of default or to enforce or insist upon compliance with any of the terms of conditions of this Agreement shall not be considered the waiver of any other term or condition, or of future compliance of the terms of this Agreement,

     27.3 If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts or provisions of this Agreement.

     27.4 Inter-Tel.net may terminate this Agreement without liability if;
(i) the facilities used to provide Service are taken by exercise of condemnation or eminent domain; or (ii) the Inter-Tel.net facilities shall, in Inter-Tel. net's reasonable judgment, be made inoperable and beyond economically or technologically feasible repair.

     27.5 Acceptance of this Agreement is contingent upon signature by a representative of Inter-Tel duly authorized to execute this Agreement.

     27.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and when taken together shall constitute one document.

     27.7 In the event that suit is brought and an attorney is retained by either Party to enforce the terms of this Agreement or to collect any money as due. hereunder or to collect any money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, the reimbursement for reasonable attorney's fees, court costs, costs of investigations and other related expenses incurred in connection therewith.

     27.8 The parties agree not to disclose any of the items and conditions of this Agreement without the express written consent of the other party, except as may be required by law or governmental rule or regulations. or to establish either party's rights under this Agreement, provided, however, that if one party seeks to disclose for reasons not requiring the other party's consent, that party will limit the disclosure to the extent required, will allow the other party to review the information disclosed and will apply where available, for confidentiality, protective orders and the like. Any review under this paragraph will not be construed to make the reviewing party responsible for the content of any disclosure,

28.0 ASSIGNMENT
     The Customer may not assign this Agreement without the prior written consent of Inter- which shall not be reasonably withheld. Any such assignment of this Agreement by Customer without consent shall be null and void.

29.0 NOTICES
     Notices under this Agreement shall be in writing and delivered by certified mail, return receipt requested, to the persons whose names and business addresses appear below and such notice shall be effective on the date of receipt, or refusal of delivery, by the receiving Party.

If so Inter-Tel.net (except billing disputes)
Attention:    President
              INTER-TEL.NET
              120 North 44th Street
              Suite #200
              Phoenix, AZ 85034-1822

Billing Disputes:

Attention:    Vice President, Finance
              INTER-TEL.NET
              120 N. 44th Street
              Suite #200
              Phoenix, AZ 85034-1822

              If to Customer:

              ----------------------

              ----------------------

              ----------------------

Service Request or Modifications or Cancellations:
              Attention: Director, Customer Service
              INTER-TEL.NET
              120 N. 44th Street
              Suite #200
              Phoenix, AZ  85034-1822

30.0 FINAL AGREEMENT
     This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements or understanding related to the Services described herein, and no representation, promise, inducement or statement of intention has been made by either party, which is not. embodied herein. Inter-Tel shall not be bound by any agent's or employee's representations, promises or inducements not set forth herein,

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duty authorized representatives on the day and year first above written

INTER-TEL.NET, INC.                        TELECOM COMMUNICATIONS OF AMERICA
                                           ---------------------------------
                                                        Customer

By:      Craig Steen or Ross McAlpine      By:     Michele Hiromoto
         ----------------------------              -------------------------
Signed:                                    Signed: /s/ Michele Hiromoto

Its:     VP of Sales or President          Its:
         ----------------------------              -------------------------

Date:                                      Date:       4/27/99
         ----------------------------              -------------------------

EXHIBIT 10.6  Memorandum of Understanding

Memorandum of Understanding for the Interconnection and Settlement between Welltel Network, Inc. and Inter-Tel.net, Inc.

November 18, 1998

This Memorandum of Understanding (MOU) contains the plans, terms and conditions under which Telecom Communications of America (CUSTOMER) and Inter-Tel.net, Inc. (ITN) will provide for the testing of the interconnection of their IP Telephony Networks.

1. Interconnection

By DEC 1998, CUSTOMER's servers in --- (xx servers), --- (xx servers) and --
- (xx servers) will be programmed to route calls to ITN's servers in Phoenix, Los Angeles, San Jose, Reno, Chicago and New York and Washington DC. ITN's servers may be programmed to route calls to CUSTOMER's servers, provided voice quality is at an acceptable level.The necessary information for interconnection will be provided to each party on a data sheet that schedules the POP (Point of Presence), server number, IP address, server name, Vocoder, dialing rule, destination priority, test call number and termination rate. The datasheets will be provided in a timely manner prior to testing. The Service Provider ID numbers for CUSTOMER and ITN will be entered into each other CAS (Call Accounting System).

Beginning on about DEC 4, 98, test calls will be made on each network to the numbers set forth on the data sheets. The test period will be from DEC to JAN 1999.

Provided testing between CUSTOMER's and ITN's networks is acceptable to both parties, commercial traffic will begin, once a full network agreement has been executed by both parties. Such Network Agreement will be provided by ITN prior to the end of the test period.

2. Termination Rates

Calls from CUSTOMER to Inter-Tel.net

Calls terminating on established IT.net POPs (see       USD $0.045 per
minute
Exhibit -- For Listing of area codes -

Calls terminating on additional continental US area     USD $0.045 per
minute
Codes -

Area codes where ITN will not terminate calls (800, 877, 900, 888) * potentially other pay service area codes

Alaska and Hawaii                                       $0.080 per minute

Canada                                                  $0.130 per minute

Other int'l destinations                                Per Schedule

Billing increments - one minute, such that on a per call basis, a call duration of 15 seconds = 1 billing minute, a call duration of 1 minute 15 seconds = 2 billing minutes

Calls from ITN to CUSTOMER

Calls terminating on established CUSTOMER POP's (see    $ -- per minute
Exhibit - for listing of destinations)
Calls terminating on additional locations               To be determined

Billing increments - one minute, such that on a per call basis, a call duration of 15 seconds = 1 billing minute, a call duration of 1 minute 15 seconds = 2 billing minutes

3. Exchange of Call Detail Records

ITN will allow CUSTOMER to have access to its account information via ITN's web page on a continuous basis. Access is through www.inter-tel.net and CUSTOMER's SPID (Service Provider Identification) account number. This access can be limited by password a CUSTOMER's discretion. In addition to viewing call detail on the web site, ITN will provide to CUSTOMER a listing of all call detail records for the test period via e-mail in an ascii format file no later than 10 days after the end of each calendar month period. Within 10 days from the end of the test period, ITN will provide to CUSTOMER a final test file for review. CUSTOMER shall provide to ITN the appropriate e-mail address for the call detail information prior to the beginning of the test. The contact for this test file information is Tak Hiromoto.

4. Billing and Payment for inter-network calls

Invoicing

ITN will setup a test account for CUSTOMER prior to --. This test account will be credited for the amount of $200.00 (USD) by ITN. Usage originating on the CUSTOMER's servers and terminating on ITN's network will be subtracted from CUSTOMER's test account using the pricing information listed in section 4 of this document. Testing between CUSTOMER's and ITN's networks will cease on --. Or when the CUSTOMER's test account is at $0.00, which ever comes first. At that point, a full network agreement will need to be executed by both parties before additional traffic can be exchanged between networks. Additional billing questions can be directed towards:

ITN Invoicing contact -       Inter-Tel.net
                              9475 Double R Blved.
                              Suite 15
                              Reno, NV  89511

                              Attn:  John Abbott

                              John_abbott@inter-tel.com

CUSTOMER Invoicing contact -  Tak Hiromoto
----------------------------------------------------------------------------
Payments

Since CUSTOMER's test account will be setup as a prepaid account and paid for by ITN, no payment will be required under this MOU.

----------------------------------------------------------------------------
Agreed and Accepted:
                                                Inter-Tel.net, Incorporated

/s/ Michele Hiromoto
-------------------------                       ----------------------------
President                                        Ross McAlpine, President

EXHIBIT 23.2  Consent of Independent Certified Public Accountants


                           ROBERT G. ERCEK, CPA
                       1756 West Ave. J-12 #107
                  Lancaster, CA  93534  (661)-726-9448

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the use of this Registration Statement on Form SB-2 of my report dated November 14, 2001 relating to the comparative financial statements of Telecom Communications of America as of September 30, 1999 & 2000.


Date:  November 14, 2001                          /s/ Robert G. Ercek
Lancaster, California                            --------------------
                                                 Robert G. Ercek
                                                 Certified Public Accountant

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                           ROBERT G. ERCEK, CPA
                       1756 West Ave. J-12 Ste 107
                  Lancaster, CA  93534  (661)-726-9448

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use of this Registration Statement on Form SB-2 of my Review Report dated November 14, 2001 relating to the comparative financial statements of Telecom Communications of America and Telecom Communications, Inc., as of June 30, 2000 & 2001 respectively. A review consists principally of inquiries of Company personnel and analytical review procedures applied to the financial data. It is substantially less in scope than an audit performed in accordance with Generally Accepted Auditing Standards, the objective of which, is to express an opinion regarding the financial statements taken as a whole.


Date:  November 14, 2001                        /s/ Robert G. Ercek
Lancaster, California                            --------------------
                                                 Robert G. Ercek
                                                 Certified Public Accountant

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